Exhibit 10.25

“CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.”

Execution Version

345 PAS HOLDING LLC,

Landlord,

TO

PROTARA THERAPEUTICS INC.,

Tenant

LEASE

Premises at:

345 Park Avenue South

New York, New York

i

ARTICLE 10 USE		35

10.1	PERMITTED USE	35
10.2	ADDITIONAL PERMITTED USES	35
10.3	RESTRICTIONS	36
10.4	PROHIBITED USES	36
10.5	LICENSES AND PERMITS	38
10.6	HAZARDOUS SUBSTANCES	38
10.7	OPERATIONS AND MAINTENANCE PROGRAMS	39
10.8	FITNESS CENTER	39
10.9	PANTRIES	40
10.10	WET INSTALLATIONS	40

ARTICLE 11 TENANT’S INDEMNITY AND INSURANCE		40

11.1	TENANT’S INDEMNITY	40
11.2	TENANT’S RISK	42
11.3	TENANT’S COMMERCIAL GENERAL LIABILITY INSURANCE	42
11.4	TENANT’S PROPERTY INSURANCE	43
11.5	TENANT’S OTHER INSURANCE	43
11.6	REQUIREMENTS FOR INSURANCE	44
11.7	ADDITIONAL INSUREDS	44
11.8	CERTIFICATES OF INSURANCE	45
11.9	SUBTENANTS AND OTHER OCCUPANTS	45
11.10	NO VIOLATION OF BUILDING POLICIES	45
11.11	TENANT TO PAY PREMIUM INCREASES	45
11.12	WAIVER OF SUBROGATION	46
11.13	ALTERATIONS	46
11.14	LANDLORD INDEMNITY	46

ARTICLE 12 FIRE, CASUALTY OR TAKING		47

12.1	RIGHT TO TERMINATE LEASE	47
12.2	RESTORATION OF THE PREMISES	48
12.3	PAYMENT OF RENT FOLLOWING CASUALTY	48
12.4	UNINSURED CASUALTY	49
12.5	LANDLORD NOT TO INSURE LEASEHOLD IMPROVEMENTS OR TENANT’S PROPERTY	49
12.6	EMINENT DOMAIN – COMPLETE OR SUBSTANTIAL TAKING	49
12.7	EMINENT DOMAIN – PARTIAL TAKING	50
12.8	LANDLORD TO RECEIVE ENTIRE AWARD	50

ARTICLE 13 ASSIGNMENT, SUBLETTING, MORTGAGING		51

13.1	LANDLORD’S CONSENT REQUIRED	51
13.2	OFFER NOTICE	53
13.3	LANDLORD’S RIGHT TO UNDERLET	54
13.4	LANDLORD’S RIGHT TO TERMINATE	56
13.5	ADDITIONAL CONDITIONS	56
13.6	LANDLORD MAY COLLECT RENT FROM SUBTENANT OR ASSIGNEE	58
13.7	ASSUMPTION OF LEASE	59
13.8	TENANT’S INDEMNIFICATION	59
13.9	TIME LIMITATION; AMENDMENTS	59
13.10	ADDITIONAL RENT DUE UPON ASSIGNMENT OR SUBLETTING	59
13.11	LIABILITY NOT DISCHARGED	60
13.12	EFFECT OF LISTING OF NAMES	60
13.13	GOOD REPUTATION	60

ARTICLE 14 NO LIABILITY OR REPRESENTATIONS BY LANDLORD; FORCE MAJEURE		61

14.1	NO LIABILITY	61

14.2	NO REPRESENTATIONS BY LANDLORD	62
14.3	FORCE MAJEURE	62

ARTICLE 15 ENTRY, RIGHT TO CHANGE PUBLIC PORTIONS OF THE BUILDING		62

15.1	LANDLORD’S RIGHT OF ENTRY	62
15.2	LANDLORD’S RIGHT TO CHANGE ENTRIES, ETC.	64
15.3	EXCAVATION	64

ARTICLE 16 ELECTRICITY		64

16.1	TENANT TO PURCHASE ELECTRICITY	64
16.2	LANDLORD NOT LIABLE	65
16.3	TENANT NOT TO OVERLOAD CIRCUITS	65
16.4	TENANT NOT TO EXCEED CAPACITY; LIGHT BULBS	65

ARTICLE 17 SUBORDINATION; ASSIGNMENT OF RENTS		65

17.1	SUBORDINATION TO MORTGAGES, ETC.	65
17.2	RIGHTS OF MORTGAGEES, ETC.	67
17.3	MODIFICATIONS REQUIRED BY LENDERS	67
17.4	ASSIGNMENT OF LEASE TO MORTGAGEE, ETC.	67
17.5	SUBORDINATION OF MORTGAGE, ETC., TO LEASE	68

ARTICLE 18 CERTAIN ADDITIONAL TENANT COVENANTS		68

ARTICLE 19 TENANT’S DEFAULT; LANDLORD’S REMEDIES		69

19.1	TENANT’S DEFAULT	69
19.2	TERMINATION	72
19.3	RE-ENTRY; CONTINUED LIABILITY; RELETTING	73
19.4	LIQUIDATED DAMAGES	74
19.5	RIGHTS IN THE EVENT OF TENANT’S BANKRUPTCY	74
19.6	WAIVER OF REDEMPTION, ETC.	74
19.7	ADDITIONAL RIGHTS OF LANDLORD	75
19.8	LANDLORD’S DEFAULT	75
19.9	FEES AND EXPENSES	76

ARTICLE 20 MISCELLANEOUS		76

20.1	WAIVER	76
20.2	CONSENTS	77
20.3	QUIET ENJOYMENT	77
20.4	SURRENDER	78
20.5	BROKER	78
20.6	INVALIDITY OF PARTICULAR PROVISIONS	79
20.7	PROVISIONS BINDING, ETC	79
20.8	NO RECORDING	79
20.9	NOTICES	79
20.10	WHEN LEASE BECOMES BINDING	80
20.11	HEADINGS	80
20.12	SUSPENSION OF SERVICES	80
20.13	RULES AND REGULATIONS	81
20.14	DEVELOPMENT RIGHTS	82
20.15	ESTOPPEL CERTIFICATES	82
20.16	SELF-HELP	83
20.17	HOLDING OVER	83
20.18	RENT CONTROL	83
20.19	COUNTERPARTS	84
20.20	ENTIRE AGREEMENT	84
20.21	NO PARTNERSHIP	84

20.22	SECURITY DEPOSIT	84
20.23	FINANCIAL STATEMENTS	86
20.24	GOVERNING LAW, ETC.	86
20.25	CONDOMINIUM CONVERSION	87
20.26	CONFIDENTIALITY OF LEASE	87
20.27	OFAC	88
20.28	ELECTRONIC SIGNATURES	88
20.29	BUILDING NAME AND SIGNAGE	89
20.30	IDA PILOT PROGRAM	89
20.31	EMISSIONS	89
20.32	REGULATORY REQUIREMENTS.	90
20.33	LAB AREA AND LAB REQUIREMENTS	90
20.34	RIGHT OF FIRST OFFER.	92

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the “Building”) known as, and with an address at, 345 Park Avenue South, New York, New York 10010.

The parties to this instrument hereby agree with each other as follows:

ARTICLE 1

BASIC LEASE PROVISIONS AND ENUMERATION OF EXHIBITS

1.1 INTRODUCTION. The following sets forth the basic data and identifying Exhibits, elsewhere hereinafter referred to in this Lease, and, where appropriate, constitutes definitions of the terms hereinafter listed.

1.2 BASIC DATA.

Date:	December 1, 2020

Landlord:	345 PAS HOLDING LLC, a Delaware limited liability company

Present Mailing Address of Landlord:

c/o Deerfield Management Company, L.P.

780 Third Avenue

New York, New York 10017

Attn.: Karen Noy

with a copy to:

Vinson & Elkins LLP

The Grace Building

1114 Avenue of the Americas, 32nd Floor

New York, New York 10036

Attn: Adam M. Endick, Esq.

Landlord’s Construction Representative:

MLP Ventures

201 King of Prussia Road, Suite 501

Radnor, PA 19087

Attn: Joseph Kelly

with a copy to:

Campbell Rocco Law
2701 Renaissance Boulevard, 4th Floor

King of Prussia, Pennsylvania 19406

Attn: Joseph Rocco, Esq.

Tenant:	ProTara Therapeutics Inc., a Delaware corporation

Present Mailing Address of Tenant:	1 Little West 12th Street New York, New York 10014 Attn.: Blaine Davis, CFO with a copy to: Cooley LLP 55 Hudson Yards New York, New York 10001 Attn: Daniel A. Goldberger, Esq.

Commencement Date:	As defined in Section 3.1 hereof.

Rent Commencement Date:	The date which is one (1) month after the Commencement Date.

Rent Concession Period:	As defined in Section 5.5 hereof.

Initial Expiration Date:	As defined in Section 3.2 hereof.

Expiration Date:	As defined in Section 3.2 hereof.

Lease Term:	As defined in Section 3.1 hereof.

Lease Year:	A period of twelve (12) consecutive calendar months commencing on the Commencement Date and ending on the day preceding the first (1st) anniversary of the Commencement Date, and each succeeding period of twelve (12) consecutive calendar months thereafter during the Lease Term commencing on each anniversary of the Commencement Date and ending on the day preceding the next anniversary of the Commencement Date, except that the last Lease Year shall end on the Expiration Date or such earlier date upon which the Lease Term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law.

Building:	The building and other improvements erected on the Land known as and by the street number 345 Park Avenue South, New York, New York.

Premises:	That portion of the Building depicted in Exhibit B hereto.

Annual Fixed Rent:	From the Rent Commencement Date through the day preceding the fourth (4th) anniversary of the Rent Commencement Date, the sum of One Million One Hundred Seventeen Thousand Four Hundred Sixty-Eight and 00/100 Dollars ($1,117,468.00);

and from the fourth (4th) anniversary of the Rent Commencement Date through the Expiration Date, the sum of One Million Two Hundred Nineteen Thousand Nine Hundred Eighty-Eight and 00/100 Dollars ($1,219,988.00).

Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease, other than and in addition to Annual Fixed Rent.

Tenant’s Share:	[***]%.

GAAP:	United States generally accepted accounting principles consistently applied.

Security Deposit:	At all times, an amount equal to $[***] (subject to reduction as provided in Section 20.22).

Brokers:	CBRE, Inc.

Guarantor:	None.

1.3 ENUMERATION OF EXHIBITS. The following Exhibits are a part of this Lease, are incorporated herein by reference, attached hereto, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein.

Exhibit A	--	Description of the Land.

Exhibit B	--	Floor Plans of Premises.

Exhibit C	--	Work Letter.

Schedule C-1	--	Base Work.

Schedule C-2	--	Scheduled Tenant Changes

Schedule C-3	--	Test Fit

Exhibit D	--	Landlord’s Services.

Exhibit E	--	Rules and Regulations.

Exhibit F	--	Form of Letter of Credit.

Exhibit G	--	Form of Commencement Date Agreement.

Exhibit H	--	Rider to Tenant Lease Agreement.

Exhibit I	--	Form of Living Wage Agreement.

Exhibit J	--	HireNYC Requirements.

Schedule 6.1.4(c)	--	Agency Lease PILOT Payment Schedule.

1.4 OTHER DEFINITIONS. The following additional terms, wherever used in this Lease (unless the context requires otherwise), shall have the respective meanings specified in the Sections of this Lease set forth below after such Terms:

“AAA”	Section 3.4.3(b)
“Additional Insureds”	Section 11.7
“Additional Tenant Changes”	Exhibit C
“Affiliate”	Section 13.1
“Agency Lease”	Section 6.1
“Alterations”	Section 8.1
“Anticipated Delivery Date””	Section 3.1
“available for leasing”	Section 20.34(f)
“Base Taxes”	Section 6.1
“Base Work”	Exhibit C
“BID Surcharge”	Section 6.1
“Burn Down Amount”	Section 20.22
“Burn Down Conditions”	Section 20.22
“Burn Down Date”	Section 20.22
“Cash Deposit”	Section 20.22
“Conversion”	Section 20.25
“Change Cost”	Exhibit C
“Date of the taking”	Section 12.6
“Due date”	Section 5.4
“Electronic signature”	Section 20.28
“Event of Default”	Section 19.1
“Excess Operating Expenses”	Section 6.2
“Fair Market Rent”	Section 3.4.3(a)
“Fair Market Rent Proposal”	Section 3.4.3(b)
“Fitness Center”	Section 10.8
“Force Majeure”	Section 14.3
“Hazardous Substance”	Section 10.6
“Impositions”	Section 6.1

“Incoming Deliveries”	Schedule D-2
“Initiating Party”	Section 3.4.3(b)
“ISO”	Section 11.3
“Lab Area”	Section 7.4
“Lab Costs”	Section 7.4
“Lab Rules and Regulations”	Section 20.13
“Lab Systems”	Section 20.33
“Land”	Section 2.1
“Landlord Parties”	Section 11.1
“Landlord’s Statement”	Section 6.2.2
“Latent Defect”	Section 7.1
“Lease Interest Rate”	Section 5.4
“Leasehold Improvements”	Section 8.1
“Letter”	Section 20.22
“Letter of Credit”	Section 20.22
“Lien”	Section 8.4
“LW Agreement”	Section 20.30
“Non-Common Expenses”	Section 6.2
“Non-Common Services”	Section 6.2
“Non-Qualified Use”	Section 10.1
“notice”	Section 20.9; Exhibit C
“Messenger Center”	Schedule D-2
“Messenger Center Operating Hours”	Schedule D-2
“Mortgagee”	Section 17.1
“OFAC”	Section 20.27
“Offer Notice”	Section 13.2
“Offered Space”	Section 20.34
“Operating Days”	Exhibit D
“Operating Expense Statement Date”	Section 6.2
“Operating Expenses”	Section 6.2
“Operating Hours”	Exhibit D
“Operating Year”	Section 6.2
“Original Tenant”	Section 13.1
“Outside Date”	Section 3.1
“Outgoing Deliveries”	Schedule D-2
“Overlandlord”	Section 17.1
“Overtime Service”	Exhibit D
“Permitted Capital Expenditures”	Section 6.2
“PILOT”	Section 6.1
“PILOT Commencement Date”	Section 6.1
“PILOT Percentage”	Section 6.1
“PILOT Program”	Section 6.1
“PILOT Term”	Section 6.1
“Plans and Specifications”	Exhibit C
“Prohibited Person”	Section 20.27
“Projected Annual Savings”	Section 6.2

“Property”	Section 6.2
“Punchlist Items”	Exhibit C
“Qualified Arbitrator”	Section 3.4.3(b)
“Qualified Life Science Uses”	Section 10.1
“Regulated Medical Waste”	Section 20.33
“REIT”	Section 7.3
“Renewal Notice”	Section 3.4.1
“Renewal Term”	Section 3.4.1
“Renewal Term Commencement Date”	Section 3.4.1
“Renewal Term Expiration Date”	Section 3.4.1
“Renewal Option”	Section 3.4.1
“rent”	Section 5.3
“Replacement Letter”	Section 20.22
“Rider”	Section 20.30
“ROFO Conditions”	Section 20.34
“ROFO Election Notice”	Section 20.34
“ROFO Delivery Date”	Section 20.34
“ROFO Notice”	Section 20.34
“ROFO Offer”	Section 20.34
“ROFO Option”	Section 20.34
“Rules and Regulations”	Section 20.13
“Service Provider”	Section 7.3
“Scheduled Tenant Changes”	Exhibit C
“Space Occupant”	Section 13.1(e)
“Specialty Alterations”	Section 8.1
“Substantial Completion”	Exhibit C
“Taxes”	Section 6.1
“Tax Expenses”	Section 6.1
“Tax Year”	Section 6.1
“Tenant Changes”	Exhibit C
“Tenant Delay”	Exhibit C
“Tenant Parties”	Section 11.1
“Tenant Advertisement”	Exhibit E
“Tenant’s Architect”	Exhibit C
“Tenant’s Costs”	Exhibit C
“Tenant’s Property”	Section 8.6
“Tenant’s Share of BID”	Section 6.1
“Tenant’s Share of Impositions”	Section 6.1
“Tenant’s Share of PILOT”	Section 6.1
“Tenant’s Share of Taxes”	Section 6.1
“Tenant’s Tax Payment”	Section 6.1
“Tenant’s Termination Notice”	Section 3.1
“Tenant’s Work”	Exhibit C
“Test Fit”	Exhibit C
“Underlying Lease”	Section 17.1
“Untenantable”	Section 20.12
“Wet Installations”	Section 10.10
“Work”	Exhibit C
“Work Letter”	Exhibit C

ARTICLE 2

PREMISES

2.1 DEMISE – PREMISES. Landlord hereby demises and leases to Tenant, and Tenant hereby takes and hires from Landlord, a portion of the Building erected on the land (the “Land”) more particularly described in Exhibit A hereto, which portion of the Building (the “Premises”) is depicted in the floor plan(s) annexed hereto as Exhibit B, for the term hereinafter stated, for the rent hereinafter reserved and upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations contained in this Lease.

2.2 APPURTENANT RIGHTS AND RESERVATIONS.

(a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (i) the common lobbies, corridors, stairways and elevators of the Building, and (ii) if the Premises includes less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor.

(b) Landlord reserves the right from time to time: (i) to install, use, maintain, repair, replace and relocate, for service to the Premises and/or other parts of the Building, shafts, pipes, ducts, conduits, wires, risers and other facilities and appurtenant fixtures, in the Premises or in other parts of the Building, and (ii) to alter or relocate other common facilities, whether located in the Premises or in other parts of the Building; provided that, with respect to clauses (i) and (ii): (A) any replacements, substitutions or alterations are, in the reasonable opinion of Landlord, substantially equivalent to or better than then existing facilities, (B) installations, replacements and relocations shall be located so far as practicable in the central core area of the Building, above ceiling surfaces (if available and practicable), below floor surfaces, within perimeter walls of the Premises or otherwise in boxed enclosures, and (C) all such work within the Premises shall be performed at such times and in such manner, as to create the least practicable interference with Tenant’s use of the Premises (it being understood that the foregoing shall in no event obligate Landlord to do such work on an “overtime” basis). Tenant acknowledges that the Building is located in a residential district and certain construction work on weekends and on weekdays is prohibited between the hours of 6:00 p.m. and 7:00 p.m. Except in the case of emergencies, Landlord agrees to give Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises.

ARTICLE 3

LEASE TERM

3.1 COMMENCEMENT DATE.

(a) The term of this Lease and the estate hereby granted (the “Lease Term”) shall commence on the date that Landlord makes possession of the Premises available to Tenant with the Base Work Substantially Complete pursuant to the Work Letter. Such date of commencement is hereinafter called the “Commencement Date”. If Landlord fails to cause the Commencement Date to occur on or before the date that is [***] following the later to occur of (x) the date hereof and (y) the date on which the Plans and Specifications are finalized and approved by Landlord and Tenant in accordance with the terms of the Work Letter (as such date shall be extended on a day for day basis for Force Majeure and Tenant Delay, the “Anticipated Delivery Date”), then the Rent Commencement Date shall be postponed by (i) [***] for each day that occurs during the period commencing on the day immediately following the Anticipated Delivery Date to but not including the earlier to occur of (A) [***] and (B) the date that is [***] after the Anticipated Delivery Date, and (ii) [***] for each day that occurs during the period commencing on the [***] after the Anticipated Delivery Date to but not including the Commencement Date, and any delay in such date shall be Tenant’s sole remedy at law or in equity (Tenant hereby waiving any right to rescind this Lease and/or to recover any damages on account of such delay other than as expressly set forth in Section 3.1(b) below). Landlord hereby agrees to use commercially reasonable efforts to cause the Commencement Date to occur prior to the Anticipated Delivery Date and Landlord shall keep Tenant reasonably apprised of any anticipated delay in the Substantial Completion of the Base Work. The foregoing is intended to be “an express provision to the contrary” under Section 223¬a of the New York Real Property Law or any successor statute of similar import. If Tenant occupies all or any portion of the Premises prior to the Commencement Date specified above for the normal operation of its business therein (and not for the purpose of installing Tenant’s furniture, fixtures or equipment prior to the Commencement Date, if the same is permitted hereunder), the Commencement Date shall be treated as having occurred on such date of occupancy.

(b) If the Commencement Date does not occur on or before the date that is twelve (12) months following the later to occur of (i) the date hereof and (ii) the date on which the Plans and Specifications are finalized and approved by Landlord and Tenant in accordance with the terms of the Base Work Letter (as such date shall be extended on a day-for-day basis for Force Majeure (but in no event shall such Force Majeure extension exceed ninety (90) days in the aggregate) and Tenant Delay, the “Outside Date”), then Tenant, in Tenant’s sole discretion, shall have the right to terminate this Lease upon written notice (“Tenant’s Termination Notice”) delivered to Landlord within ten (10) days after the Outside Date, time being of the essence. If Tenant does not deliver Tenant’s Termination Notice within the aforesaid ten (10) day period, then Tenant shall be deemed to waived such termination right. If Tenant exercises such termination right and Landlord does not deliver the Premises to Tenant within thirty (30) days after the giving of Tenant’s Termination Notice (time being of the essence and Force Majeure notwithstanding), then this Lease shall cease and come to an end without further liability or obligation on the part of either party; provided, however, if Landlord shall cause the Commencement Date to occur within thirty (30) days after receipt of Tenant’s Termination Notice, this Lease shall not be so terminated and Tenant’s termination right under this Section 3.1(b) shall be void and of no further force or effect.

3.2 EXPIRATION DATE. The Lease Term shall end on the day immediately preceding the seventh (7th) anniversary of the Rent Commencement Date, which ending date is hereinafter called the “Initial Expiration Date”, or shall end on such earlier date upon which the Lease Term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law. Notwithstanding the foregoing, if the Rent Commencement Date is other than the first day of a month, the Initial Expiration Date shall be the last day of the calendar month in which the seventh (7th) anniversary of the Rent Commencement Date occurs. The Initial Expiration Date, as the same may be extended to the Renewal Term Expiration Date, is referred to herein as the “Expiration Date”.

3.3 COMMENCEMENT DATE AGREEMENT. As soon as may be convenient after the Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution of a written agreement, in the form of Exhibit G hereto, in which the Commencement Date, the Rent Commencement Date and the Expiration Date shall be stated, but the failure by either party to so execute or deliver such agreement shall not in any way reduce the respective obligations or rights of Landlord or Tenant under this Lease.

3.3.1 RENEWAL OPTION. If on the date on which Tenant delivers the Renewal Notice to Landlord (a) this Lease is in full force and effect, (b) no Event of Default (or any state of facts that, with the giving of notice or the passage of time, would constitute an Event of Default) shall have occurred and then be continuing, and (c) Tenant actually occupies one hundred percent (100%) of the Premises, then Original Tenant shall have the right, at its option (the “Renewal Option”), to renew the initial Term of this Lease with respect to the entire Premises for one (1) additional period of five (5) years (the “Renewal Term”) commencing on the day immediately succeeding the Initial Expiration Date (the “Renewal Term Commencement Date”) and expiring on the fifth (5th) anniversary of the Renewal Term Commencement Date or such earlier date upon which the Lease Term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (the “Renewal Term Expiration Date”). Tenant shall exercise the Renewal Option by delivering a written notice (the “Renewal Notice”) to Landlord no later than twelve (12) months prior to the Expiration Date, time being of the essence. If Tenant timely exercises the Renewal Option, then the Lease Term shall be extended for the Renewal Term without the requirement of any further instrument, upon all of the same terms, provisions and conditions set forth in this Lease, except as otherwise set forth in this Section 3.4. If Tenant fails to timely give the Renewal Notice, Tenant shall have no further rights under this Section 3.4, and Landlord shall be under no further obligation to offer to renew or extend the Term. There shall be no further right to extend the Lease Term beyond the Renewal Term.

3.3.2 RENEWAL TERM RENT. Annual Fixed Rent for the Renewal Term shall be the Fair Market Rent for the Premises as of the commencement of the Renewal Term; provided, however, in no event shall the Annual Fixed Rent for the Renewal Term be less than the Annual Fixed Rent on a per rentable square foot basis in effect for the twelve (12) month period immediately preceding the Renewal Term.

3.3.3 RENEWAL TERM RENT DETERMINATION.

(a) The term “Fair Market Rent” shall mean the fair market rental value per annum for the Renewal Term as of the date that is one hundred eighty (180) days prior to the Renewal Term Commencement Date, taking into account all relevant factors. A determination of the Fair Market Rent payable for the Renewal Term shall be made in the manner described in Section 3.4.3(b) below.

(b) If Tenant shall have exercised the Renewal Option, then no later than six (6) months prior to the then Expiration Date, Landlord, in a notice given to Tenant, shall specify its initial determination of the Fair Market Rent. Within twenty (20) Operating Days after delivery by Landlord to Tenant of Landlord’s notice, Tenant shall specify its initial determination of the Fair Market Rent (it being agreed that if Tenant fails to send to Landlord a written notice specifying Tenant’s initial determination of the Fair Market Rent for the Renewal Term within such twenty (20) Operating Day period, then Fair Market Rent shall be deemed to be Landlord’s initial determination thereof; and if Tenant does not send Landlord a written notice specifying Tenant’s initial determination of the Fair Market Rent within such five (5) Operating Day period, then Fair Market Rent for the Renewal Term shall be deemed to be Landlord’s initial determination thereof). If, within sixty (60) days after delivery by Tenant to Landlord of Tenant’s notice, Landlord and Tenant fail to reach agreement on the determination of the Fair Market Rent, then either Landlord or Tenant (the “Initiating Party”) may initiate arbitration proceedings for such determination by notice to the other, and Fair Market Rent shall be determined pursuant to such arbitration proceedings. Such arbitration proceedings, including the selection of a commercial real estate broker unaffiliated with either Landlord or Tenant and who shall have at least fifteen (15) years’ experience in the leasing of office space in first class office and/or laboratory buildings in the vicinity of the Building (the “Qualified Arbitrator”), shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association (the “AAA”) by a single Qualified Arbitrator in the City, County and State of New York and otherwise in accordance with the Commercial Arbitration Rules of the AAA, as then in effect, with hearings conducted as expeditiously as practicable and with no undue delay, and in no event later than thirty (30) days after the date on which the Initiating Party gives such notice to the other party of its desire to initiate such arbitration proceedings. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the AAA’s office in the City, County and State of New York. The Qualified Arbitrator, forthwith upon his or her appointment, shall (i) hear the parties to this Lease and their respective witnesses, and each of the parties shall upon the conclusion of their presentation be required to submit a complete statement (the “Fair Market Rent Proposal”) setting forth in detail all of the relevant economic terms of the party’s proposed determination of the Fair Market Rent (which terms shall not differ from the economic terms initially proposed by such party), (ii) examine the records relating to the Building and such other documents and records as may, in his or her judgment, be necessary and (iii) select as the Fair Market Rent either Landlord's Fair Market Rent Proposal or Tenant's Fair Market Rent Proposal, whichever the Qualified Arbitrator determines to be closest to the Fair Market Rent. The Qualified Arbitrator shall have no power to vary or modify the provisions of this Lease or to determine any matter other than the Fair Market Rent for the Renewal Term. The determination of the Qualified Arbitrator shall be final and binding on Landlord and Tenant and may be enforced in any court of competent jurisdiction.

(c) Any determination of Fair Market Rent pursuant to this Section 3.4 shall be made taking into consideration (i) the fair market rental value of space of similar size and comparable condition in any first class office and/or laboratory building (including the Building) available for leasing for a comparable term, by a ready, willing and able tenant from a ready, willing and able landlord, neither of whom is under compulsion to enter into a lease, (ii) Tenant’s payment with respect to Taxes, Impositions, PILOT and Operating Expenses as provided in Article 6 of this Lease (provided that base years for determining Base Operating Expenses shall be updated in connection with determining the Fair Market Rent, and accordingly, during the applicable Renewal Term, Tenant shall calculate its payments under Article 6 hereof using such updated Base Operating Expenses) and (iii) all other relevant factors.

(d) The cost of the arbitration shall be shared equally by Landlord and Tenant. Each of Landlord and Tenant shall pay the legal fees and expenses of their respective counsel and witnesses.

3.3.4 (a) If, pursuant to Section 3.4.3 above, Fair Market Rent has not been determined as of the date the same is to become effective, Tenant shall pay on account of Annual Fixed Rent Landlord’s Fair Market Rent Proposal until such determination is made. If, based upon the final determination of such Fair Market Rent as provided herein, such payments made by Tenant on account of Annual Fixed Rent for the Renewal Term are greater than the Fair Market Rent as finally determined in accordance with the provisions hereof, Landlord shall either pay such excess to Tenant within thirty (30) days after final determination of the Fair Market Rent, or credit the amount of such excess against the next installments of rent due under this Lease.

(b) If Tenant shall validly exercise the Renewal Option, Landlord and Tenant shall promptly after such election and determination of the Fair Market Rent enter into an amendment to this Lease incorporating the terms of such leasing, but failure to do so shall have no effect on Tenant’s agreement to extend the Lease Term as set forth herein.

ARTICLE 4

COMPLETION OF THE PREMISES

4.1 PERFORMANCE OF WORK.

(a) Tenant has inspected the Premises, and, subject to completion of the Work and Landlord’s repair and maintenance obligations under this Lease, the Premises are being leased in “AS IS” condition, without representation or warranty by Landlord except as expressly set forth herein, and Landlord has no obligation to perform any other work, construct any other improvements or make any contribution available to prepare the Premises for Tenant’s occupancy.

(b) Prior to the Commencement Date, Landlord, at Landlord’s sole cost and expense, shall Substantially Complete the Base Work. The Base Work shall be performed using building standard materials (or such above building standard materials as are indicated in the Test Fit, if any).

4.2 QUALITY AND PERFORMANCE OF WORK. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws and requirements of public authorities and insurance bodies related to, or arising out of the performance of, such construction work. Each party may inspect the work of the other at reasonable times, and the Construction Representative of each party shall promptly give notice of any approvals and other actions on the party’s behalf required to be given in connection with design and construction.

ARTICLE 5

ANNUAL FIXED RENT AND ADDITIONAL RENT

5.1 FIXED RENT. Tenant agrees to pay to Landlord on the Commencement Date (but subject to the provisions of Section 5.2) and thereafter monthly, in advance, on the first day of each and every calendar month during the Lease Term, a sum equal to one twelfth of the Annual Fixed Rent specified in Section 1.2 hereof in lawful money of the United States, without any set-off or deduction whatsoever. Until notice of some other designation is given, Annual Fixed Rent and all other charges for which provision is herein made shall be paid by remittance to or to the order of “345 PAS HOLDING LLC” at the following address: Deerfield Management Company, L.P., 345 Park Avenue South, New York, NY 10010. All remittances by Tenant shall be drawn on a member bank of The Clearing House Association, or, at Tenant’s election, by wire transfer of immediately available funds or ACH electronic transfer to:

Bank Name:	[***]
[***]
[***]
[***]
Bank Routing #:	[***]
Account #:	[***]
Account Name:	[***]
Reference:	[***]
Contact Person:	[***]

5.2 ADVANCE PAYMENT OF ONE MONTH’S RENT. Tenant shall, simultaneously with the execution and delivery of this Lease, pay to Landlord an amount equal to one twelfth of the Annual Fixed Rent, to be applied to the monthly installment of Annual Fixed Rent due on the first (1st) day of the month next following the Rent Commencement Date. Landlord shall hold the amount paid by Tenant under this Section 5.2 in trust until the same is applied pursuant to this Section or any other provision of this Lease.

5.3 ADDITIONAL RENT.

(a) All amounts over and above, or in addition to, the Annual Fixed Rent which are payable by Tenant to Landlord under the terms of this Lease or otherwise in connection with the use and occupancy of the Premises including, without limitation, sums payable under work orders issued by the managing agent for the Building, shall be deemed Additional Rent hereunder and shall be paid by Tenant in lawful money of the United States, without any set-off or deduction whatsoever and otherwise in the same manner as an installment of the Annual Fixed Rent as elsewhere provided in this Lease; and Landlord shall have all the rights and remedies in the event of the non-payment thereof as it would have had in the event of the non-payment of any installment of the Annual Fixed Rent. Tenant’s obligation to pay any Annual Fixed Rent or any Additional Rent which shall have theretofore become due and payable shall survive the expiration or earlier termination of this Lease. (The Annual Fixed Rent and Additional Rent are sometimes collectively referred to in this Lease as “rent.”) Rent for any partial months during the Lease Term shall be prorated on a per diem basis. Except as otherwise expressly set forth in this Lease, to the extent that Tenant shall fail to dispute any invoice for Additional Rent within ninety (90) days after receipt thereof, such invoice shall be conclusive and binding upon Tenant and Tenant shall be deemed to have waived any right to dispute the same.

(b) Any Additional Rent for which no due date is specified in this Lease shall be due and payable within thirty (30) days after the date of invoice. Whenever pursuant to this Lease either Landlord or Tenant, as applicable, requests reimbursement for its out-of-pocket costs (as opposed to specified costs), (i) such reimbursement shall be limited to those out-of-pocket expenses actually paid to unaffiliated third parties and (ii) such party shall deliver to the reimbursing party reasonable supporting documentation evidencing such costs promptly after delivery to such party of a written request therefor.

5.4 LATE PAYMENT.

(a) If Landlord shall not have received any payment or installment of rent on or before the date that is five (5) days after the date (the “due date”) on which the same first becomes payable under this Lease, the amount of such payment or installment shall bear interest from the due date through and including the date such payment or installment is received by Landlord, at a rate (the “Lease Interest Rate”) equal to the lesser of (i) the rate announced by Citibank, N.A. or its successor from time to time as its prime or base rate (the “Base Rate”), plus [***], or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand; provided, however, that the foregoing five (5) day grace period set forth above shall not apply in the event Tenant has failed to pay any installment of rent when due more than once in any twelve (12) month period, in which event such grace period shall not apply again until Tenant shall have timely paid all installments of rent for twelve (12) consecutive months.

(b) In addition to the interest set forth in Section 5.4(a) above, if any installment of rent or any other sum due from Tenant shall not be received by Landlord on or before its due date, then Tenant shall pay to Landlord a late charge equal to [***] of the overdue amount. The late charge shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand. The late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

5.5 RENT CONCESSION. Anything contained in this Article to the contrary notwithstanding, provided no Event of Default exists, Landlord hereby waives payment of Annual Fixed Rent for the period (the “Rent Concession Period”) from and including the Commencement Date through and including the date that is one (1) day prior to Rent Commencement Date, and payment of Annual Fixed Rent shall commence on the Rent Commencement Date.

ARTICLE 6

TAXES, IMPOSITIONS, PILOT AND OPERATING EXPENSES

6.1 TAXES, IMPOSITIONS AND PILOT.

6.1.1 DEFINITIONS. For the purposes of this Section 6.1, the following terms shall have the respective meanings set forth below:

(a) “Agency Lease” shall mean that certain Agency Lease Agreement, dated as of September 1, 2019, by and between the New York City Industrial Development Agency (the “IDA”), as lessor, and Landlord, as lessee.

(b) “Annual Administrative Fee” shall having the meaning set forth in the Agency Lease.

(c) “BID Surcharge” shall mean any payments due and owing by Landlord to any Business Improvement District (“BID”) organization that has jurisdiction over any area that includes the Building.

(d) “Impositions” shall mean the aggregate amount of all real estate and personal property taxes and any general or special assessments (exclusive of penalties thereon but inclusive of interest on assessments payable in installments) assessed or imposed upon or with respect to the Building and the Land, if any, during the PILOT Term, and including, without limitation, (i) taxes or assessments made upon or with respect to any development rights now or hereafter appurtenant to or used in connection with the construction of the Building, (ii) any fee, tax or charge imposed by any governmental authority for, on or in respect of any vaults, vault space or other space within or outside the boundaries of the Land, (iii) any assessments for public improvement or benefit to the Building, the Land, or the locality in which the Land is situated, and (iv) any tax, assessment or charge imposed on or with respect to any fixtures, equipment or personal property serving or used in connection with the Building or the Land. There shall be excluded from Impositions all amounts included in the definition of “PILOT” or “Bid Surcharge” and all income, estate, succession, inheritance, transfer and franchise taxes imposed upon Landlord; provided, however, that if at any time during the Lease Term the method of taxation of real estate shall be changed and as a result any other tax or assessment, however denominated and including, without limitation, any franchise, income, profit, use, occupancy, gross receipts or rental tax, shall be imposed upon Landlord or the owner of the Building and the Land, or the rents or income therefrom, in substitution for or in addition to, in whole or in part, any of the taxes or assessments listed in the preceding sentence, such other tax or assessment shall be included in and deemed part of Impositions, but only to the extent that the same would be payable if the Building, the Land and all appurtenances thereto (including development rights) were the only property of Landlord. The amount of any special assessments for public improvements or benefits to be included in Impositions for any year, in the case where the same may, at the option of the taxpayer, be paid in installments, shall be limited to the amount of the installment due in respect of such year, together with any interest payable in connection therewith (other than interest payable by reason of the delinquent payment of such installment).

(e) “PILOT” shall mean (i) the payment in lieu of taxes to be paid by Landlord pursuant to Section 5.1 of the Agency Lease, and (ii) the Annual Administrative Fee.

(f) “PILOT Commencement Date” shall have the meaning set forth in the Agency Lease.

(g) “PILOT Percentage” shall mean, as reasonably determined by Landlord from time to time, a fraction, expressed as a percentage, the numerator of which is the rentable square footage of the portion of the Premises, if any, in respect of which PILOT is payable under the Agency Lease, and the denominator of which is the aggregate rentable square footage of all space in the Building in respect of which PILOT is payable at such time.

(h) “PILOT Program” shall mean the payment of PILOT in an amount less than actual Taxes pursuant to the Agency Lease.

(i) “PILOT Term” shall have the meaning set forth in the Agency Lease.

(j) “Taxes” shall mean the aggregate amount of all real estate and personal property taxes and any general or special assessments (exclusive of penalties thereon but inclusive of interest on assessments payable in installments) assessed or imposed upon or with respect to the Building and the Land and including, without limitation, (i) taxes or assessments made upon or with respect to any development rights now or hereafter appurtenant to or used in connection with the construction of the Building, (ii) any fee, tax or charge imposed by any governmental authority for, on or in respect of any vaults, vault space or other space within or outside the boundaries of the Land, (iii) any assessments for public improvement or benefit to the Building, the Land, or the locality in which the Land is situated, and (iv) any tax, assessment or charge imposed on or with respect to any fixtures, equipment or personal property serving or used in connection with the Building or the Land. There shall be excluded from Taxes all income, estate, succession, inheritance, transfer and franchise taxes imposed upon Landlord; provided, however, that if at any time during the Lease Term the method of taxation of real estate shall be changed and as a result any other tax or assessment, however denominated and including, without limitation, any franchise, income, profit, use, occupancy, gross receipts or rental tax, shall be imposed upon Landlord or the owner of the Building and the Land, or the rents or income therefrom, in substitution for or in addition to, in whole or in part, any of the taxes or assessments listed in the preceding sentence, such other tax or assessment shall be included in and deemed part of Taxes, but only to the extent that the same would be payable if the Building, the Land and all appurtenances thereto (including development rights) were the only property of Landlord. The amount of any special assessments for public improvements or benefits to be included in Taxes for any year, in the case where the same may, at the option of the taxpayer, be paid in installments, shall be limited to the amount of the installment due in respect of such year, together with any interest payable in connection therewith (other than interest payable by reason of the delinquent payment of such installment).

(k) “Tenant’s Tax Payment” shall mean, collectively, Tenant’s Share of Impositions, Tenant’s Share of Taxes, Tenant’s Share of PILOT and Tenant’s Share of BID.

(l) “Tax Year” shall mean each period from July 1 through June 30 (or such other fiscal period as may hereafter be adopted by the City of New York as the fiscal year for any tax, levy or charge included in Taxes), any part or all of which occurs during the Lease Term.

(m) “Tax Expenses” shall mean all expenses, including, without limitation, attorney’s fees and disbursements and experts’ and other witnesses’ fees, incurred by Landlord in seeking to reduce the amount of any assessed valuation of the Land and/or Building, in contesting the amount or validity of any Taxes or Impositions, or in seeking a refund of Taxes or Impositions, or in contesting, negotiating or otherwise reporting to the IDA in connection with the PILOT.

6.1.2 TENANT’S SHARE OF TAXES, IMPOSITIONS, PILOT AND BID. Tenant shall pay, as Additional Rent for each Tax Year, all or any portion of which shall be within the Term:

(i)	during the period commencing on the Rent Commencement Date through and including the day immediately preceding the PILOT Commencement Date, an amount (“Tenant’s Share of Taxes”) equal to Tenant’s Share of the Taxes applicable to each Tax Year (or portion thereof) occurring during such period;

(ii)	during the period commencing on the PILOT Commencement Date through and including the earlier to occur of (x) the Expiration Date or (y) the expiration of the PILOT Term, (A) an amount (“Tenant’s Share of PILOT”) equal to the product of (1) the PILOT Percentage times (2) the PILOT applicable to each Tax Year (or portion thereof) occurring during such period, and (B) an amount (“Tenant’s Share of Impositions”) equal to Tenant’s Share of the Impositions applicable to each Tax Year (or portion thereof) occurring during such period;

(iii)	during the period commencing on the day after the PILOT Term expires or if ever Section 6.1.4(a) hereof becomes applicable, then for the period during which such Section becomes applicable, and in each case until the Expiration Date, Tenant’s Share of Taxes applicable to such period, subject to Section 6.1.4(b) hereof; and

(iv)	during the period commencing on the Commencement Date and thereafter throughout the Term, an amount (“Tenant’s Share of BID”) equal to the BID Surcharge applicable to each Tax Year occurring during such period times Tenant’s Share.

From and after the Rent Commencement Date, Tenant shall also pay to Landlord, as Additional Rent, Tenant’s Share of Tax Expenses. Tenant’s Tax Payment for each Tax Year shall be payable in monthly installments as follows:

(a) Estimated payments by Tenant on account of PILOT, Impositions, Taxes, BID Surcharge and Tax Expenses shall be made on the first day of each and every calendar month during the Lease Term, and otherwise in the same fashion herein provided for the payment of Annual Fixed Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time PILOT, Impositions, Taxes, BID Surcharge and Tax Expenses are due a sum equal to Tenant’s required payments, as estimated by Landlord from time to time, on account of PILOT, Impositions, Taxes, BID Surcharge and Tax Expenses for the then current Tax Year. Promptly after receipt by Landlord of bills for such PILOT, Impositions, Taxes, BID Surcharge and Tax Expenses, Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of PILOT, Impositions, Taxes, BID Surcharge and Tax Expenses (or refund such overpayment if the Lease Term has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Tenant’s Tax Payment for each Tax Year shall, at Landlord’s option, be payable on a monthly basis as provided above, or at such other time as Landlord shall render a statement therefor.

(b) It is understood that the provisions of this Section 6.1 are based upon the method of payment (i) with respect to PILOT, set forth in the Agency Lease, to wit, in semi-annual installments in advance on the first days of July and January of each Tax Year, and (ii) with respect to Taxes, Impositions, Tax Expenses and the BID Surcharge, of New York City real property taxes in effect at the date of this Lease, to wit, in semi-annual installments in advance on the first days of July and January of each Tax Year; provided, however, that the amounts payable by Tenant in respect thereof shall be payable monthly in advance as described in Section 6.1.2(a) hereof. If such method of payment is hereafter changed, Landlord shall have the right to change the method by which Tenant pays Tenant’s Share of PILOT or Tenant’s Share of Impositions, Tenant’s Share of Taxes, Tenant’s Share of Tax Expenses, and Tenant’s Share of BID, as applicable, to a method of periodic payments that provides Landlord with the full amount of Tenant’s Tax Payment in respect of any installment of PILOT, Impositions, Taxes, BID Surcharge or Tax Expenses by the date on which such installment becomes due.

6.1.3 TAX REDUCTION PROCEEDINGS. Only Landlord shall have the right to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and Building. Should Landlord be successful in any such reduction proceedings and obtain a refund for any Tax Year or Years in respect of which Tenant shall have made a payment to Landlord, pursuant to this Section 6.1, Landlord shall credit Tenant’s Share (applicable to Taxes) of such refund (or, in the case of a refund of Taxes for a Tax Year, only a fraction of which is included in the Lease Term, such fraction thereof) against the monthly installment or installments of Annual Fixed Rent next falling due under this Lease, or if the Lease Term has then expired and Tenant has no further obligations to Landlord, such amount shall be refunded by Landlord to Tenant. In calculating the amount of any such credit or payment, Landlord shall have the right to deduct from such refund all Tax Expenses incurred by Landlord in obtaining the same. The provisions of this subsection 6.1.3 shall survive the expiration of the Lease Term.

6.1.4 PILOT PROGRAM TERMINATION.

(a) In the event that the Agency Lease is terminated or the Property otherwise ceases to be exempt from the payment of Taxes and becomes subject to the payment of Taxes on substantially the same basis as other privately owned office buildings in Manhattan, then, from and after the date (the “PILOT Early Termination Date”) on which Taxes first becomes payable, (i) Tenant’s Share of PILOT and Tenant’s Share of Impositions shall cease to be payable hereunder with respect to any period occurring after the PILOT Early Termination Date, and (ii) Tenant shall commence to make the payments of Tenant’s Share of Taxes pursuant to this Section 6.1.

(b) If the Property shall cease to be exempt from the payment of Taxes and becomes subject to the payment of Taxes on substantially the same basis as other privately owned office buildings in Manhattan prior to the expiration of the PILOT Term as a result of Landlord’s breach of the terms of the Agency Lease, then, until the earlier to occur of (x) the expiration of the PILOT Term or (y) the end of the initial Term of this Lease (i.e., prior to the commencement of any renewal term), in lieu of Tenant’s Share of Taxes, Tenant shall pay an amount equal to the amount of the applicable Tenant’s Tax Payment that Tenant would have been paying if the Pilot Program were still in effect. If the Property or the Premises shall cease to be exempt from the payment of Taxes and becomes subject to the payment of Taxes on substantially the same basis as other privately owned office buildings in Manhattan prior to the expiration of the PILOT Term as a result of any act or omission of Tenant (including, without limitation, Tenant or any other Tenant’s Party’s use of the Premises for a Non-Qualified Use), then Tenant shall indemnify, defend and hold Landlord harmless from and against all costs, losses, claims or expenses incurred by Landlord in connection therewith, including, without limitation, any incremental amounts that Landlord is required to repay under the Agency Lease as a result thereof. If the Property or the Premises shall cease to be exempt from the payment of Taxes and becomes subject to the payment of Taxes on substantially the same basis as other privately owned office buildings in Manhattan prior to the expiration of the PILOT Term as a result of any act or omission of any other tenant in the Building, then any net amounts recovered on account of Taxes by Landlord from other tenants in the Building shall be passed on to Tenant such that the same are applied to Tenant’s tax payments due pursuant Section 6.1.2(iii); provided, however, that in no event shall any such net amounts to be applied in accordance with the foregoing exceed the amount due from Tenant pursuant to Section 6.1.2(iii).

(c) Landlord hereby represents and warrants to Tenant that (i) the Agency Lease provides that the term “PILOT Abatement” means, with respect to any semi-annual period, an amount equal to the product of (y) 100% less the Non-Qualified Use Percentage (as defined in the Agency Lease), and (z) the Full PILOT Amount (as defined in the Agency Lease) with respect to the Facility Realty (as defined in the Agency Lease) (without duplication of any Additional Improvements PILOT (as defined in the Agency Lease)) and (ii) pursuant to Section 5.1(c) of the Agency Lease, Landlord is obligated to pay PILOT with respect to the Facility Realty as described on Schedule 6.1.4(c) attached hereto.

6.2 OPERATING EXPENSE ESCALATION.

6.2.1 DEFINITIONS. For the purposes of this Section 6.2, the following terms shall have the respective meanings set forth below:

(a) “Base Operating Expenses” shall mean the actual Operating Expenses for the Operating Year commencing on January 1, 2021 and ending on December 31, 2021.

(b) “Operating Expenses” shall mean the aggregate of all costs and expenses (including taxes, if any, thereon) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in connection with the operation and maintenance of the Property, including all expenses incurred by Landlord as a result of its compliance with any of its obligations under Sections 7.1 and 7.3 hereof, but excluding those items set forth as excluded from Operating Expenses at the end of this subsection 6.2.1(b). Operating Expenses shall be calculated on the accrual basis of accounting (but subject to the further provisions of this Section 6.2) and shall include, without limitation, the following expenses:

(i) salaries, wages, medical, surgical and general welfare benefits (including group life insurance), pension and welfare payments or contributions and all other fringe benefits paid to, for or with respect to all persons (whether they be employees of Landlord or its managing agent) for their services in the operation (including, without limitation, security services), maintenance, repair, or cleaning of the Property, and payroll taxes, workers’ compensation, uniforms and dry cleaning costs for such persons;

(ii) payments under service contracts with independent contractors for operating (including, without limitation, providing security services), maintaining, repairing, replacing or cleaning of the Property or any portion thereof or any fixtures or equipment therein;

(iii) all costs or charges for steam, hot water, heat, ventilation, air conditioning and water (including sewer rents) furnished to the Property and/or used in the operation of the Property and all costs or charges for electricity furnished to the public and service areas of the Property and/or used in the operation of the service facilities of the Property, including any taxes on any such utilities;

(iv) ordinary repairs that are appropriate to the continued operation of the Property as a first-class Manhattan office building and, where applicable, a first-class laboratory and research building;

(v) costs of lobby decoration, painting and decoration of non-tenant areas;

(vi) cost of snow removal and landscaping in and about the Property;

(vii) cost of building and cleaning supplies and equipment, cost of replacements for tools and equipment used in the operation, maintenance and repair of the Property and charges for telephone service for the Property;

(viii) financial expenses, including software charges, incurred in connection with the operation of the Property, such as insurance premiums (including, without limitation, liability insurance, fire and casualty insurance, rent insurance and any other insurance that is then generally carried by owners of major first-class office, laboratory and research buildings in Manhattan or may be required by the holder of any mortgage on the Property), attorneys’ fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any reduction of Taxes or in connection with the leasing of space in the Property), auditing and other professional fees and expenses, Landlord’s reasonable home office accounting charges, association dues and any other ordinary and customary financial expenses incurred in connection with the operation of the Property;

(ix) management fees payable to a management company which is unrelated to Landlord or, if to a management company which is owned or controlled by Landlord or Landlord’s principals, then for all purposes of this Lease at a rate of three percent (3%) of actual gross rentals of the Property per annum;

(x) the cost of capital improvements (“Permitted Capital Expenditures”) made by Landlord either (1) to reduce Operating Expenses, or (2) pursuant to a requirement of law, ordinance, order, rule or regulation of any public authority having jurisdiction or the requirement of any insurance carrier or insurance rating organization or underwriting board now or hereafter in effect, whether or not such requirement is valid or mandatory, in either case (x) that is first enacted or first enforced after the date hereof and (y) calculated as follows: the cost of any such capital improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made, provided that such cost shall be amortized on a straight-line basis over the useful life thereof determined reasonably by Landlord in accordance with GAAP and practices in effect at the time of the capital improvement, and the annual amortization of such capital improvement, together with interest on the unamortized balance of such cost at the Base Rate, shall be included in Operating Expenses; provided, however, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in other Operating Expenses, including, without limitation, energy related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the annual amortization therefor, then and in such event the amount of amortization for such capital expenditure shall be increased to an amount equal to the Projected Annual Savings, and in such circumstance, the increased depreciation (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the item in question, together with interest thereon at the Lease Interest Rate in equal monthly payments, each in the amount of one-twelfth (1/12th) of the Projected Annual Savings, with such payment to be applied first to interest and the balance to principal;

(xi) rental payments made for equipment used in the operation and maintenance of the Property;

(xii) the cost of governmental licenses and permits, or renewals thereof, necessary for the operation of the Property;

(xiii) all costs of reporting for the Building or any part thereof to maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard (but excluding costs of seeking, applying for and obtaining any initial certification);

(xiv) the costs of any operations and maintenance program pursuant to Section 10.7 hereof;

(xv) subject to clause (x) above, all costs incurred by Landlord to comply with applicable laws and requirements of public authorities (including, without limitation, New York City Local Law 11); and

(xvi) all other reasonable and necessary expenses paid in connection with the operation, maintenance, repair and cleaning of the Property which are properly chargeable against income.

Any cost or expenses of the nature described above shall be included in Operating Expenses for any Operating Year no more than once, notwithstanding that such cost or expenses may fall under more than one of the categories listed above. Subject to the limitation set forth in subdivision (ix) above, Landlord may use related or affiliated entities to provide services or furnish materials for the Property provided that the rates or fees charged by such entities are competitive with those charged by unrelated or unaffiliated entities in the Borough of Manhattan for the same services or materials.

The following costs and expenses shall be excluded from Operating Expenses:

(1) Impositions, Taxes, Tax Expenses, PILOT and BID Surcharge, and any net income, capital stock, succession, transfer, franchise, gift, estate, inheritance or mortgage taxes imposed upon Landlord;

(2) franchise and income taxes imposed upon Landlord;

(3) principal and interest payments and other costs incurred in connection with any financing or refinancing of the Property or any portions thereof;

(4) leasing costs (including leasing and brokerage commissions and similar fees, lease marketing and advertising, lease takeover or rental assumption obligations and legal fees in connection with lease negotiations) and the cost of tenant improvements or tenant allowances or inducements made for tenants of the Building (including permit, license and inspection fees and any other contribution by Landlord to the cost of tenant improvements);

(5) capital improvements to the Property other than those provided in clause (x) above or to rentable spaces at the Property (even if not leased);

(6) the cost of electrical energy furnished directly to tenants of the Property;

(7) the cost of tenant installations and decorations incurred in connection with preparing space for any tenant;

(8) salaries or fringe benefits of personnel above the grade of senior property manager;

(9) rent payable under any Underlying Lease;

(10) the cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Property (other than pursuant to this Section 6.2), insurance or condemnation proceeds or third parties;

(11) depreciation of the building, amortization (except as provided in clause (x) above) and other non-cash charges;

(12) management fees payable to a management company owned or controlled by Landlord or Landlord’s principals, in excess of three percent (3%) of actual gross rentals of the Property per annum, and all amounts paid by Landlord to any other Affiliates of Landlord for services to the extent the same exceeds the costs of such services as rendered by unaffiliated third party service providers in other first class office buildings in the vicinity of the Building on a competitive basis;

(13) salaries, wages, fringe benefits and other compensation (including judgments, settlements or arbitration awards relating to the same) of Landlord’s employees above the grade of property manager;

(14) any costs of acquiring or leasing sculptures, paintings or other objects of fine art and insuring such artwork to the extent such insurance cost is in excess of similar costs incurred in first class office buildings in the vicinity of the Building;

(15) any compensation paid to clerks, attendants or other Persons in commercial concessions operated by Landlord for a profit;

(16) any interest, fine, penalty or other late charges payable by Landlord, incurred as a result of late payments, except to the extent the same was with respect to a payment, part or all of which was (i) the responsibility of Tenant hereunder and with respect to which Tenant did not make in a timely fashion or did not make at all or (ii) related to a dispute by Landlord in good faith with respect to costs otherwise includable in Operating Expenses;

(17) any contributions to charitable organizations, except to the extent the same are customarily included as operating expenses in office leases of first class office buildings in the vicinity of the Building;

(18) costs and expenses incurred in connection with specialty improvements to the Building (including private cafeterias, lodging or private dining facilities or private athletic or recreational clubs) with respect to which Tenant is not given access in common with other tenants or occupants of the Building and other tenants or occupants of the Building are given exclusive access to use and occupy;

(19) costs and expenses in connection with any judgment, settlement or arbitration award resulting from the gross negligence or willful misconduct of Landlord giving rise to tort liability;

(20) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act;

(21) any costs incurred in connection the remedying of any violations of applicable legal requirements existing as of the date hereof (excluding, for the avoidance of doubt, any costs in connection with Section 20.31 hereof);

(22) expenses and disbursements relating to disputes with Tenant and other tenants or other occupants of the Building;

(23) Non-Common Expenses; and

(24) Lab Costs.

Operating Expenses shall be net of rebates, credits and similar items of which Landlord receives the benefit.

If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense (including with respect to the determination of Base Operating Expenses)) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses for any Operating Year (including the year based on which Base Operating Expenses are determined) during all or any part of which such work or service is not so furnished by Landlord shall be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. Notwithstanding anything to the contrary contained herein, Base Operating Expenses shall not include (I) increases due to extraordinary circumstances, including but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, security concerns, embargoes or shortages (provided that in the event that any of the extraordinary circumstances contemplated by this clause (I) shall also be applicable in the Operating Year so compared, then Base Operating Expenses shall be deemed to include the costs and expenses associated with such event, solely with respect to such Operating Year in which the extraordinary circumstances continues or otherwise applies) or (II) Permitted Capital Expenditures.

In determining the amount of Operating Expenses for any Operating Year (including the determination of Base Operating Expenses), if less than one hundred percent (100%) of the rentable area of the Building shall have been occupied by tenant(s) at any time during such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the Operating Expenses which would normally be expected to have been incurred had such occupancy been one hundred percent (100%) throughout such Operating Year.

(c) “Operating Year” shall mean the calendar year within which the Commencement Date occurs and each subsequent calendar year, any part or all of which falls within the Lease Term.

(d) “Property” shall mean the Land, the Building, and any other land contiguous to the Land, and any improvements constructed on such land, whether above or below ground, which Landlord may operate or maintain or may contribute to the cost of the operation or maintenance thereof.

(e) “Non-Common Expenses” shall mean all expenses relating to (i) services or other benefits (“Non-Common Services”) that are not provided to office tenants of the Building generally without a separate charge (including, without limitation, any incremental services that Tenant requires in order to operate a laboratory within the Premises), and/or (ii) all charges that Tenant is required to pay directly to Landlord pursuant to a separate meter or by other means.

6.2.2 TENANT’S SHARE OF OPERATING EXPENSES. If the Operating Expenses for any full Operating Year falling within the Lease Term shall exceed the Base Operating Expenses or if, in the case of an Operating Year only a fraction of which is included in the Lease Term, the amount of the Operating Expenses for such Operating Year multiplied by such fraction exceeds the Base Operating Expenses multiplied by such fraction (the amount of such excess in either case being hereafter referred to as the “Excess Operating Expenses”), then Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of the Excess Operating Expenses for such Operating Year or portion thereof. Tenant’s Share of the Excess Operating Expenses for each Operating Year shall be payable in monthly installments as follows:

(a) Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Lease Term, and otherwise in the same fashion herein provided for the payment of Annual Fixed Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year with a sum equal to Tenant’s required payments, as estimated by Landlord from time to time, on account of Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed statement (a “Landlord’s Statement”) of Operating Expenses for such Operating Year. If estimated payments theretofore made for such Year by Tenant exceed Tenant’s required payment on account therefor for such Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the Lease Term has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Except as otherwise provided herein, Landlord’s failure to render a Landlord’s Statement with respect to any applicable payment period as provided herein shall not prejudice Landlord’s right to thereafter render a Landlord’s Statement with respect thereto or with respect to any subsequent payment period, nor shall the rendering of a Landlord’s Statement prejudice Landlord’s right (subject to the terms hereof) to thereafter render a corrected Landlord’s Statement for that payment period. Subject to the terms hereof, nothing herein contained shall restrict Landlord from issuing a Landlord’s Statement at any time there is an increase in Operating Expenses during any payment period or any time thereafter. Notwithstanding the foregoing provisions of this Section 6.2.2, Landlord shall not be entitled to issue a Landlord's Statement with respect to Operating Expenses for any Operating Year after the date that is three (3) years after the applicable Operating Year.

(b) If the Operating Expenses for any Operating Year (as adjusted, if applicable, pursuant to the last two (2) paragraphs of subsection 6.2.1(b)) shall equal or be less than the Base Operating Expenses, Tenant shall not be obligated to make any payments to Landlord pursuant to this Section 6.2 in respect of such Operating Year, but in no event shall Tenant be entitled to any refund or reduction in the Annual Fixed Rent by reason of such fact.

6.2.3 AUDIT RIGHT. Subject to the provisions of this Section and provided that no Event of Default exists, Tenant shall have the right to examine the correctness of the Landlord’s Operating Expense statement or any item contained therein. Any request for examination in respect of any Operating Year may be made by notice from Tenant to Landlord no more than one hundred eighty (180) days after the date (the “Operating Expense Statement Date”) Landlord provides Tenant a statement of the actual amount of the Operating Expenses in respect of such Operating Year and only if Tenant shall have fully paid such amount. Such notice shall set forth in reasonable detail the matters questioned. Any examination must be completed and the results communicated to Landlord no more than two hundred ten (210) days after the Operating Expense Statement Date. Tenant hereby acknowledges and agrees that Tenant’s sole right to contest the Operating Expense statement shall be as expressly set forth in this Section. Tenant hereby waives any and all other rights pursuant to applicable law to inspect Landlord’s books and records and/or to contest the Operating Expense statement. If Tenant shall fail to timely exercise Tenant’s right to inspect Landlord’s books and records as provided in this Section, or if Tenant shall fail to timely communicate to Landlord the results of Tenant’s examination as provided in this Section, with respect to any Operating Year, Landlord’s statement of Operating Expenses shall be conclusive and binding on Tenant. So much of Landlord’s books and records pertaining to the Operating Expenses for the specific matters questioned by Tenant for the Operating Year included in Landlord’s statement shall be made available to Tenant within a reasonable time after Landlord timely receives the notice from Tenant to make such examination pursuant to this Section during normal business hours at the offices in New York, New York where Landlord keeps such books and records. Tenant shall have the right to make such examination no more than once in respect of any Operating Year in which Landlord has given Tenant a statement of the Operating Expenses. Such examination may be made only by a qualified employee of Tenant or a qualified independent certified public accounting firm approved by Landlord, and in no event shall such examination be performed by BDO Seidman, LLP or its successors. No examination shall be conducted by an examiner who is to be compensated, in whole or in part, on a contingent fee basis. As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination. No subtenant shall have any right to conduct any such examination and no assignee may conduct any such examination with respect to any period during which the assignee was not in possession of the Premises. All costs and expenses of any such examination shall be paid by Tenant. If as a result of such examination Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of the Operating Expenses exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to the Operating Expenses, Landlord, at its option, shall refund to Tenant the amount of such excess or apply the amount of such credit, as the case may be, within thirty (30) days after the date of such agreement. Similarly, if Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of Operating Expenses were less than the amounts to which Landlord was entitled hereunder, then Tenant shall pay to Landlord, as additional rent hereunder, the amount of such deficiency within thirty (30) days after the date of such agreement. All costs and expenses of any such examination made pursuant to this Section 6.2.3 shall be paid by Tenant except insofar as Landlord and Tenant agree as a result of such examination that Landlord overstated Operating Expenses by more than seven percent (7%), in which case Landlord shall pay any reasonable out-of-pocket fees and expenses charged by Tenant’s public accounting firm, but in no case more than the amount overpaid by Tenant for such Operating Year.

6.2.4 GENERAL APPLICABILITY. The imposition on Landlord by any portion of this Lease of an obligation to perform any work, repairs or other acts with respect to the Property shall not be construed as preventing Landlord from including the cost of such work, repairs or other acts in Operating Expenses, to the extent the same is otherwise properly includible therein pursuant to this Section 6.2.

ARTICLE 7

REPAIRS AND SERVICES

7.1 LANDLORD’S OBLIGATION TO REPAIR. Except as otherwise provided in this Lease, Landlord shall, throughout the Lease Term, keep and maintain in good order, condition and repair:

(a) the roof, the exterior and load bearing walls (including exterior windows), the foundation, the structural floor slabs and other structural elements of the Building; and

(b) the common facilities of the Building, including HVAC, plumbing and other Building systems and equipment servicing the Premises (other than any supplementary or accessory HVAC, and telecommunication/computer systems and/or any item of such equipment exclusively serving the Premises) up to the point of connection to the Premises and electricity servicing Common Areas.

Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressly provided in this Section 7.1, unless expressly otherwise provided in this Lease. Tenant shall promptly give Landlord notice of any damage to the Premises or the Building (whether or not caused by Tenant) or of any Latent Defects in any portion thereof or in any fixtures or equipment therein promptly after Tenant first learns thereof. In making any repairs, alterations, additions or improvements in the Premises, Landlord shall, use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever. Subject to the foregoing, Landlord will correct any such Latent Defects promptly after receipt of such notice from Tenant; provided, however, if Tenant does not notify Landlord of any Latent Defect within twelve (12) months after the Commencement Date, then Landlord shall have no obligation to repair or correct such Latent Defect. “Latent Defects” shall mean defects in the Work that adversely affect Tenant’s use of the Premises for the Permitted Use in any material respect, which defects, despite the exercise of commercially reasonable efforts by Tenant, are not susceptible of being detected (and are not detected) as of the Commencement Date.

7.2 TENANT’S REPAIRS AND MAINTENANCE.

(a) Tenant covenants and agrees that, from and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant, at its expense, will keep neat and clean and maintain in good order, condition and repair the Premises, Alterations and all fixtures or facilities contained in the Premises which do not constitute part of the common areas or the Building systems, including, without limitation, any distribution conduits for the HVAC system serving the Premises, any supplemental air conditioning units installed by or on behalf of Tenant or any other Tenant Party, any private lavatory and any public lavatories located on floors leased entirely to Tenant, shower, toilet, washbasin and kitchen facilities, and all plumbing serving or connected to such systems or facilities, and will make all required repairs thereto and/or replacements of portions thereof, excepting only for those repairs or replacements for which Landlord is responsible under the terms of Section 7.1 or Article 12 of this Lease. Tenant shall not permit or commit any waste, and, notwithstanding anything to the contrary set forth in Section 7.1, Tenant shall be responsible for the cost of all repairs and replacements to the Premises, the Building and the facilities of the Building, whether ordinary or extraordinary, structural or, non-structural, when necessitated by Tenant’s, or its subtenant’s or assignee’s, moving property in or out of the Building or installation or removal of furniture, fixtures or other property or by the performance by Tenant, or its subtenant or assignee, of any alterations or other work in the Premises, or when necessitated by the acts, omission, misuse, neglect or improper conduct of Tenant, its assignee or subtenant, or its or their agents, employees, contractors or invitees or the use or occupancy or manner of use or occupancy of the Premises other than in accordance with the terms of this Lease. All of said repairs and any restorations or replacements required in connection therewith shall be of a quality and class at least equal to the original work or installations and shall be done in a good and workmanlike manner to the satisfaction of Landlord.

(b) If repairs or replacements are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and (except in cases of emergency, where no notice or demand shall be required) if Tenant refuses or neglects to commence such repairs or replacements within thirty (30) days after such demand or to complete the same with reasonable diligence thereafter, Landlord may (but shall not be required to do so) make or cause such repairs or replacements to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason thereof. If Landlord makes or causes such repairs or replacements to be made, Tenant agrees that Tenant will forthwith, on demand, pay to Landlord as Additional Rent the cost thereof, together with interest thereon at the Lease Interest Rate.

7.3 SERVICES. Subject to the provisions of Sections 14.3 and 20.12, Landlord agrees to provide the services set forth in Exhibit D annexed hereto to the Building and the Premises during Operating Hours (as defined in Exhibit D). In the event that Tenant purchases any utility service directly from the provider, Tenant shall promptly provide to Landlord copies of the utility bills for Tenant’s usage of such services in a format reasonably acceptable to Landlord. Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease for such service, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service. Landlord shall not be obligated to provide any services to the Premises other than as set forth on Exhibit D annexed hereto; provided, however, Landlord shall be obligated to provide any Non-Common Services reasonably requested by Tenant and approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed). The consumption of any such Non-Common Services required by Tenant and provided by Landlord may be measured by one or more submeters installed by Landlord at Tenant’s sole cost and expense. Tenant shall pay the charges for such services within thirty (30) days after rendition of bills therefor, which bills shall be rendered by or on behalf of Landlord separately for any such charge and shall be delivered no less frequently than monthly. Landlord’s failure to render or delay in rendering a bill with respect to any month shall not prejudice Landlord’s right to thereafter render a bill with respect to any such month, nor shall the rendering of a bill for any month prejudice Landlord’s right to thereafter render a corrected bill for such month.

7.4 LAB COSTS. Solely in the event that Tenant operates a laboratory in the Premises, Tenant shall pay to Landlord, as Additional Rent, the Lab Costs for each Operating Year or, in the case of an Operating Year only a fraction of which is included in the Lease Term, the applicable portion thereof. Lab Costs for each Operating Year shall be payable in monthly installments as follows: estimated payments by Tenant on account of Lab Costs shall be made on the first day of each and every calendar month during the Lease Term, and otherwise in the same fashion herein provided for the payment of Annual Fixed Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year with a sum equal to Tenant’s required payments, as estimated by Landlord from time to time, on account of Lab Costs for such Operating Year. Landlord shall deliver to Tenant an annual estimate of Lab Costs for each calendar year during the term, which may be revised by Landlord from time to time during such calendar year, including, without limitation, to increase such estimate as a result of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement or service benefiting the Lab Area or a portion of the Building that includes the Lab Area or that varies with occupancy or use. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed statement of Lab Costs for such Operating Year. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant’s required payment on account therefor for such Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Lab Costs (or refund such overpayment if the Lease Term has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Lab Costs shall be calculated on the accrual basis of accounting. As used herein, the term (i) “Lab Costs” shall mean the aggregate of all costs and expenses (including taxes, if any, thereon) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in connection with the operation and maintenance of the Lab Area and the Lab Systems, including all expenses incurred by Landlord as a result of its compliance with any of its obligations under Sections 20.31, but excluding Operating Expenses, and (ii) “Lab Area” shall mean the portion of the Premises dedicated solely to laboratory uses (and not office uses) qualifying as Qualified Life Sciences Uses. Landlord acknowledges and agrees that Tenant’s initial use of the Premises will be for office space for a life sciences company; accordingly, so long as Tenant does not operate any laboratory in the Premises, then Tenant will not be obligated to pay any Lab Costs under this Lease.

ARTICLE 8

ALTERATIONS

8.1 TENANT’S RIGHTS. Tenant may from time to time during the Lease Term, at its expense, make such alterations, additions, installations, substitutions, improvements and decorations (collectively, with Tenant’s Work, referred to as “Alterations”) in and to the Premises as Tenant may consider necessary or desirable for the conduct of its business in the Premises, subject to the following conditions:

(a) the outside appearance or the strength of the Building or any of its structural parts shall not be affected;

(b) no part of the Building outside of the Premises shall be physically affected;

(c) no other tenant or occupant of the Building, and no common area of the Building, shall be affected;

(d) the proper and economical functioning of the Building systems or facilities of the Building or any portion thereof shall not be affected;

(e) before proceeding with any Alterations, Tenant shall obtain Landlord’s written consent and submit to Landlord for approval plans and specifications for the work to be performed; it being agreed that Landlord shall not unreasonably withhold, condition or delay its consent if the proposed Alteration is not a Material Alteration. For purposes of this Article 8, the term “Material Alteration” means any Alteration that (i) affects the outside appearance of the Building or the structure of the Building, including the structural elements of the walls, floors, ceiling or columns of the Building, (ii) would physically affect any components of the exterior of the Building, (iii) would affect the Building systems or services, (iv) would adversely affect the provision of services to other Building occupants, (v) would involve excessive noise or fumes (including, but not limited to any Alterations(s) involving (A) demolition, (B) cutting, trenching, chopping and drilling of floor slabs, (C) shooting fasteners into slab, floor or overhead, (D) spraying of paint or other coatings, (E) disconnects or shutdowns affecting other tenants or other parts of the Building, (F) burning or welding of steel which causes fumes to be transmitted to other parts of the Building or (G) the use of air-hammers or concrete saws) or (vi) would include work that requires the removal of a portion of the floor slab in any portion of the Premises, or access to, or penetration of the floor slab adjacent to, any space occupied by any other tenant or occupant of the Building (other than Tenant’s subtenants). Landlord’s prior written consent shall not be required for any Alterations that are purely decorative or cosmetic Alterations (and that are not otherwise Material Alterations) such as painting, wall coverings and floor coverings and that do not cost in excess of Fifty Thousand and 00/100 Dollars ($50,000.00). Landlord may as a condition of its consent require Tenant (i) to perform all such work at such times and in such manner as to create the least practicable interference with the use of the Building by the other tenants and occupants thereof, including, but without limitation, on an “overtime” basis, (ii) to make revisions in and to its plans and specifications, and/or (iii) to agree to remove, at or prior to the Expiration Date, any item of work shown on such plans of an unusual nature, such as, but not limited to, internal stairways, pantries, lavatories, vaults, special flooring for computer areas and the like (“Specialty Alterations”), and to restore the affected portion of the Premises;

(f) before proceeding with any Alterations, any required consent from any Mortgagee and/or Overlandlord shall have been obtained; provided, however, with respect to any future Mortgagee or Overlandlord, the provisions of the mortgage or Underlying Lease, as applicable, requiring such future Mortgagee or Overlandlord’s consent shall be commercially reasonable; and

(g) in performing the work involved in such Alterations, Tenant shall perform, observe and comply with all of the conditions and covenants set forth in the provisions of this Article 8.

Landlord’s review and approval of Tenant’s plans and specifications and consent to the performance of the work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable law and insurance requirements, nor shall it be deemed a waiver by Landlord of compliance by Tenant with any provisions of this Lease, nor shall it impose upon Landlord any liability or obligation with respect to such work or the performance thereof. All Alterations together with the Work and other non-base Building improvements in the Premises are collectively referred to herein as the “Leasehold Improvements”. If Landlord fails to respond within ten (10) Business Days after Tenant’s submittal of Tenant’s plans and specifications, Tenant may provide Landlord with an additional notice which shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO COMMENCE CONSTRUCTION IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS SUBMITTED TO LANDLORD WITH THIS REQUEST”. If Landlord fails to respond to such notice within five (5) Business Days after receipt by Landlord, then Tenant’s plans and specifications for which the request is submitted shall be deemed to be approved by Landlord and Tenant shall be entitled to perform the Alterations to which such plans and specifications relate, provided that, as to commencing such Alterations, such plans and specifications have been appropriately filed in accordance with all applicable law and insurance requirements, all permits and approvals required to be issued by any governmental authority with respect to such phase of construction work shall have been duly issued, and Tenant shall otherwise have complied with all provisions of this Lease relating to such Alterations.

8.2 CONFORMITY WITH LAW. Tenant covenants and agrees that any Alterations made by it to or upon the Premises shall be done in a good and workmanlike manner and in conformity and compliance with all applicable laws, ordinances, regulations and requirements of all public authorities having jurisdiction, and with all applicable requirements of insurers and insurance rating or underwriting organizations, that new materials and equipment of at least equal quality and class to the original installations in the Building shall be employed therein, that the structure of the Building shall not be endangered or impaired thereby and that the Premises shall not be diminished in value thereby.

8.3 PERFORMANCE OF WORK, GOVERNMENTAL APPROVALS, INSURANCE.

(a) All Alterations and installation of furnishings by Tenant (i) shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or interfere with or delay Building construction or operation or increase the cost thereof, (ii) shall not interfere with the use or occupancy of any other tenant or occupant of the Building (iii) to the extent connected to or involving any portion of the HVAC, plumbing, electrical, life safety, proprietary or other systems of the Building, shall be performed by a contractor designated by Landlord in its sole and absolute discretion, and (iv) with respect to all Alterations and installations which are not the subject of the foregoing clause (iii), shall be performed by contractors and subcontractors first approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned).

(b) Tenant shall (i) procure all necessary governmental permits, licenses and certificates, (ii) make all required filings of plans with governmental authorities before making any Alterations, (iii) obtain all required governmental approvals upon the completion thereof, and (iv) deliver copies of the items set forth in subsections (i) through (iii) above to Landlord for inspection by Landlord, and, if applicable, for Landlord’s approval. Upon completion of any Alterations, Tenant shall deliver to Landlord (i) an architect’s certificate from Tenant’s architect certifying that the Alterations have been completed in accordance with the approved plans and specifications and (ii) three (3) complete “as built” sets of Tenant’s plans and specifications prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium reasonably approved by Landlord and generally used in the industry) using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may reasonably accept) and digital files of such record drawings and specifications, translated into in a format compatible with AutoCAD Release 2000 or later or another format reasonably acceptable to Landlord. Tenant shall use an expediter designated by Landlord in connection with making such filings and obtaining such permits, licenses, certificates and approvals. At any and all times during the period of construction of any Alterations, Landlord shall be entitled to have a representative or representatives on the site to inspect such Alterations, and such representative or representatives shall have free and unrestricted access to any and every part of the Premises. Tenant shall keep full and accurate records of the cost of any Alterations in and to the Premises and shall, if requested by Landlord, make the same available to Landlord for use in connection with any proceeding to review the assessed valuation of the Building or any proceedings to acquire the Land and Building for public or quasi-public use.

(c) Tenant agrees to save harmless and indemnify Landlord and all other Landlord Parties from and against any and all injury, loss, claims, damage and expense (including attorneys’ fees and disbursements) to any person or property occasioned by or arising out of the performance of any Alterations pursuant to the provisions of Section 11.1 hereof. In addition, Tenant shall carry or cause each contractor to carry the insurance required pursuant to Section 11.13 hereof.

(d) In connection with the making of any Alterations, Tenant shall (i) make all arrangements for, and shall pay all expenses incurred in connection with, use of the freight elevator(s) serving the Premises, (ii) comply with Landlord’s alteration rules and regulations for the Building and (iii) pay to Landlord its actual out-of-pocket costs for reviewing Tenant’s plans and specifications and to reimburse Landlord for its actual out-of-pocket costs of other services performed or other actual out-of-pocket costs reasonably incurred by Landlord in connection with such Alterations. Notwithstanding anything to the contrary contained herein or in Exhibit D attached hereto, Landlord shall waive all charges for Tenant’s use of the freight elevator(s) during non-Operating Hours for the first thirty (30) hours of aggregate usage by Tenant in connection with Tenant’s initial move in to the Premises or Tenant’s surrender of the Premises in accordance with Section 20.4.

8.4 LIENS. Tenant shall promptly pay and discharge all costs and expenses of any work done in or on the Premises by Tenant or its subtenants, and its and their agents, employees or contractors, and shall not do or fail to do any act which shall or may render the Building or any part thereof, or the Premises or any part thereof subject to any mechanic’s lien or other lien or security agreement or charge or chattel mortgage or conditional bill of sale or title retention agreement (hereinafter collectively called “Lien”), and if any Lien be filed against the Building, the Premises, any Alterations, or any portion of any of the foregoing, Tenant shall, at Tenant’s own cost and expense, cause the same to be removed of record by bonding or otherwise within twenty (20) days after the filing of any such Lien; and, in default thereof, Landlord may, in addition to any other rights and remedies it may have by reason of Tenant’s default, cause any such Lien to be removed of record by payment or bond or otherwise, as Landlord may elect, and Tenant shall reimburse Landlord as Additional Rent for all costs and expenses incidental to the removal of any such Lien incurred by Landlord, together with interest thereon at the Lease Interest Rate.

8.5 VIOLATIONS; DISRUPTION. Tenant, at its expense, and with diligence and dispatch, shall cause to be discharged or cancelled all notices of violation arising from any Alterations which are issued by the Department of Buildings of The City of New York or any other public or quasi-public authority having jurisdiction. Nothing contained in this Section 8.5 shall prevent Tenant from contesting, in good faith and at its own expense, any such notices of violation, provided that Tenant shall comply with the provisions of Section 9.3 hereof. In addition, Tenant shall not exercise any of its rights under this Article 8 or any other provision of this Lease, or use or occupy the Premises, in such manner as would create any work stoppage, picketing, labor disruption or dispute or a violation of any of Landlord’s union contracts affecting the Land or Building, or which would unreasonably interfere with the business of Landlord or of any tenant or occupant of Building. In the event of the Tenant’s failure to comply with the preceding sentence, Tenant shall, immediately upon notice from Landlord, cease all manner of exercise of such rights which give rise to such failure to comply. If Tenant shall fail to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any other rights available to it under this Lease and pursuant to law, shall have the right to seek an injunction without notice to the Tenant.

8.6 TENANT’S PROPERTY. Except as otherwise provided in this Section 8.6, all work, construction, repairs, Alterations, other improvements or installations made to or upon the Premises (including, but not limited to, the construction performed by Landlord or Tenant under Article 4 and Exhibit C), whether or not at the expense of Tenant, shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the Expiration Date or earlier termination of the Lease Term:

(a) Tenant’s movable business equipment and movable partitions, telephone and other communications equipment, laboratory equipment, computer systems, furniture, trade fixtures, furnishings, goods, supplies, wares, merchandise and other items of personal property (excluding Lab Systems, property which is built into the Premises and custom-fitted furniture or cabinetry) and personal property of third parties in the Premises in Tenant’s care, custody, use or control, including but not limited to leased or rented property, in each case paid for without any contribution to the cost thereof from Landlord, which are removable without damage to the Premises or Building (collectively, “Tenant’s Property”) shall remain the property of Tenant (or such third parties) and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term and shall be removed by Tenant at the expiration or earlier termination of the Lease Term. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any Tenant’s Property from the Premises.

(b) At the Expiration Date or earlier termination of the Lease Term, unless otherwise specified in writing by Landlord, Tenant shall remove from the Premises any Specialty Alterations made to the Premises for which such removal was made a condition of such consent under Section 8.1 or Exhibit C. Upon such removal Tenant shall restore the Premises to their condition prior to installation of such Specialty Alterations and repair any damage occasioned by such removal and restoration.

(c) Any items of Tenant’s Property which remain on the Premises after the Expiration Date or earlier termination of the Lease Term may, at the option of Landlord, be deemed to have been abandoned and in such case may either be retained by Landlord as its property or may be disposed of without accountability, at Tenant’s expense, in such manner as Landlord may see fit.

8.7 SURVIVAL. The provisions of this Article 8 shall survive the expiration or sooner termination of this Lease.

ARTICLE 9

LAWS, ORDINANCES, REQUIREMENTS OF PUBLIC AUTHORITIES

9.1 CERTIFICATE OF OCCUPANCY. Landlord covenants and agrees that throughout the Lease Term, Landlord will not amend the certificate of occupancy issued for the Building so as to prohibit Tenant from using the Premises for the Permitted Use.

9.2 TENANT’S OBLIGATIONS. Except as otherwise set forth herein, Tenant shall, at its expense, comply with all laws and requirements of public authorities, all licenses and permits required for the proper and lawful conduct of Tenant’s business in the Premises (including all applicable environmental laws) and all requirements of insurance bodies now or hereafter in effect which shall, with respect to the Premises or the occupancy, use or manner of use of the Premises or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant, including without limitation, any violation, order or duty arising from (i) Tenant’s use of the Premises, (ii) the manner of conduct of Tenant’s business in the Premises or the operation by Tenant of its installations, equipment or other property thereon, (iii) any cause or condition created by or at the instance of Tenant, (iv) the making or performance of any Alterations, installations or other work by Tenant in or on the Premises, including, without limitation, any Tenant’s Work, or (v) the breach by Tenant of any of its obligations under this Lease; and Tenant shall make all repairs or Alterations required thereby, whether structural (in which event all such repairs or Alterations shall be performed by Landlord and the reasonable cost thereof shall be paid by Tenant) or nonstructural, ordinary or extraordinary; provided, however, Tenant shall only be required to make any such structural Alterations to the extent the need for the same arises as a result of (A) Tenant’s particular manner of use of the Premises or the manner of conduct of Tenant’s business in the Premises or the operation by Tenant of its installations, equipment or other property thereon, where such manner of use, conduct or operation shall be reasonably distinguishable from the ordinary use, conduct or operation of a business using the Premises for ordinary office purposes or (B) any of the circumstances described in clauses (iii) through (v) above. In addition to the foregoing, Tenant agrees to participate in all fire and other safety compliance procedures instituted by Landlord and/or public authorities for the Building.

9.3 TENANT’S RIGHT TO CONTEST. If Tenant receives notice of any violation of any law or requirement of public authority or requirement of insurance bodies applicable to the Premises, it shall give prompt notice thereof to Landlord. Tenant may, at its expense, contest the validity or applicability of any such law or requirement of public authority or requirement of insurance bodies by appropriate proceedings prosecuted diligently and in good faith, and may defer compliance therewith, provided that (i) no Landlord Party is thereby subjected to criminal prosecution or criminal or civil penalty of any nature, (ii) no unsafe or hazardous condition remains unremedied, (iii) the Premises, or any part thereof, shall not be subject to being condemned or vacated by reason of such non-compliance or such contest, (iv) no insurance policy carried in respect of the Property by Landlord is cancelled and no premium for any such policy is increased by reason of such non-compliance or such contest, (v) Landlord shall not be prevented from obtaining or maintaining any permits or licenses in connection with the operation of the Building or the Property or any portion thereof, nor shall the certificate of occupancy be suspended or threatened by reason of such non-compliance or such contest, (vi) such non-compliance or contest shall not constitute or result in any violation of any Underlying Lease or any mortgage on the Building or on an Underlying Lease thereof, and Tenant complies with all requirements of all such Underlying Leases or mortgages including those, if any, relating to the furnishing of security, and (vii) if Landlord so requires, Tenant furnishes to Landlord the bond of a surety company, in form and substance satisfactory to Landlord, in an amount at least equal to [***] of the cost of such compliance (as estimated by Landlord), or such other security reasonably satisfactory in all respects to Landlord. Tenant hereby agrees to indemnify and save the Landlord Parties harmless from and against any loss, liability, damage and expense arising out of any such deferral of compliance or contest, including, without limitation, attorneys’ fees and disbursements and other expenses reasonably incurred by Landlord, and Tenant shall keep Landlord advised as to all settlements of such contest. Landlord agrees to execute any document reasonably required by Tenant in order to permit Tenant effectively to carry on any such contest, provided Landlord is not thereby subjected to any cost or expense or exposed to any liability or obligation on account thereof.

9.4 WINDOW CLEANING. Tenant will not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the New York Labor Law or of the rules of the New York City Board of Standards and Appeals or of any other board or body having or asserting jurisdiction.

ARTICLE 10

USE

10.1 PERMITTED USE. Tenant shall use and occupy the Premises only for one or more of the following uses: (i) “turnkey” floor space outfitted in a manner consistent with wet laboratory space dedicated to life sciences research and development where chemicals, drugs, or other material or biological matter are tested and analyzed requiring water, direct ventilation, and specialized piped utilities, and including laboratory support and ancillary office space, (ii) life sciences research and development space where chemicals, drugs, or other material or biological matter are tested and analyzed requiring water, direct ventilation and specialized piped utilities, and including wet or dry laboratory space, laboratory support and ancillary office space required in connection with such research and development use or (ii) life sciences, applied science, physical science, medical technology, digital health, and bioinformatics spaces in the form of offices and/or dry laboratories (collectively, “Qualified Life Science Uses”). Subject to the other provisions of this Lease (including all exhibits) and such regulations and procedures as may from time to time be in effect, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week. In no event shall Tenant use or permit to be used any portion of the Premises for a Non-Qualified Use (as defined in the Agency Lease) during the PILOT Term.

10.2 ADDITIONAL PERMITTED USES. Tenant may, in addition to using the Premises for the purposes permitted by Section 10.1 but subject to Tenant’s compliance in respect thereof with the provisions of Section 9.2, also use portions of the Premises for the installation, maintenance and operation in the Premises of (i) electronic data processing equipment, word processing equipment and business machines, (ii) duplicating equipment, (iii) one Fitness Center (subject to Section 10.8), (iv) file rooms, pantries (subject to Section 10.9), meeting, training and conference centers and rooms, and (v) a private bathroom and shower (subject to Section 10.10), in each case used for purposes incidental to the business of Tenant with electrical loads and floor loads not to exceed the respective load capacities set forth in Exhibit D.

10.3 RESTRICTIONS. Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept in the Premises, which would in any way (i) violate any law or requirement of public authorities or requirement of insurance bodies, (ii) cause structural injury to the Building or any part thereof, (iii) interfere with the normal operation of the HVAC, plumbing, electrical or other mechanical or electrical systems of the Building or the elevators installed therein, (iv) constitute a public or private nuisance, (v) alter the appearance of the exterior of the Building, (vi) affect in any adverse way any portion of the interior of the Building other than the Premises, (vii) unreasonably interfere with the use or occupancy of any other tenant or occupant of the Building, (viii) create any offensive odors or noise or (ix) result in the leakage of fluid or the growth of mold or the creation of any other condition which causes, or in Landlord’s reasonable opinion would be likely to cause, an internal air quality problem in the Premises or the Building. Tenant shall not solicit other occupants of the Building to use wireless internet service that emanates from the Premises. Tenant shall use reasonable efforts to prevent the signals of Tenant’s wireless internet service (if any) from emanating beyond the Premises or otherwise interfering in any material respect with any Building systems. Tenant shall not, nor permit any Tenant Party to, photograph, broadcast, record or otherwise make, use or transmit images of the Premises or the Building for any reason including, without limitation, for use in movies, television, the internet, newspapers, magazines or other publications or media; provided that the foregoing shall not prohibit (A) the making or use of images of the Premises or the Building by Tenant and its permitted assignees and subtenants solely in connection with advertising approved by Landlord for marketing the Premises or a portion thereof for assignment or subletting (subject to the provisions of Article 13 hereof) or (B) the photographing and transmission of images of the Premises by Tenant for advertising its own business; provided, further, that in no event shall Tenant use any such images in a manner disparaging to the Premises, the Building, Landlord or any Landlord Party.

10.4 PROHIBITED USES. Without limiting the restriction on use set forth in Section 10.1, Tenant shall not under any circumstance use or permit the use of the Premises or any part thereof for any of the following which are expressly prohibited:

(a) sale at retail of any products or materials whatsoever;

(b) the conduct of a public auction of any kind;

(c) the conduct of a commercial bank, trust company, savings bank, safe deposit or savings and loan association or any branches of any of the foregoing or a loan company business (except for the conduct of a credit union or benefit plan for Tenant’s employees);

(d) the issuance and sale of traveler’s checks, foreign drafts, letters of credit, foreign exchange or domestic money orders or the receipt of money for transmission;

(e) an employment agency;

(f) offices or agencies of a foreign government or political subdivisions thereof;

(g) offices of any governmental bureau or agency of the United States or any state or political subdivision thereof;

(h) offices of any charitable, religious, union or other not-for-profit or any tax exempt entity within the meaning of Section 168(j)(4)(A) of the Internal Revenue Code of 1986, as amended, or any successor statute, or rule or regulation applicable thereto (provided, however, that this Section 10.4(h) shall not prohibit use of the Premises by a not-for-profit or tax exempt entity (such as a university research group) for Qualified Life Sciences Uses);

(i) offices of any public utility company, other than corporate, executive or legal staff offices;

(j) data processing services rendered primarily to others than Tenant and which are not strictly ancillary to Tenant’s business;

(k) health care professionals seeing patients on an off-the-street basis;

(l) schools or other training or educational uses (other than those which are strictly ancillary to the Tenant’s business, such as training of Tenant’s personnel to be employed in the Building);

(m) a clerical support business rendering clerical support services primarily to others than Tenant or performing functions other than those which are strictly ancillary to Tenant’s business;

(n) reservation centers for airlines or for travel agencies;

(o) broadcasting centers for communications firms, such as radio and television stations;

(p) any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities or sexual conduct or any other use that has or could reasonably be expected to have a material adverse effect on Landlord’s financial condition, the value of the Building or the income therefrom;

(q) a showroom;

(r) except as expressly set forth herein, gyms and exercise facilities and equipment including, without limitation, cardiovascular and weight/resistance machines, free weights, exercise and physical training rooms;

(s) any other use or purpose which, in the reasonable judgment of Landlord, is not in keeping with the character and dignity of the Building or which is prohibited under the Rules and Regulations; and

(t) any other use or purpose that, in the reasonable judgment of Landlord, is prohibited under, or inconsistent with, the Lab Rules and Regulations.

10.5 LICENSES AND PERMITS. If any governmental license or permit (other than the Building certificate of occupancy which permits general office use and the Qualified Life Sciences Uses) shall be required for the proper and lawful conduct of Tenant’s business in the Premises, or any part thereof, including, specifically, but without limitation, any place of assembly permit or any amendment to the Building certificate of occupancy, Tenant, at its expense, shall duly apply for, procure and thereafter maintain such license or permit and submit the same to Landlord for inspection by Landlord. Tenant’s application for and procurement of any such license, permit or amendment shall be subject to Landlord’s review and approval, which shall not be unreasonably withheld or delayed. Tenant shall at all times comply with each such license and permit and shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in violation of the certificate of occupancy for the Building.

10.6 HAZARDOUS SUBSTANCES. No Tenant Party shall store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Premises, the Building or Property any “Hazardous Substance” (as defined below), except for storage, handling and use of reasonable quantities and types of biologics, pharmaceuticals, cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant’s business in the Premises. Tenant agrees that (a) the storage, handling, use and disposal of such permitted Hazardous Substances must at all times conform to all applicable laws and requirements of public authorities and to applicable fire, safety and insurance requirements; and (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant’s operation in the Premises and reasonable and appropriate for similar first-class office, laboratory and research buildings in the midtown south area of Manhattan. Tenant shall furnish to Landlord evidence reasonably acceptable to Landlord of Tenant’s compliance with this Section 10.6 from time to time upon Landlord’s request. Tenant shall indemnify, defend and hold harmless Landlord Parties from and against any and all claims, damages, losses, actions, causes of actions, proceedings, liens, fines, penalties, costs, expenses and liabilities arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants’ fees and attorneys’ fees, and such indemnity shall survive the expiration or earlier termination of this Lease. Tenant agrees that Landlord may be irreparably harmed by Tenant’s breach of this paragraph and that an injunction and/or specific performance action may appropriately be brought by Landlord; provided that, Landlord’s election to bring or not bring any such injunction and/or specific performance action shall in no way limit, waive, impair or hinder Landlord’s other remedies against Tenant. If Hazardous Materials are present in the Premises or on any floor containing a portion of the Premises and such presence is not caused by a Landlord Party, a Tenant Party or anyone claiming by, through or under a Tenant Party, Landlord shall, at Landlord’s sole cost and expense, use commercially reasonable efforts to enforce all of its rights and remedies (including, without limitation, the exercise of any self-help rights) against the party that caused such presence (provided that the foregoing shall not require Landlord to evict any Tenant or commence or prosecute any litigation). As used in this Lease, the term “Hazardous Substance” shall mean and include any chemical, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or later designated, classified, listed or regulated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State of New York, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, biologics and pharmaceuticals, polychlorinated biphenyls and freon and other chlorofluorocarbons. Landlord covenants that, as of the Commencement Date, the Premises shall be free of Hazardous Materials that violate applicable laws or requirements of public authorities. Landlord shall be responsible, at its sole cost and expense, to remove or remediate any Hazardous Substances found in the Premises during the Lease Term to the extent due to a breach of the foregoing covenants by Landlord or introduced into the Premises by Landlord by a Landlord Party.

10.7 OPERATIONS AND MAINTENANCE PROGRAMS. Tenant shall implement and comply with any reasonable operations and maintenance program with respect to the Premises, which program (i) shall address any asbestos-containing material, lead-based paint, mold and/or other applicable conditions that may now or in the future be detected at or on the Premises, and (ii) shall be subject to Landlord’s approval. Without limiting the generality of the preceding sentence, with respect to such operations and maintenance program, Landlord may require (a) periodic notices or reports to Landlord in form, substance and at such intervals as Landlord may reasonably specify, (b) an amendment to such operations and maintenance program to address changing circumstances or laws and (c) at Tenant’s sole cost and expense, supplemental examination of the Premises by consultants.

10.8 FITNESS CENTER. Any fitness center facility permitted to be operated in the Premises (the "Fitness Center") shall only be located in a location designated by Tenant and acceptable to Landlord. There shall only be one (1) Fitness Center. The Fitness Center may only be used by personnel of Tenant and any permitted subtenants and licensees ordinarily working in the Building (and with respect to employees of Tenant or a permitted subtenant subleasing all or substantially all of the Premises, visiting the Premises from another location and short-term invitees of Tenant; provided, however, in no event shall the Fitness Center be held open for use by the general public. Tenant specifically agrees to perform or have performed on its behalf and its own expense all prudent and necessary analysis and work to ensure that the Fitness Center (including, without limitation, any and all weight machines, treadmills and other equipment) is designed and constructed (1) such that the use, operation and maintenance thereof does not result in any noise that can be heard outside the Premises or any vibrations that can be felt outside the Premises, (2) to be properly integrated into and not have any adverse impact upon the structure of the Building and its harmonics, and (3) not to have any adverse impact upon any area of the Building outside the Premises, including, without limitation, the Lab Areas, common areas or facilities, space demised to any other tenant or occupant and space controlled by Landlord. Notwithstanding Tenant's compliance with the foregoing and with the other provisions of this Lease, Landlord shall have the right, if Landlord has received a complaint by any other tenant or occupant of the Building of interference or material adverse impact caused by such exercise facilities and Landlord reasonably believes such complaint arises from a condition violative of the immediately preceding sentence, to require Tenant to immediately discontinue use of the Fitness Center upon notice from Landlord, and Tenant shall discontinue such use, until such time as Tenant rectifies the cause of and eliminates such interference or material adverse impact to the reasonable satisfaction of Landlord.

10.9 PANTRIES. Incidental to the primary use of the Premises for executive, administrative and general offices as provided in this Article 10, subject to the provisions of this Lease (including the provisions of Article 8), applicable laws and requirements of public authorities, the Rules and Regulations or the Lab Rules and Regulations, one or more portions of the Premises may be used as pantries and/or warming kitchens, which may contain reheating (but not cooking) equipment, such as microwaves, coffee makers, sinks, ice makers, soda machines, vending machines, tables and chairs, dishwashers, hot water heaters and refrigerators; provided that: (i) no cooking of food (other than the reheating of food by microwave or warming ovens that do not require venting) shall be done in any such pantry, (ii) no food or beverages will be kept or served in the Premises in a manner or under any conditions which result in fumes or odors being emitted from, or detectable outside of, the Premises such that same may unreasonably affect other tenants or occupants of the Building, and (iii) such portion or portions of the Premises shall be at all times maintained by Tenant in a clean and sanitary condition and free of refuse, insects and rodents (including required use of extermination services).

10.10 WET INSTALLATIONS. Ancillary to the use of the Premises for executive, administrative and general office use pursuant to Section 10.1 hereof, Tenant may install, or cause to be installed, one (1) private bathroom and one (1) shower (collectively, the “Wet Installations”), at its sole cost and expense; provided, however, that (i) Tenant install, or cause to be installed, in connection therewith a membrane waterproofing system throughout all areas of the Premises containing such Wet Installations, which shall be maintained by Tenant throughout the Term in good working order, (ii) Tenant shall be solely responsible at its expense throughout the Term for (1) preserving the watertight integrity of the Wet Installations and (2) all leaks from the Wet Installations to all areas of the Building beneath the Premises and any damage caused thereby, (iii) Tenant shall promptly cease the use of any Wet Installation in the event of any water leaks occurring from such the Wet Installation, and shall promptly inform Landlord of the same and diligently perform, at Tenant’s sole cost and expense, any work or alteration reasonably requested by Landlord to remedy such problem and (iv) the indemnity in Section 11.1 shall apply with respect to any and all claims arising out of any such leak.

ARTICLE 11

TENANT’S INDEMNITY AND INSURANCE

11.1 TENANT’S INDEMNITY.

(a) Indemnity. To the fullest extent permitted by law, Tenant waives any right to contribution against the Landlord Parties (as hereinafter defined) and agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature arising from or claimed to have arisen from (i) any act, omission or negligence of the Tenant Parties (as hereinafter defined); (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises for any reason or (B) the Commencement Date, and thereafter throughout and until the end of the Lease Term and after the end of the Lease Term for as long after the Lease Term as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Building, or on common areas or the Property, where such accident, injury or damage results, or is claimed to have resulted, from any act, omission or negligence on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant; except, in each case, to the extent that any such claim results from the gross negligence or willful misconduct of Landlord or any other Landlord Party. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that a Landlord Parties may have under this Lease or the common law. Notwithstanding anything to the contrary herein, in no event shall Tenant be liable for any loss of business or any other consequential, special or punitive damages under this Section 11.1(a) unless a Landlord Party shall be required to pay the same to a third party.

(b) Breach. In the event that Tenant breaches any of its indemnity obligations hereunder or under any other contractual or common law indemnity: (i) Tenant shall pay to the Landlord Parties all liabilities, losses, costs and expenses (including attorney’s fees) incurred as a result of said breach; and (ii) the Landlord Parties may deduct and offset from any amounts due to Tenant under this Lease any amounts owed by Tenant pursuant to this Section.

(c) No limitation. The indemnification obligations under this Section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

(d) Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.

(e) Survival. The terms of this Section shall survive any termination or expiration of this Lease.

(f) Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.

(g) Landlord Parties and Tenant Parties. The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents and leasing agents for the Building, Landlord’s asset manager for the Building, each Overlandlord, each Mortgagee, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

11.2 TENANT’S RISK. Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Property as Tenant is given the right to use by this Lease at Tenant’s own risk, subject to Landlord’s obligations under this Lease. Except to the extent arising out of the gross negligence or willful misconduct of Landlord or any other Landlord Party, the Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Property, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Property, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Property, or from drains, pipes or plumbing fixtures in the Building or the Property, or from any electrical failure in the Building or the Property. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. The provisions of this Section shall be applicable to the fullest extent permitted by law, and until the expiration or earlier termination of the Lease Term, and during such further period as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or of the Building. None of the foregoing shall be deemed to excuse Landlord from its maintenance, repair, restoration or other obligations under this Lease.

11.3 TENANT’S COMMERCIAL GENERAL LIABILITY INSURANCE. Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date and thereafter throughout and until the end of the Lease Term of this Lease and after the end of the Lease Term for as long after the Lease Term as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or any portion thereof, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another ISO Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limit of liability of such insurance shall be $[***] per occurrence, which may be satisfied through a combination of primary and excess/umbrella insurance. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.

11.4 TENANT’S PROPERTY INSURANCE. Tenant shall maintain at all times during the Term of the Lease, and during such earlier or later time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of or have access to, any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to Tenant’s Property and all Leasehold Improvements in the Premises (subject to a deductible not to exceed [***]). The business interruption insurance required by this Section shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Annual Fixed Rent then in effect during any Lease Year, plus any Additional Rent due and payable for the immediately preceding Lease Year. The “all risk” insurance required by this Section shall be in the amount of the full replacement cost of Tenant’s Property and all Leasehold Improvements in the Premises, and other property of Tenant located at the Premises. In addition, during such time as Tenant is performing any Alterations in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such Alterations. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this Section. In the event of loss or damage covered by the “all risk” insurance required by this Section, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Section 12.2. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article 12), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the Leasehold Improvements covered by the policy, and this provision shall survive the expiration or earlier termination of this Lease.

11.5 TENANT’S OTHER INSURANCE. Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date and thereafter throughout and until the end of the Lease Term of this Lease and after the end of the Lease Term for as long after the Lease Term as any of Tenant’s Property remains on the Premises or as Tenant or anyone acting by, through or under Tenant may use, be in occupancy of, or have access to the Premises or any portion thereof, (1) intentionally omitted; (2) worker’s compensation insurance; and (3) employer’s liability insurance. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than [***] for each accident, [***] disease-policy limit, and [***] disease-each employee.

11.6 REQUIREMENTS FOR INSURANCE. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing, in the jurisdiction in which the Premises are located and that have a rating of at least “A-” and are within a financial size category of not less than “Class VIII” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (1) [intentionally omitted]; (2) be primary and noncontributory (including all primary and excess/umbrella policies); and (3) provided that Tenant’s insurer then regularly provides the same to landlords of tenants, contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance, or change in coverage without the insurer first giving Landlord thirty (30) days’ prior written notice (by certified or registered mail, return receipt requested, or by fax or email) of such proposed action. No such policy shall contain any self-insured retention greater than $[***] for property insurance and $[***] for commercial general liability insurance. Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 11.12 below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days’ notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

11.7 ADDITIONAL INSUREDS. To the fullest extent permitted by law, the commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 11.5 of this Lease or any other provision of this Lease, shall name Landlord, Landlord’s managing agent, each Mortgagee and Overlandlord and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord or the Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. For the avoidance of doubt, each primary policy and each excess/umbrella policy through which Tenant satisfies its obligations under this Section must provide coverage to the Additional Insureds that is primary and non-contributory.

11.8 CERTIFICATES OF INSURANCE. On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least ten (10) Operating Days prior to the expiration date of each policy for which a certificate was furnished. (Acceptable forms of such certificates for liability and property insurance are ACORD 25 and ACORD 27, respectively, as of the date hereof, however other forms of certificates may satisfy the requirements of this Section.) In jurisdictions requiring mandatory participation in a monopolistic state workers’ compensation fund, the insurance certificate requirements for the coverage required for workers’ compensation will be satisfied by a letter from the appropriate state agency confirming participation in accordance with statutory requirements. Such current participation letters required by this Section shall be provided every six (6) months for the duration of this Lease. Failure by the Tenant to provide the certificates or letters required by this Section shall not be deemed to be a waiver of the requirements in this Section. Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord’s request.

11.9 SUBTENANTS AND OTHER OCCUPANTS. Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 11.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article, provided that the terms of this Section 11.9 shall not relieve Tenant of any of its obligations to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

11.10 NO VIOLATION OF BUILDING POLICIES. Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Property and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Property or the property of Landlord in amounts reasonably satisfactory to Landlord.

11.11 TENANT TO PAY PREMIUM INCREASES. If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises) not in keeping with the primary use of the Premises for general, executive and administrative offices, the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Property or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.

11.12 WAIVER OF SUBROGATION. To the fullest extent permitted by law, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of the Tenant Parties and the Landlord Parties. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

11.13 ALTERATIONS. During such times as Tenant is performing Alterations or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name Landlord and the Additional Insureds as additional insureds with respect to liability arising out of or related to their work or services. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord or the Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this Section.

11.14 LANDLORD INDEMNITY. Subject to Section 11.12 hereof, to the maximum extent permitted by law, Landlord shall indemnify, defend and hold harmless the Tenant Parties from and against any and all Claims against any of such parties arising from (i) the performance by Landlord or any of its employees, agents or contractors of any alterations, improvements, repairs or other work in the Building or the Premises and (ii) any negligent or otherwise wrongful act or omission of Landlord or any of its employees, agents or contractors whether resulting in injury or death to persons or damage to property or otherwise, except, in each case, to the extent that any such Claim results from the negligence or otherwise wrongful act or omission of any Tenant Party. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be liable for any loss of business or other consequential or punitive damages under this Lease. The foregoing indemnity and hold harmless agreement shall include all reasonable out-of-pocket costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and disbursements) actually incurred by the Tenant Parties in connection with any such Claim or any action or proceeding brought thereon, and the defense thereof. In case any action or proceeding shall be brought against the Tenant Parties by reason of any such Claim, Tenant shall notify Landlord of any such action or proceeding and Landlord, upon notice from Tenant, shall resist and defend such action or proceeding on behalf of the applicable Tenant Parties by counsel for the insurer (if such Claim is covered by insurance) or otherwise by counsel reasonably satisfactory to Tenant. In no event shall Landlord be obligated' to indemnify or save harmless the Tenant Parties from or in respect of any Claim to the extent the same results from the negligence or otherwise wrongful act or omission of the Tenant Parties.

ARTICLE 12

FIRE, CASUALTY OR TAKING

12.1 RIGHT TO TERMINATE LEASE. Tenant shall give immediate notice to Landlord in case of fire or other casualty in the Premises. If (a) so much of the Building is damaged or rendered untenantable (whether or not the Premises or a portion thereof shall be damaged) by fire or other cause that Landlord shall determine not to restore the same or to demolish the remainder thereof; or (b) if the Premises shall suffer damage or be rendered untenantable by fire or other casualty and Landlord shall determine (i) that such portion of the Premises cannot be reasonably expected to be restored or rendered tenantable under a normal working schedule within a period of eighteen (18) months after the occurrence of such damage or destruction or (ii) that each Overlandlord and Mortgagee will not permit Landlord to apply the net proceeds of Landlord’s insurance to the restoration of the Building or the Premises, then and in any such event Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days of the occurrence of such fire or other casualty. If either (y) the Premises shall be totally or substantially damaged or rendered wholly or substantially untenantable (whether or not any other portions of the Building shall be damaged) or (z) the Building shall be substantially damaged, so that Tenant’s access to and use and enjoyment of the Premises shall be rendered substantially impossible, whether or not the Premises shall be damaged, and in case of either (y) or (z) Landlord determines that the same cannot reasonably be expected to be restored or rendered tenantable under a normal working schedule within a period of eighteen (18) months after the occurrence of such damage or destruction, then Landlord shall promptly notify Tenant of such fact, and within thirty (30) days thereafter either Landlord or Tenant may terminate this Lease by notice to the other party. If during the last year of the Lease Term the Building or the Premises shall be damaged by fire or casualty, and if such fire or casualty damage, whether to the Premises or the Building, cannot reasonably be expected to be repaired or restored within one hundred eighty (180) days from the time that repair or restoration work would commence or prior to the Expiration Date, whichever first occurs, then Landlord or Tenant shall have the right, by giving notice to the other not later than thirty (30) days after the occurrence of such damage, to terminate this Lease. If either Landlord or Tenant shall give notice of termination pursuant to this Section, the Lease Term shall expire by lapse of time upon the date which is thirty (30) days after such notice is given and Tenant shall vacate the Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions provided for in this Section, Tenant’s liability for rent shall cease as of the date of such termination, subject, however, to abatement thereof between the date of such casualty and the date of such termination pursuant to Section 12.3 below. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law or any like law which may hereafter be enacted and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof, this Article being an express agreement governing any case of damage or destruction of the Premises by fire or other casualty.

12.2 RESTORATION OF THE PREMISES. If the Building or any portion thereof is damaged by fire or other casualty and this Lease is not terminated pursuant to Section 12.1, then (a) Landlord, promptly after such damage and the determination of the net amount of insurance proceeds available, shall use due diligence to repair and restore the Premises (other than the Leasehold Improvements and Tenant’s Property) and the Building as nearly as possible to their condition prior to such fire or other casualty, and (b) Tenant, promptly after the substantial completion of Landlord’s restoration work, shall use due diligence to repair and restore the Leasehold Improvements and Tenant’s Property as nearly as possible to their condition prior to such fire or other casualty. Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repairs and restoration any amount in excess of the net insurance proceeds made available to Landlord after deduction therefrom of Landlord’s expenses in obtaining such proceeds and any amounts applied by any Overlandlord or Mortgagee to obligations other than restoration of the Building. If Landlord is not obligated to and elects not to complete such restoration pursuant to the previous sentence, Landlord shall promptly notify Tenant of such fact, and within thirty (30) days thereafter, Tenant may terminate this Lease by notice to Landlord and the Lease shall terminate as of a date specified by Tenant in such notice to Landlord, which date shall not be earlier than thirty (30) and not later than ninety (90) days after the date of Tenant’s notice, with the same force and effect as if such date were the date originally established as the Expiration Date hereof. In no event shall Landlord be obligated to repair or restore the Leasehold Improvements or Tenant’s Property.

Where Landlord is obligated or otherwise elects to effect the repair and restoration of the Premises (other than the Leasehold Improvements and Tenant’s Property), unless such repair and restoration is completed within eighteen (18) months from the date of the casualty, Tenant shall have the right to terminate this Lease at any time after the expiration of such 18-month period but prior to the time that the repair and restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after such notice is given, with the same force and effect as if such date were the date originally established as the Expiration Date hereof unless, within such thirty (30) day period such restoration is substantially completed, in which case Tenant’s notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect.

12.3 PAYMENT OF RENT FOLLOWING CASUALTY. Until this Lease is terminated pursuant to Section 12.1 or, if this Lease is not so terminated, until Landlord notifies Tenant that Landlord’s repair and restoration work has been substantially completed pursuant to Section 12.2, the Annual Fixed Rent, Tenant’s Tax Payment and Tenant’s Share of Operating Expenses shall be abated on a pro rata basis according to the part of the Premises that is usable by Tenant. No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building. If rent abates in respect of all or any portion of the Premises and Tenant reoccupies the Premises or such portion thereof, or any part thereof, for the conduct of Tenant’s business operations during the period in which Landlord’s restoration work is taking place and prior to the date that the same is made completely tenantable, the Annual Fixed Rent, Tenant’s Tax Payment and Tenant’s Share of Operating Expenses allocable to the space so reoccupied shall be payable from the date of such reoccupancy. Notwithstanding anything in this Section to the contrary, if Landlord shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) payable by reason of any damage to the Building or the Premises under Landlord’s insurance policies by reason of the failure by Tenant to comply with any of the provisions of this Lease (including, without limitation, Sections 9.2 and 11.10 hereof) or Tenant’s negligence or willful misconduct, then without prejudice to any other remedy which may be available against Tenant, the abatement of rent provided for in this Section 12.3 shall not be effective to the extent of the uncollected insurance proceeds, and the amount of any abatement theretofore taken by Tenant shall be immediately payable to Landlord on demand.

12.4 UNINSURED CASUALTY. Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within thirty (30) days from the time that repair work would commence, either Landlord or Tenant may terminate the Lease Term by giving notice to the other not later than thirty (30) days after the occurrence of such damage, to terminate this Lease. If Tenant shall give notice of termination pursuant to this Section, the Lease Term shall expire by lapse of time upon the date which is thirty (30) days after such notice is given and Tenant shall vacate the Premises and surrender the same to Landlord. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the Expiration Date hereof. Upon the termination of this Lease under the conditions provided for in this Section, Tenant’s liability for rent shall cease as of the date of such termination, subject, however, to abatement thereof between the date of such casualty and the date of such termination pursuant to Section 12.3 below. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law or any like law which may hereafter be enacted and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof, this Article being an express agreement governing any case of damage or destruction of the Premises by fire or other casualty.

12.5 LANDLORD NOT TO INSURE LEASEHOLD IMPROVEMENTS OR TENANT’S PROPERTY. Landlord is not required to carry insurance of any kind on the Leasehold Improvements or Tenant’s Property or any telephone, computer or communications systems, cabinet work or special decorative effects and shall not be obligated to repair any damage thereto or to replace the same.

12.6 EMINENT DOMAIN – COMPLETE OR SUBSTANTIAL TAKING. If all or substantially all of the Building or of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose (other than for temporary use or occupancy), the Lease Term shall forthwith cease and terminate as of the date of vesting of title by reason of such taking (which date is hereinafter referred to as the “date of the taking”), and the rent shall be apportioned as of such date. If such portion of the Building shall be so taken so that substantial structural alterations or reconstruction of the Building shall be necessary as a result of such taking (whether or not the Premises be affected), which alterations or reconstruction Landlord determines will take at least 180 days to complete, Landlord may, at its option, terminate this Lease and the Lease Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date of the taking.

12.7 EMINENT DOMAIN – PARTIAL TAKING. If any part, but less than all or substantially all, of the Premises shall be so taken and this Lease shall not be terminated pursuant to Section 12.6, then the part so taken shall no longer constitute part of the Premises but this Lease shall otherwise remain unaffected by such taking; provided, however, that Tenant may elect to terminate the Lease Term in the event of:

(i) a taking of more than twenty-five percent (25%) of the total rentable area of the Premises, or

(ii) a taking that has a material adverse effect on Tenant’s access to the Building or the Premises, if Landlord determines that it will be unable to provide or in fact fails to provide adequate alternative access to the Premises within one hundred eighty (180) days thereafter, by giving notice of such election to Landlord not later than sixty (60) days after Tenant’s receipt from Landlord of notice of such taking or the date of such taking, whichever first occurs, or not later than thirty (30) days after such one hundred eightieth (180th) day, as the case may be. If notice of termination of this Lease shall be given pursuant to this Section, then upon such date as may be specified by Tenant by notice to Landlord, which date shall be not earlier than thirty (30) and not later than sixty (60) days after the date of Tenant’s notice, the Lease Term shall terminate as of the date specified in such notice and the rent shall be apportioned as of such date of termination. Upon a partial taking and this Lease continuing in force as to any part of the Premises,

(a) the Annual Fixed Rent, Tenant’s Tax Payment and Tenant’s Share of Operating Expenses shall be appropriately reduced to reflect the part that no longer constitutes part of the Premises for the remainder of the Lease Term; and

(b) Landlord shall, at its expense, restore with reasonable diligence the remaining portions of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking; provided, however, that Landlord shall not be obligated to expend for such restoration and for restoration of the remainder of the Building any amount in excess of the net condemnation proceeds actually received by Landlord. Tenant, promptly after the substantial completion of Landlord’s restoration work, shall use due diligence to repair and restore the Leasehold Improvements and Tenant’s Property as nearly as possible to their condition prior to such fire or other casualty. Proceeds of any award applied by the holder of any mortgage to reduction of the indebtedness secured thereby or retained by any Overlandlord as compensation for the taking shall not be deemed to have been received by Landlord.

12.8 LANDLORD TO RECEIVE ENTIRE AWARD. In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building (whether or not the Premises be affected) Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. The foregoing, however, shall not be deemed to preclude Tenant from recovering a separate award for Tenant’s moving expenses and Tenant’s Property, but only provided that such award does not reduce and is not payable out of the amount for the Land and the Building.

ARTICLE 13

ASSIGNMENT, SUBLETTING, MORTGAGING

13.1 LANDLORD’S CONSENT REQUIRED.

(a) Except as specifically permitted by this Article, Tenant shall not, by operation of law or otherwise, assign, mortgage or encumber this Lease, or sublet or permit the Premises or any part thereof to be used by others. If and so long as Tenant is a corporation with fewer than five hundred (500) shareholders or a limited liability company or a partnership, an assignment, within the meaning of this Article 13, shall be deemed to include one or more sales or transfers of stock or membership or partnership interests, by operation of law or otherwise, or the issuance of new stock or membership or partnership interests, by which an aggregate of more than fifty percent (50%) of Tenant’s stock or membership or partnership interests shall be vested in a party or parties who are not stockholders or members or partners as of the date hereof (a “Change in Control”); provided, however, the transfer of the outstanding capital stock of Tenant for purposes of this Section 13.1 shall not be deemed to include the sale of such stock by persons or parties through the “over-the-counter market” or through any recognized stock exchange, other than by those deemed to be a “control person”‘ within the meaning of the Securities Exchange Act of 1934, as amended. For the purpose of this Section 13.1, ownership of stock or membership or partnership interests shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provisions of any subsequent law. In addition, the merger or consolidation of Tenant into or with any other entity, or the sale of all or substantially all of its assets, shall be deemed to be an assignment within the meaning of this Article 13. The limitations set forth in this Section 13.1(a) shall be deemed to apply to subtenant(s), assignee(s) and guarantor(s) of this Lease.

(b) Anything in the foregoing Section 13.1(a) to the contrary notwithstanding, an assignment of this Lease or a subletting of the Premises to an entity which controls or is controlled by Tenant or is under common control with Tenant (an “Affiliate”) which does not result in a physical demise of separate space, shall not require Landlord’s consent under this Article 13; provided that: (i) a copy of any applicable instrument of assignment or sublease shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, (ii) in case of an assignment the successor to Tenant agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, (iii) in no event shall Tenant be released from its obligations under this Lease, (iv) any such transfer or transaction is for a legitimate, regular business purpose of Tenant including, without limitation, for the purposes of transferring Tenant’s interest in this Lease to a special purpose entity (as long as Tenant remains obligated under this Lease), (v) the Affiliate of Tenant shall be of good reputation and engaged in a business or activity which is in keeping with the standards of the Building and (vi) the provisions of Section 13.5(b), (c), (h), (i), (k), (l), (m) and (n) and Section 13.7 hereof shall be satisfied. If any Affiliate to whom Tenant shall have assigned this Lease or sublet all or any portion of the Premises shall thereafter cease to be an Affiliate of Tenant, then the continuation of such entity’s tenancy or occupancy shall be subject to Landlord’s consent pursuant to this Article 13. For the avoidance of doubt, the terms and conditions of Section 13.3, 13.4 and 13.10 shall not apply to an assignment of this Lease or a subletting of the Premises permitted without Landlord’s consent under this Section 13.1(b).

(c) Anything in the foregoing Section 13.1(a) to the contrary notwithstanding, (i) transactions with an entity into or with which Tenant is merged or consolidated, (ii) transactions with an entity to which all or substantially all of Tenant’s assets (including this Lease) or stock are transferred as a going concern or (iii) transfers resulting in a Change in Control shall not require Landlord’s consent under this Article 13; provided that: (A) the successor to Tenant has a tangible net worth computed in accordance with GAAP at least equal to the tangible net worth of Tenant immediately prior to such merger, consolidation or transfer, (B) the creditworthiness, earnings and earnings forecast of the successor to Tenant shall be comparable to that of Tenant immediately prior to the date of such merger, consolidation or sale of Tenant’s stock or assets, as the case may be and (C) proof satisfactory to Landlord of such tangible net worth, creditworthiness and earnings shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, (D) a copy of any applicable instrument of assignment or sublease shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction (or, where such pre-transfer notice is prohibited by contradictory restrictions, Tenant shall provide such notice within five (5) days thereafter), (E) the successor to Tenant agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, (F) in no event shall Tenant be released from its obligations under this Lease, (G) any such transfer or transaction is for a legitimate, regular business purpose of Tenant other than a transfer of Tenant’s interest in this Lease, (H) the successor to Tenant shall be of good reputation and engaged in a business or activity which is in keeping with the standards of comparable first-class office, laboratory and research buildings and (I) the provisions of Section 13.5(b), (c), (h), (i), (k), (l), (m) and (n) and Section 13.7 hereof shall be satisfied. Notwithstanding the foregoing, a sale of all or substantially all of Tenant’s assets that does not include this Lease or Tenant’s operations in the Premises, or an assignment of all of Tenant’s leases other than this Lease, shall be an assignment for purposes of this Article 13 (it being intended that a transaction that would result in Tenant’s only substantial asset or lease being this Lease or Tenant’s operation in the Premises would not be permitted hereunder). For the avoidance of doubt, the terms and conditions of Section 13.3, 13.4 and 13.10 shall not apply to transfers that are permitted without Landlord’s consent under this Section 13.1(c).

(d) The Tenant originally named in this Lease together with any permitted successors and assigns under Section 13.1(c) is sometimes referred to herein as “Original Tenant”.

(e) Anything in the foregoing Section 13.1(a) to the contrary notwithstanding, Landlord’s consent shall not be required for the occupancy of offices within the Premises by any individual or business entity who or which is a client, service provider or otherwise has a bona fide material business relationship with Tenant (a “Space Occupant”), provided that (i) each Space Occupant shall be of good reputation, and engaged in a business or activity which is in keeping with the standards of the Building and which is a permitted use in accordance with the provisions of Article 10 hereof, (ii) the Space Occupants shall not occupy, in the aggregate, more than twenty percent (20%) of the rentable area of the Premises, (iii) the portions of the Premises occupied by the Space Occupants shall be physically part of, and not separately demised from, the remainder of the Premises occupied by Tenant, (iv) no Space Occupant shall have a separate entrance, (v) no Space Occupant shall have any signage outside of the Premises, nor any listing on the Building’s lobby directory, (vi) the proposed Space Occupant shall not then be a tenant, subtenant or occupant of any space in the Building, nor an affiliate of any tenant, subtenant or occupant of any space in the Building, (vii) the proposed Space Occupant shall not then be a person or entity, nor an affiliate of a person or entity, with whom Landlord is then actively negotiating to lease space in the Building, (viii) the consideration paid by the Space Occupant to Tenant shall not exceed the rent allocable to such space for the period of such occupancy under this Lease and (ix) Tenant shall give Landlord a Space Occupant Notice (as hereinafter defined) with respect to each such Space Occupant at least thirty (30) days prior to the commencement of such Space Occupant’s occupancy in the Premises. Each such occupancy shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, shall be terminable on not more than thirty (30) days’ notice, and in the event of the termination of this Lease, such occupancy shall immediately terminate. Occupancy by a Space Occupant shall not be deemed to vest in such Space Occupant any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. Each “Space Occupant Notice” given by Tenant to Landlord pursuant to this Section 13.1 shall include (A) the name and the nature of the business or occupation of such Space Occupant, (B) a description of the relationship between Tenant and such Space Occupant and (C) the material terms of such Space Occupant’s occupancy. For the avoidance of doubt, the terms and conditions of Section 13.3, 13.4 and 13.10 shall not apply with respect to the occupancy of Space Occupants permitted without Landlord’s consent under this Section 13.1(e).

13.2 OFFER NOTICE. If Tenant shall have received and negotiated a bona fide written offer from an independent third party which it desires to accept to sublet all or any part of the Premises or to assign this Lease, Tenant shall submit to Landlord a notice (any such notice being hereinafter called an “Offer Notice”) containing the following:

(i) the name and address of the proposed subtenant or assignee and a brief description of such person’s or entity’s business, current financial information in respect of such person or entity (including, without limitation, its most recent balance sheet and income statements certified by its chief financial officer or a certified public accountant), the identity of any broker entitled to a commission in respect of such subletting or assignment and the commission, if any, payable to such broker, and any other information reasonably requested by Landlord; and

(ii) a duplicate original of the offer setting forth the material economic terms of the proposed assignment or sublease, together with an executed copy of the proposed instrument of assignment or sublease (both containing, in the case of an assignment, a provision for assumption by the assignee of all of the terms, covenants, conditions and agreements herein contained on the Tenant’s part to be performed for the Lease Term), the effective date of which shall be at least thirty (30) days but not more than ninety (90) Operating Days after the date of the giving of such notice, which shall be conditioned on Landlord’s consent thereto and which shall comply with the provisions of Section 13.5 (provided, however, that in the event Landlord shall have consented to the assignment or sublease proposed in the Offer Notice and Landlord shall not have exercised its rights under Section 13.3 or 13.4 hereof, the effective date of any such assignment or sublease may occur on the date of consent; and

(iii) executed copies of all other agreements, if any, relating to the proposed assignment or sublease and, if not fully disclosed by such agreements, a statement of all consideration to be received by Tenant for or in connection with such assignment or sublease (including, without limitation, any payment to be made for Tenant’s Property or Leasehold Improvements) and the terms of payment therefor.

13.3 LANDLORD’S RIGHT TO UNDERLET. Upon receipt of any Offer Notice in which Tenant proposes to sublet all or any part of the Premises, Landlord shall have the option with respect to each such Offer Notice, exercisable by Landlord in writing within thirty (30) days after receipt of such Offer Notice, to underlet from Tenant the space which Tenant so desires to sublet, for the term for which Tenant desires to sublet it and for a rent equal to the lower of:

(i) the net effective rent for which Tenant proposes to sublet such space taking into consideration all economic terms and transaction costs set forth in the Offer Notice and otherwise in connection with such proposed sublease such as, but not limited to, free rent, work allowances and brokerage commissions; or

(ii) the rent which Tenant by the terms of this Lease is required to pay for the rentable area of the space so to be sublet,

such underlease to be upon the covenants, agreements, terms, provisions and conditions contained in this Lease except as hereinafter provided and except for such thereof which are irrelevant or inapplicable and, without limiting the generality of the foregoing, it is hereby expressly agreed that:

(a) such underlease to Landlord shall give the undertenant the unqualified and unrestricted right, without Tenant’s permission, (x) to assign such underlease or any interest therein and/or to underlet from time to time the space covered by such underlease or any parts of such space for any purpose, or purposes that the undertenant, in the undertenant’s uncontrolled discretion, shall deem suitable or appropriate, except that Landlord agrees that any such underlease will not be assigned except simultaneously with an assignment of Landlord’s interest under this Lease so that at all times the Landlord under this Lease and the undertenant under said underlease shall be the same person, corporation or other entity, and each assignor of such underlease shall thereafter be released of all obligations under such underlease, and (y) to make any and all changes, alterations and improvements in the space covered by such underlease deemed desirable by the undertenant;

(b) such underlease shall provide that (x) any assignee or subtenant of the undertenant may, at the election of the undertenant, be permitted to make alterations, decorations and installations in such space or any part thereof, and (y) any such alterations, decorations and installations therein made by any assignee or subtenant of the undertenant may be removed, or left, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such underlease provided that such assignee or subtenant, at its expense, shall repair the damage and injury to such space so underlet caused by such removal;

(c) such underlease shall also provide that the parties to such underlease expressly negate any intention that any estate created under such underlease be merged with any other estate held by either of said parties;

(d) Tenant shall and will at all times at its expense provide and permit an appropriate and lawful means of ingress and egress from such space so underlet by Tenant to Landlord, such means of ingress or egress to be specified by Tenant in the Offer Notice with respect to such space;

(e) Landlord, at Tenant’s expense, may make such Alterations as may be required or deemed necessary by Landlord physically to separate the underleased space from the balance of the Premises and to comply with all laws and requirements of public authorities relating to such separation; provided, however, that any such Alterations shall be undertaken at Landlord’s expense in the event that the Offer Notice provided that the proposed subtenant would be obligated to pay such expenses;

(f) the occupant or occupants of all or any part or parts of such space shall, in common with Tenant, have the use of toilet and other common facilities on the floor on which such space is located;

(g) at the expiration of such underlease, Tenant shall accept the space covered thereby in its then existing condition provided that Landlord shall have performed Landlord’s obligations to keep and maintain such space in good order and condition except for ordinary wear and tear (and further provided that in the event of Landlord’s failure to perform any of such obligations Tenant shall have no right to terminate this Lease either in whole or as to such part of the space covered by the underlease); and

(h) no default by Landlord under such underlease or by anyone claiming through such underlease shall be deemed to constitute a default under this Lease, nor shall Tenant be liable for any default under this Lease or be deemed to be in default hereunder if such default is occasioned or arises from any act or omission by anyone claiming through such underlease.

If Landlord fails to respond within thirty (30) days after Tenant’s submittal of Tenant’s Offer Notice, Tenant may provide Landlord with an additional notice which shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO SUBLET THE PREMISES OR ASSIGN THE LEASE IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFER SUBMITTED TO LANDLORD ON [ENTER DATE]”. If Landlord fails to respond to such notice within five (5) Business Days after receipt by Landlord, then Landlord shall be deemed to have waived its rights under this Section 13.3 with respect to such Offer Notice.

13.4 LANDLORD’S RIGHT TO TERMINATE. Upon receipt of any Offer Notice in which Tenant proposes to assign this Lease (which shall include, for purposes of this Section 13.4, a proposed subletting of all or substantially all of the Premises for the entire or substantially the entire remaining Lease Term), or in which Tenant proposes to sublet less than substantially all of the Premises for the entire or substantially the entire remaining Lease Term, then and in such event Landlord shall have the right, exercisable by notice to Tenant given within thirty (30) days after Landlord receives Tenant’s Offer Notice, and in addition to the other rights granted Landlord under this Article 13, (i) in the case of an assignment, to terminate this Lease, in which event this Lease shall terminate on the date fixed in Landlord’s notice, which shall not be less than thirty (30) nor more than ninety (90) days after the giving of such notice, with the same force and effect as if the termination date fixed in Landlord’s notice were the date originally fixed in this Lease as the Expiration Date, or (ii) in the case of a subletting of less than substantially all of the Premises, to terminate this Lease with respect to the space proposed by Tenant to be sublet, in which event on the date fixed in Landlord’s notice, which shall not be less than thirty (30) nor more than ninety (90) days after the giving of such notice, such space shall no longer be part of the Premises or covered by this Lease and the rentable area of the Premises, the Annual Fixed Rent, Tenant’s Tax Payment and Tenant’s Share of Operating Expenses shall be appropriately reduced. If Landlord fails to respond within thirty (30) days after Tenant’s submittal of Tenant’s Offer Notice, Tenant may provide Landlord with an additional notice which shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO SUBLET THE PREMISES OR ASSIGN THE LEASE IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFER SUBMITTED TO LANDLORD ON [ENTER DATE]”. If Landlord fails to respond to such notice within five (5) Business Days after receipt by Landlord, then Landlord shall be deemed to have waived its rights under this Section 13.4 with respect to such Offer Notice. For the avoidance of doubt, the time periods in which Landlord may exercise its rights under Section 13.3 or this Section 13.4 shall run concurrently with respect to any Offer Notice delivered to Landlord.

13.5 ADDITIONAL CONDITIONS. If Landlord does not exercise any option granted to Landlord by Sections 13.3 and 13.4 with respect to a proposed sublease or assignment which is the subject of an Offer Notice, Landlord agrees that, after Landlord’s receipt of an executed copy of the proposed instrument of sublease or assignment and all other agreements, if any, related to the proposed sublease or assignment, and any other information reasonably requested by Landlord, Landlord will not unreasonably withhold, condition or delay its consent to such proposed sublease or assignment provided that the terms of the instrument of sublease or assignment conform to the Offer Notice and the following further conditions shall be satisfied:

(a) the Premises or any part thereof shall not, without Landlord’s prior consent, have been listed or otherwise publicly advertised for subletting at a rental rate less than the rental rate being sought by Landlord for space in the Building provided that Landlord shall, within ten (10) days after Tenant so requests, have informed Tenant of the rental rate being sought by Landlord for such space, and all advertisements of the Premises or any portion thereof for subletting shall have been approved by Landlord. The foregoing, however, shall not be deemed to prohibit Tenant from negotiating or consummating a sublease at a lower rental rate;

(b) Tenant shall not then be in default under this Lease with respect to any monetary obligations and shall not otherwise be in default under this Lease beyond the time herein provided, if any, to cure such default;

(c) the proposed subtenant or assignee is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (A) is in keeping with the then standards of the Building, (B) is limited to the Permitted Use and such incidental ancillary uses reasonably approved by Landlord in connection therewith and (C) is not prohibited under Section 10.4;

(d) the proposed subtenant or assignee shall not then be a tenant, subtenant or occupant of any space in the Building, nor an affiliate of any tenant, subtenant or occupant of any space in the Building, and Landlord then has (or reasonably expects to have) comparable space in the Building available for leasing;

(e) the proposed subtenant or assignee shall not then be a person or entity, nor an affiliate of a person or entity, with whom Landlord is then actively negotiating to lease comparable space in the Building;

(f) the proposed subtenant or assignee is of good reputation with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable evidence of such financial worth and any sublease shall provide that, upon Landlord’s request from time to time, subtenant shall deliver to Landlord a copy of subtenant’s most recent financial statements certified by an officer of subtenant (provided, with respect to such financial statements, that Landlord has executed a non-disclosure agreement provided by such proposed subtenant or assignee on a customary form reasonably acceptable to Landlord);

(g) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall not (i) be likely to increase Landlord’s operating expenses beyond that which Landlord now incurs for use by Tenant; (ii) increase the burden on elevators or other Building systems over the burden prior to such proposed subletting; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises;

(h) any proposed sublease shall state that it is expressly subject to all of the obligations of Tenant under this Lease and shall contain the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance;

(i) any proposed sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of the termination of this Lease, or the re-entry or dispossession of Tenant by Landlord under this Lease, such subtenant shall, at Landlord’s option, attorn to Landlord as its sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that such subtenant shall have no right to use any portion of the Premises (or other space in the Building occupied or controlled by Tenant) which is not part of the subleased premises, and Landlord shall not be (i) liable for any previous act or omission of Tenant; (ii) subject to any offset or defense which theretofore accrued to such subtenant (including, without limitation, any rights under 11 U.S.C. §365(h)); (iii) bound by any rent or other sums paid by such subtenant more than one month in advance; (iv) liable for any security deposit not actually received by Landlord; (v) liable for any work or payments on account of improvements to the subleased premises or (vi) bound by any amendment of such sublease not consented to in writing by Landlord;

(j) no subletting shall be for a term of less than two (2) years (provided, however, that if less than two (2) years remains in the Lease Term, such sublease may be for a term of no less than one (1) year);

(k) in no event shall there be more than one (1) occupant (including Tenant) in the Premises and all Alterations made to create a separately demised unit on any floor of the Premises shall be deemed Specialty Alterations;

(l) Tenant shall reimburse Landlord on demand for any reasonable, out-of-pocket costs that may be incurred by Landlord in connection with said sublease or assignment, including, without limitation, the costs of making investigations as to the acceptability of the proposed subtenant or assignee and reasonable legal costs incurred in connection with the granting of any consent;

(m) no part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises nor shall any proposed assignment or sublease potentially have any adverse effect on the REIT qualification requirements applicable to Landlord and its affiliates; and

(n) any proposed sublease shall comply with the requirements of Section 11.9 hereof.

Tenant agrees to furnish Landlord such information in addition to the information set forth in the Offer Notice as Landlord may reasonably request in connection with the proposed sublease or assignment.

13.6 LANDLORD MAY COLLECT RENT FROM SUBTENANT OR ASSIGNEE. If this Lease shall be assigned, or if the Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance by Landlord of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

13.7 ASSUMPTION OF LEASE. Each permitted assignee or transferee shall assume and be deemed to have assumed the obligations of Tenant under this Lease to be performed, or arising or accruing, on and after the effective date of such assignment or transfer and shall be and remain liable jointly and severally with Tenant for the payment of Annual Fixed Rent and Additional Rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Lease Term. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent, prior thereto. No assignment in whole or in part of this Lease shall release Tenant or any assignee of Tenant of its continuing liability under this Lease.

13.8 TENANT’S INDEMNIFICATION. If Landlord shall fail or refuse to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options set forth in Sections 13.3 and 13.4, Tenant shall indemnify and hold harmless Landlord from and against any and all loss, liability, costs and expenses (including, without limitation, reasonable attorneys’ fees) asserted against, imposed upon or incurred by Landlord by reason of any claims made against Landlord by the proposed assignee or sublessee or by any brokers, finders or other persons for commissions or other compensation in connection with the proposed assignment or sublease. Notwithstanding the foregoing, if, after Landlord exercises any of its options under Section 13.3 with respect to a particular proposed assignment or sublease, Landlord subsequently leases the Premises (or a portion thereof) to Tenant’s proposed assignee or subtenant (if same was previously identified by Tenant to Landlord), the indemnity in the immediately preceding sentence shall not apply to any claim made against Landlord by (i) such proposed assignee or subtenant or (ii) any broker finders or other persons that represented such proposed assignee or subtenant, in each case in connection with Tenant’s proposed assignment or sublease or such proposed assignee’s or subtenant’s lease from Landlord.

13.9 TIME LIMITATION; AMENDMENTS. If Landlord grants its consent to an assignment or sublease and such assignment or sublease does not become effective for any reason within one hundred fifty (150) days after the granting of such consent, or if such assignment or sublease is modified or amended prior to its becoming effective, then and in either such event Landlord’s consent shall be deemed to have been withdrawn and Tenant shall not have the right to assign this Lease or to sublease all or any portion of the Premises without once again complying with all of the provisions and conditions of Sections 13.1, 13.2, 13.3, 13.4, 13.5 and 13.6. In no event shall Tenant agree to modify or amend any sublease to which Landlord has consented without Landlord’s prior written consent.

13.10 ADDITIONAL RENT DUE UPON ASSIGNMENT OR SUBLETTING. If Landlord shall not exercise any of its options set forth in Sections 13.3 and 13.4 and shall give its consent to any assignment of this Lease or to any sublease, Tenant shall, as consideration therefor, pay to Landlord as Additional Rent the following amounts:

(a) in the case of any assignment, an amount equal to fifty percent (50%) of all sums and other considerations paid to or for the benefit of Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of any of Tenant’s Property, fixtures or Leasehold Improvements); or

(b) in the case of a sublease, fifty percent (50%) of the excess, if any, of (i) any rents, additional charges or other consideration payable under the sublease or any agreement relating thereto to or for the benefit of Tenant by the subtenant (including, but not limited to, sums paid for the sale of any of Tenant’s Property, fixtures or Leasehold Improvements) over (ii) the rents accruing during the term of the sublease in respect of and allocable to the subleased space pursuant to the terms of this Lease.

Amounts due to Landlord pursuant to this Section 13.10 shall be paid to Landlord as Additional Rent at the time such payments are payable by the assignee or subtenant to Tenant and whether or not such payments are made. Reasonable attorneys’ fees and brokerage or leasing commissions to an independent third-party broker actually incurred by Tenant in connection with the assignment or subletting, which amounts, in the case of a sublease, shall be amortized on a straight line basis over the term of the sublease without interest, may be deducted from the rents, charges and other consideration payable by the assignee or subtenant to Tenant in connection with the assignment or subletting prior to the computation of amounts due to Landlord pursuant to subsection (a) or (b) above.

13.11 LIABILITY NOT DISCHARGED. The joint and several liability of Tenant and any assignee or successor of Tenant under this Lease, or any guarantor of Tenant’s obligations under this Lease, shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord modifying any of the obligations contained in this Lease, or by any waiver or failure by Landlord to enforce any of the obligations of this Lease, but in no event shall Tenant’s continued liability exceed what its continuing liability would have been had the Lease not been modified except for those modifications, if any, which were consented to by Tenant.

13.12 EFFECT OF LISTING OF NAMES. The listing of any name other than Tenant on the door of the Premises, on the Building directory or otherwise shall not operate to vest any right or interest in this Lease or in the Premises in any other person or entity, nor shall such listing be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or any portion thereof or to the use or occupancy of the Premises or any portion thereof by others.

13.13 GOOD REPUTATION. For purposes of this Article 13, “good reputation” shall refer to the business reputation of Tenant or any assignee, subtenant or Space Occupant, and not to how any particular laboratory or life science testing is performed within the Premises.

ARTICLE 14

NO LIABILITY OR REPRESENTATIONS BY LANDLORD; FORCE MAJEURE

14.1 NO LIABILITY.

(a) Neither Landlord nor any other Landlord Parties shall be liable for (i) any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft; (ii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks in or from any part of the Building or the Property or from the pipes, vents, risers, appliances or plumbing or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Landlord and its agents or employees be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; (iii) any latent defect in the Premises, the Building or other improvements on the Property (except as expressly set forth in Section 7.1); or (iv) any injury or damages for which Tenant is reimbursed under its insurance policies; except, in each case, to the extent that any such claim results from the gross negligence or willful misconduct of Landlord or any other Landlord Party.

(b) If at any time any windows of the Premises are temporarily or permanently closed, darkened or bricked up as a result of causes beyond Landlord’s control, or are temporarily closed or darkened by Landlord, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

(c) Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the Premises during the hours or days Landlord is not required to furnish heat, ventilation or air-conditioning pursuant to Exhibit D or pursuant to Sections 14.3 or 20.12, Landlord having informed Tenant that the windows of the Premises and the Building may be sealed, and that the Premises may become uninhabitable and the air therein may become unbreathable during such times. Insofar as air temperature and ventilation are concerned, any use or occupancy of the Premises during the hours or days Landlord is not so required to, or pursuant to Section 14.3 or 20.12 does not furnish heat, ventilation or air-conditioning to the Premises shall be at the sole risk, responsibility and hazard of Tenant. Such condition of the Premises shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision hereof, nor shall it be deemed an eviction, nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the Premises.

(d) Tenant shall neither assert nor seek to enforce any claim against any of Landlord’s assets other than Landlord’s interest in the Land and the Building, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any general or limited partner of Landlord or any such successor (if Landlord or such successor is a partnership) nor any shareholder of Landlord or any such successor (if Landlord or such successor is a corporation) shall ever be personally liable for any such claim or liability. Landlord shall in no event be liable for any loss of business or any indirect or consequential damages under this Lease.

14.2 NO REPRESENTATIONS BY LANDLORD. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except for those expressly set forth in this Lease and the Exhibits annexed hereto or in any other written agreement which may be made between the parties hereto concurrently with the execution and delivery of this Lease and which shall expressly refer to this Lease. No rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

14.3 FORCE MAJEURE. This Lease and the obligation of Tenant to pay rent hereunder and perform and comply with all of the other covenants and agreements hereunder on the part of Tenant to be performed and complied with shall in no way be affected, impaired or excused because of Landlord’s delay or failure to perform or comply with any of the covenants or provisions hereunder on the part of Landlord to be performed or complied with, or because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of Force Majeure. Except as expressly provided herein to the contrary, this Lease and the obligation of Landlord to perform and comply with all of the other covenants on the part of Landlord to be performed and complied with shall in no way be affected, impaired or excused because of Tenant’s delay or failure to perform or comply with any of the covenants or provisions hereunder on the part of Tenant to be performed or complied with (other than Tenant’s obligation to pay rent hereunder), or because Tenant is unable to fulfill any of its obligations under this Lease (other than Tenant’s obligation to pay rent hereunder) or is unable to make or is delayed in making any repair, additions, alterations or decorations, if Tenant is prevented or delayed from so doing by reason of Force Majeure. For purposes hereof, the term “Force Majeure” shall mean, collectively, (i) strikes or labor troubles, (ii) governmental preemption in connection with a national emergency, (iii) any rule, order or regulation of any government agency or any department or subdivision thereof, whether in connection with a drought, energy shortage or other like event or otherwise, (iv) any fact, condition or circumstance related to war, terrorism, virus, global pandemic or other emergency, (v) except as otherwise set forth in Article 12, fire, casualty or other acts of God (including the time necessary to repair any damage caused thereby) or (vi) any other cause (other than causes delaying the payment of money due and payable hereunder) whatsoever beyond Landlord’s or Tenant’s reasonable control. Landlord and Tenant shall, in each instance, exercise reasonable diligence to effect performance when and as soon as possible or practicable. For the avoidance of doubt, Tenant’s obligation to pay Annual Fixed Rent and Additional Rent hereunder shall not be affected hereby unless specifically provided for in this Lease.

ARTICLE 15

ENTRY, RIGHT TO CHANGE PUBLIC PORTIONS OF THE BUILDING

15.1 LANDLORD’S RIGHT OF ENTRY. Landlord shall have the right, without being deemed thereby to evict Tenant from the Premises or any part thereof or otherwise to violate any of the terms of this Lease or any of Tenant’s rights hereunder,

(a) to enter and pass through the Premises or any part or parts thereof,

(i) to examine the Premises and to show them to the fee owners, Overlandlord or Mortgagee (both as hereafter defined) and to prospective purchasers, mortgagees or lessees of the Building as an entirety;

(ii) for the purpose of performing such maintenance and making such repairs or changes in or to the Premises or in or to the Building or its facilities as may be provided for or permitted by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by laws and requirements of public authorities; provided, however, that any such maintenance, repairs or changes in or to the Premises shall not cause a reduction of the usable floor space of the Premises (other than to a de minimis extent);

(iii) at such times as such entry shall be required by circumstances of emergency affecting the Premises or the Building, provided that in such event, if practicable, Landlord or its agents shall be accompanied by a designated representative of Tenant or a member of the police, fire, water or other municipal department concerned or of a recognized protection company or of a public utility which is concerned;

(iv) to exhibit the Premises or any portion thereof to prospective tenants or occupants (A) during the last twelve (12) months of the Lease Term, (B) at any time during the Lease Term while there exists a default of Tenant hereunder beyond the expiration of all applicable notice and cure periods or (C) during any period in which Landlord may exercise a right to underlease the space in question or to terminate this Lease (provided, however, that in the case of the foregoing clause (A), Landlord shall provide Tenant reasonable prior notice and the opportunity to designate a representative of Tenant to be present at such exhibiting of the Premises); and

(v) for the purpose of photographing the Premises for use by Landlord and/or Landlord’s affiliates in connection with promotional and marketing materials (provided, however, that (A) Landlord shall provide Tenant reasonable prior notice and the opportunity to designate a representative of Tenant to be present during such photographing of the Premises and (B) Landlord shall in no event photograph and transmit images disclosing any proprietary information of Tenant).

(b) to take all materials into and upon the Premises that may be required for any repairs, changes or maintenance and to store the same therein for a reasonable time as reasonably required in connection with the completion of such repairs, changes or maintenance; provided, however, that Landlord shall use reasonable efforts (but not including the use of overtime or premium labor) to perform such work in such a manner so as to minimize interference that might be occasioned to Tenant’s business operations.

Landlord’s rights under this Section shall be exercised in such manner as to create the least practicable interference with Tenant’s use of the Premises; provided, however, that the foregoing shall not obligate Landlord to perform any work outside of Operating Hours (as defined in Exhibit D). Except in the case of an emergency which makes notice to Tenant impractical, any entry on the Premises by Landlord pursuant to this Section 15.1 shall be made after reasonable notice to Tenant.

15.2 LANDLORD’S RIGHT TO CHANGE ENTRIES, ETC. Landlord shall have the right at any time without thereby creating any actual or constructive eviction or incurring any liability to Tenant therefor, and without abatement in rent, to change the arrangement or location of lobbies, entrances, passageways, doors, doorways, stairways, elevators, corridors and other like portions of the Building outside of the Premises, provided that such change does not interfere with Tenant’s access to the Premises.

15.3 EXCAVATION. In the event that an excavation or any construction should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation or construction, license to enter upon the Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning, or otherwise.

ARTICLE 16

ELECTRICITY

16.1 TENANT TO PURCHASE ELECTRICITY.

(a) Landlord shall make electricity available to the Premises at the service level set forth in Exhibit D attached hereto, and otherwise subject to and in accordance with the provisions of this Article.

(b) Tenant acknowledges that electricity shall be furnished to the Premises on a “submetering” basis, which may be effectuated by Landlord through one (1) or more submeters installed by Landlord at Landlord’s sole cost and expense. In the event more than one (1) submeter measures the electric service to Tenant in the Premises, the electric service rendered through each submeter shall be computed and billed as if one (1) submeter measured such electric service.

(c) In the event that there is located in the Premises a data center containing high density computing equipment, as defined in the U.S. EPA’s Energy Star® rating system, Landlord may require the installation in accordance with Energy Star of separate metering or sub-metering equipment (Tenant being responsible for the costs of any such meter or sub-meter and the installation and connectivity thereof). Tenant shall pay to Landlord, as Additional Rent, an amount equal to (i) the Average Rate (as hereinafter defined) multiplied by the number of kilowatt-hours of electricity used in the Premises during the period for which such payment is being made plus five percent (5%) within thirty (30) days after being billed thereof by Landlord; in either case in addition to other electric charges payable by Tenant under the Lease. For purposes hereof, the term “Average Rate” shall mean the average cost to Landlord of supplying one (1) kilowatt-hour of electricity to the Building, and such rate shall be determined by dividing (A) the electric bill for the Building for the period(s) covered by Tenant’s payment by (B) the number of kilowatt-hours of electricity supplied to the Building during such period. In addition, electrical consumption for any common areas on the floor on which the Premises is located shall be determined by a meter(s) installed by Landlord at Landlord’s expense and, Tenant shall pay to Landlord, as Additional Rent, for electricity supplied to such common areas, including electricity supplied to the Building HVAC System serving the Premises, an amount equal to Tenant’s pro rata share (based upon the ratio of the rentable square feet of the Premises to the rentable square feet of the entire floor and adjusted equitably according to estimated usage) of the actual cost of the entire supply of electric current to the common area of such floor, based upon the bill received by Landlord from the utility company for electricity rendered through the meter for such floor. Tenant’s payments shall be made within thirty (30) days after receipt of a statement setting forth the actual cost of electricity and the computation of Tenant’s payment shall be adjusted from time to time in accordance with the provisions of this Section 16.1.

16.2 LANDLORD NOT LIABLE. Subject to Section 20.12, Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or interrupted or is no longer available or suitable for Tenant’s requirements unless due to the negligence of Landlord, its agents, employees or contractors.

16.3 TENANT NOT TO OVERLOAD CIRCUITS. In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Premises would result in an overload of the electrical circuits servicing the Premises.

16.4 TENANT NOT TO EXCEED CAPACITY; LIGHT BULBS. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation. Landlord shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Premises at Tenant’s sole cost and expense. All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord’s property upon the expiration or sooner termination of this Lease.

ARTICLE 17

SUBORDINATION; ASSIGNMENT OF RENTS

17.1 SUBORDINATION TO MORTGAGES, ETC.

(a) This Lease is and shall be subject and subordinate to any ground or underlying lease (collectively called “Underlying Lease”) which may now or hereafter affect the Building and/or the Land and to any amendment, modification, renewal or extension of any such Underlying Lease. This Lease also is and shall be subject and subordinate to all mortgages which may now or hereafter affect any Underlying Lease, the Land and/or the Building, to each and every advance made thereunder and to all renewals, modifications, amendments, consolidations, replacements or extensions thereof. The landlord or lessor under any Underlying Lease is referred to herein as a “Overlandlord” and the secured party under any such mortgage is referred to herein as a “Mortgagee”. This clause shall be self-operative and no further instrument of subordination shall be required by any Overlandlord or Mortgagee. In confirmation of such subordination, Tenant, without cost or charge to Landlord, shall execute promptly any certificate or instrument of subordination that Landlord may reasonably request, provided that the same shall not increase Tenant’s obligations or decrease Tenant’s rights under this Lease (other than to a de minimis extent). Tenant hereby, irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute any such certificate or certificates or any such instrument or instruments for and on behalf of Tenant if Tenant shall fail or refuse to execute the same for ten (10) days after demand.

(b) Tenant agrees that if any Overlandlord or Mortgagee shall succeed to interest of Landlord under this Lease by foreclosure or otherwise, and the Overlandlord or Mortgagee elects in its sole discretion not to cause this Lease to be terminated in connection therewith, this Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Overlandlord or Mortgagee and Tenant upon all of the terms, covenants and conditions set forth in this Lease (it being understood that Tenant shall, if requested, enter into a new lease on terms identical to those in this Lease) and, in such event, Tenant shall attorn to Overlandlord or Mortgagee provided, however, that the provisions of such Underlying Lease or such mortgage shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and Overlandlord or Mortgagee shall not be (i) bound by any prepayment of rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord), (ii) bound by any waiver or forbearance under, or any amendment, modification, cancellation or surrender (in whole or in part) of this Lease made without the consent of such Overlandlord or Mortgagee, (iii) liable for any act, omission or default of any prior landlord (including Landlord) under this Lease (it being understood that the foregoing is not intended to relieve any such Overlandlord or Mortgagee of any liability arising by reason of its acts or omissions (x) from and after the date it succeeds to the interests of Landlord or (y) prior to the date it succeeds to the interests of Landlord if such default is continuing after such date of succession but then only to the extent such default occurred after the date of succession), (iv) bound by or subject to any (A) credits, offsets or abatements the rights to which first accrued prior to the date upon which Successor Landlord succeeded to the interest of Landlord under the Lease or (B) defenses or claims (except defenses or claims against Successor Landlord based on acts, omissions or other matters first occurring after Successor Landlord succeeded to the interest of Landlord under the Lease) that Tenant might have against any prior Landlord (including, without limitation, the then defaulting Landlord), (v) liable for performance of any work or installations or payment of any sums which are required to be made by Landlord under this Lease, or (vi) liable for any security deposit, in whatever form, provided by Tenant, unless such security deposit shall have been received in hand by such Overlandlord or Mortgagee. The provisions of this Section 17.1(b) shall be self-operative and no further instrument shall be required to give effect to these provisions.

(c) Tenant shall not do nor suffer nor permit any action which would constitute a default under any Underlying Lease or any mortgage which may now or hereafter affect any Underlying Lease, the Land and/or the Building, or cause any Underlying Lease to be terminated or forfeited by virtue of any right of termination or forfeiture granted to the Overlandlord by such Underlying Lease.

(d) In the event that (i) any Overlandlord or Mortgagee shall succeed to the interest of Landlord under this Lease by foreclosure or otherwise, (ii) as of the date of such succession, Landlord has not Substantially Completed the Base Work and (iii) such Overlandlord or Mortgagee succeeding to Landlord’s interest does not agree to Substantially Complete the Base Work, then Tenant, in Tenant’s sole discretion, shall have the right to terminate this Lease upon written notice delivered to Landlord and such Overlandlord and Mortgagee within thirty (30) days after such succession, time being of the essence.

17.2 RIGHTS OF MORTGAGEES, ETC. In the event of any act or omission by Landlord which would or may give Tenant the right to terminate this Lease or to claim a partial or total eviction (other than under Article 12 or with respect to Tenant’s termination rights if the Commencement Date does not occur by the outside date set forth herein), Tenant will not exercise any such right until:

(a) it has given written notice of any such act or omission to Landlord, and to any Overlandlord or Mortgagee whose names and addresses have previously been furnished to Tenant, and

(b) a reasonable period of time for remedying such act or omission shall have elapsed following such giving of notice during which the parties to whom such notice has been given, or any of them, have not commenced with reasonable diligence the remedying of such act or omission.

17.3 MODIFICATIONS REQUIRED BY LENDERS. If, in connection with obtaining temporary or permanent financing for the Land and/or Building, or any Underlying Lease, any lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer the execution of an agreement of modification of this Lease provided such modifications do not increase the monetary obligations of Tenant hereunder, or materially adversely affect the leasehold interest hereby created, or Tenant’s rights hereunder.

17.4 ASSIGNMENT OF LEASE TO MORTGAGEE, ETC. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to an Overlandlord or Mortgagee, Tenant agrees:

(a) that the execution thereof by Landlord, and the acceptance thereof by such Overlandlord or Mortgagee, shall never be treated as an assumption by such Overlandlord or Mortgagee of any of the obligations of Landlord hereunder, unless such Overlandlord or Mortgagee shall, by notice sent to Tenant, specifically otherwise elect; and

(b) that, except as aforesaid, such Overlandlord, or Mortgagee shall be treated as having assumed Landlord’s obligations hereunder only, in the case of a Mortgagee, upon foreclosure by such Mortgagee and the taking of possession of the Premises, or, in the case of an Underlying Lease, the assumption of Landlord’s position hereunder by such Overlandlord, any such assumption in each such case to be limited as set forth in Section 14.1(d). In no event shall the acquisition of title to the Building and/or the Land by a purchaser which, simultaneously therewith, leases the entire Building and/or the Land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

17.5 SUBORDINATION OF MORTGAGE, ETC., TO LEASE. Notwithstanding anything to the contrary set forth in this Article 17, if any Overlandlord or Mortgagee shall file in the office of the Register of the City of New York, New York County, an instrument in which such Overlandlord or Mortgagee shall subordinate its Underlying Lease or mortgage to this Lease, then and in such event such Underlying Lease or mortgage shall be subordinate to this Lease and the provisions of this Article 17, insofar as they would subordinate this Lease to that particular Underlying Lease or mortgage, shall be of no further force or effect.

ARTICLE 18

CERTAIN ADDITIONAL TENANT COVENANTS

In addition to the covenants contained elsewhere in this Lease, Tenant covenants, during the Lease Term and for such further time as Tenant occupies any part of the Premises:

(a) to pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and service inspections therefor and, as further Additional Rent, all charges for additional and special services rendered pursuant to Exhibit D;

(b) to keep the Premises equipped with all safety appliances (including without limitation fire extinguishers) required by law or ordinance or any other regulation of any public authority, to procure all licenses and permits so required because of any use made of the Premises or any portion thereof by Tenant, and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the uses to which Tenant is permitted to make of the Premises under the terms of this Lease;

(c) not to place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance expressly authorize. Tenant’s business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building;

(d) to pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises by whomever assessed;

(e) to pay on demand as Additional Rent, regardless of whether any default or Event of Default has occurred or whether any proceeding to enforce the Lease has been commenced, all costs and expenses, attorneys’ fees and disbursements and other fees incurred by Landlord in connection with (i) the enforcement by Landlord of any obligation of Tenant under this Lease; (ii) the preservation and enforcement of Landlord’s rights and remedies in connection with the Lease; (iii) any unsuccessful attempt by Tenant to enforce any obligation or purported obligation of Landlord under this Lease; (iv) any unsuccessful action or proceeding brought by Tenant against Landlord related to this Lease; and (v) any voluntary or involuntary bankruptcy case, proceeding or action by or on behalf of Tenant, including, without limiting the generality of the foregoing, any and all expenses and attorneys’ fees incurred by Landlord related to (A) the assumption or rejection of this Lease, including attempts by Tenant to extend any deadlines related to such assumptions or rejections; (B) the filing of proof(s) of claim by Landlord, and any defense of such proof(s) of claim; (C) the assignment of this Lease; and (D) the reorganization or liquidation of Tenant. This provision shall survive the termination of this Lease;

(f) to observe and comply with, and to cause its servants, employees, agents, visitors, licensees and sublessees to comply with, the Rules and Regulations set forth in Exhibit E and the Lab Rules and Regulations (as each of such rules and regulations may, from time to time, be adopted or amended in accordance with Section 20.13 hereof);

(g) to cause all of the windows in the Premises to be kept closed; to keep entirely unobstructed at all times all of the vents, intakes, outlets and grills; and to comply with and observe all reasonable regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning system;

(h) not to, either directly or indirectly (i) conduct business in the Premises in such a manner that would or may create or (ii) use any contractors and/or labor and/or materials if the use thereof, would or may create, any difficulty with other contractors and/or labor and/or materials engaged or used by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof. Without limiting any other provision of this Lease, all contractors, vendors and service providers requiring access to the Premises or the Building shall be subject to Landlord’s prior and continuing review and approval with respect to insurance, security and operational matters. This provision shall apply prior to, as well as during, the Lease Term; and

(i) to comply with all the terms covenants, covenants and conditions of the HireNYC requirements set forth on Exhibit J hereto.

ARTICLE 19

TENANT’S DEFAULT; LANDLORD’S REMEDIES

19.1 TENANT’S DEFAULT. This Lease and the Lease Term are subject to the limitation that Tenant shall be in default if, at any time during the Lease Term, any one or more of the following events (herein called an “Event of Default”) shall occur:

(a) if Tenant shall fail to pay any installment of the Annual Fixed Rent, or any Additional Rent, or any other charges for which provision is herein made, or any part thereof, when the same shall become due and payable and such failure shall continue for five (5) days after notice thereof from Landlord to Tenant (provided that if Tenant shall have failed to pay any such installment or other charge or portion thereof when the same becomes due and payable two (2) times during any Lease Year and Landlord shall in each case have given Tenant notice of such failure, then after such second time it shall be an Event of Default in the event Tenant thereafter during such Lease Year fails to pay any such installment or other charge or portion thereof on the date the same becomes due and payable, without notice (or, in the case of other charges which are payable on or subsequent to demand, further notice) from Landlord); or

(b) if the Premises shall become abandoned and such abandonment continues for more than thirty (30) days after notice from Landlord; or

(c) if an assignment or subletting shall occur or if Tenant’s interest in this Lease shall devolve upon or pass to any person or entity, whether by operation of law or otherwise, and whether directly or indirectly, except as expressly permitted by Article 13 hereof, or

(d) if Tenant fails to maintain any of the insurance required to be maintained by Tenant hereunder or to deliver certificates thereof when required hereunder and Tenant fails to remedy such default within five (5) days after notice by Landlord to Tenant specifying such default; or

(e) Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately jeopardize Landlord’s interest in the Property, the health or safety of any person, the operation of the Building or any Building system, or the business operations of any occupant (including, without limitation, Tenant’s failure to perform any Alterations during non-Operating Hours when required to do so by the terms of this Lease), and such failure continues for two (2) days after notice from Landlord to Tenant specifying such default; or

(f) if Tenant shall fail to perform or observe any other term, covenant, or condition of this Lease on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, or, if said default is curable but shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after receipt of notice thereof and/or fail continuously to prosecute the curing of the same to completion with due diligence, and in any event within such period of time as will prevent Landlord from being subjected to the risk of criminal liability or termination of any Underlying Lease or foreclosure of any mortgage; or

(g) if the estate hereby created shall be taken on execution or by other process of law; or

(h) (i) if Tenant shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(ii) if Tenant shall commence or institute any case, proceeding or other action (x) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(iii) if Tenant shall make a general assignment for the benefit of creditors; or

(iv) if any case, proceeding or other action shall be commenced or instituted against Tenant (x) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which either (1) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (2) remains undismissed for a period of sixty (60) days; or

(v) if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(vi) if Tenant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (ii), (iii), (iv) or (v) above; or

(vii) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within seven (7) Operating Days; or

(i) if Tenant fails to (A) deliver any Security Deposit, Letter of Credit, pre-paid rent, financial information, guaranty or other item required but not delivered upon the execution and delivery of this Lease within three (3) days after notice from Landlord to Tenant demanding same, provided, however, that Tenant’s failure to timely provide the initial Letter of Credit as replacement for the Cash Deposit pursuant to Section 20.22 shall constitute an immediate Event of Default hereunder for which Tenant shall not be entitled to such three (3) day notice and cure period or (B) timely deliver a Replacement Letter in accordance with the terms of Section 20.22(a), 20.22(b) or 20.22(d) hereof or (C) timely restore the Letter to the face amount then required under Section 20.22(b) hereof after Landlord has drawn upon the Letter; or

(j) if any representation or warranty made by Tenant herein or in any report, certificate, financial statement or other instrument, agreement or document furnished to Landlord shall have been materially false or misleading as of the date the representation or warranty was made.

19.2 TERMINATION.

(a) (i) If an Event of Default described in Section 19.1(h) hereof shall occur, or

(ii) if an Event of Default described in Sections 19.1(a),(b),(c),(d), (e), (f), (g), (i) or (j) shall occur and Landlord, at any time thereafter, at its option gives written notice to Tenant stating that this Lease and the Lease Term shall expire and terminate on the date specified in such notice, which date shall not be less than three (3) days after the giving of such notice, then this Lease and the Lease Term and all rights of Tenant under this Lease shall expire and terminate, as if the date on which the Event of Default described in clause (i) above occurred, or the date specified in the notice given pursuant to this clause (ii) above, as the case may be, were the date herein definitely fixed for the expiration of the Lease Term (except that Tenant shall continue liable as hereinafter provided) and Tenant immediately shall quit and surrender the Premises.

(b) Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 19.1(h) hereof, or by federal or state statute, then, following the expiration of any such stay, or if Tenant, or Tenant as debtor-in-possession or the trustee appointed in any such proceeding (being collectively referred to as “Tenant” only for the purposes of paragraph (b) of this Section 19.2) shall fail to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or, if Tenant shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on three (3) days’ notice to Tenant and upon the expiration of said three (3) day period this Lease shall cease and expire as aforesaid and Tenant shall immediately quit and surrender the Premises as aforesaid. Upon the termination of this Lease provided above, Landlord, without notice, may re-enter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

(c) If, at any time, (i) Tenant shall comprise two (2) or more persons, or (ii) Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant’s interest in this Lease shall have been assigned, the word “Tenant”, as used in clause (h) of Section 19.1, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under the Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said clause (h) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under this Section.

(d) The provisions of subdivisions (b) and (c) of this Section 19.2 apply only in respect of the circumstances described in subsection 19.1(h) and as such are not intended to constitute modifications of any of the provisions of Article 13 except in such circumstances.

19.3 RE-ENTRY; CONTINUED LIABILITY; RELETTING.

(a) If Tenant shall default in the payment of any installment of Annual Fixed Rent or any Additional Rent on any date on which the same becomes due and payable, and if such default shall continue for five (5) days after Landlord shall have given Tenant notice of such default, or if this Lease shall be terminated pursuant to or as provided in Section 19.2, Landlord and Landlord’s agents and employees may immediately or at any time thereafter re-enter the Premises, or any part thereof in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold, possess and enjoy the Premises again.

(b) If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re-entry, by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant covenants and agrees forthwith that,

(i) the Annual Fixed Rent (including, without limitation, an amount equal to the amount of Annual Fixed Rent which would have been payable during the Rent Concession Period) and Additional Rent shall become due thereupon and be paid by Tenant up to the time of such re-entry, dispossession and/or termination, together with such expenses as Landlord may incur for legal expenses, attorneys’ fees and disbursements, brokerage, and/or putting the Premises in good order, or for preparing the same for reletting;

(ii) Landlord may relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise (but shall have no obligation to do so), for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent;

(iii) Tenant or the legal representatives of Tenant shall also pay Landlord, as liquidated damages for the failure of Tenant to observe and perform Tenant’s covenants herein contained, amounts equal to the Annual Fixed Rent and Additional Rent which would have been payable by Tenant had this Lease not been so terminated, or had Landlord not so reentered the Premises, such payments to be made upon the due dates therefor specified herein following such termination or re-entry and continuing until the Expiration Date; provided, however, that if Landlord shall relet the Premises, Landlord shall credit Tenant, up to the amount due from Tenant, with the net rent received by Landlord for such reletting after deducting from the first installments of such rent received the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including legal expenses, attorneys’ fees and disbursements, brokerage commissions, alteration costs and other expenses incurred for keeping the Premises in good order or for preparing the same for reletting. Any suit brought to collect the amount of the aforesaid damages for any month or months shall not prejudice in any way the rights of Landlord to collect the damages for any subsequent month or months by a similar proceeding. Nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Lease Term would have expired if it had not been so terminated under or pursuant to Section 19.2, or under any provision of law, or had Landlord not re-entered the Premises.

(c) The terms “re-enter” and “re-entry,” as used herein, are not limited to their technical legal meanings.

19.4 LIQUIDATED DAMAGES. Landlord may elect, as an alternative to the damages and charges provided for in Section 19.3(b)(iii), and in lieu of all other such damages thereafter accruing, to have Tenant pay the liquidated damages provided for below, which election may be made by notice given to Tenant at any time after the termination of this Lease under or pursuant to Section 19.2, above, and whether or not Landlord shall have collected any damages as hereinabove provided in Section 19.3. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice, such a sum as at the time of such notice represents the amount of the excess, if any, of (i) the discounted present value, at a discount rate of [***], of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if Tenant had fulfilled all of its obligations hereunder, over and above (ii) the discounted present value, at a discount rate of [***], of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord (after deducting all reasonably estimated costs of reletting, including, without limitation, brokerage fees, advertising, required tenant improvements and concessions and attorneys’ fees) if the Premises were relet at the time of such notice for the remainder of the Lease Term at the fair rental value thereof at the time of such notice.

For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 19.4, (a) the total rent shall be computed by assuming Tenant’s Tax Payment and Tenant’s Share of Operating Expenses under Article 6 to be the same as were payable for the twelve (12) calendar months (or if fewer than twelve calendar months shall have elapsed since the date hereof, for the partial year, but annualized) immediately preceding such termination or re-entry, and (b) if the Premises or any part thereof shall have been relet by Landlord for the unexpired portion of the Lease Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent received upon such reletting shall be prima facie evidence of the fair rental value of the Premises, or part thereof, so relet during the term of such reletting.

19.5 RIGHTS IN THE EVENT OF TENANT’S BANKRUPTCY. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain, in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

19.6 WAIVER OF REDEMPTION, ETC.

(a) Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease or expiration of the Lease Term in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall reenter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the Term of this Lease after having been dispossessed or ejected therefrom by process of law, or otherwise.

(b) If Tenant is in arrears in the payment of Annual Fixed Rent or Additional Rent, Tenant waives its right, if any, to designate the item against which any payments made by Tenant are to be credited and Tenant agrees that Landlord may apply any payment made by Tenant to any items as Landlord may see fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payment shall be credited.

(c) Landlord, Tenant and all of Tenant’s successors, subtenants, and assignees (Tenant and all of Tenant’s successors, subtenants, and assignees are collectively for the purposes of this Section 19.6(c) referred to as “Tenant”), each hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant and Tenant’s use or occupancy of the Premises or any other claim (other than claim for personal injuries or property damage). It is further mutually agreed that if Landlord commences any summary proceedings for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in such proceeding (unless failure to impose such counterclaim would preclude or otherwise prejudice Tenant from asserting in a separate action the claim that is the subject of such counterclaim).

19.7 ADDITIONAL RIGHTS OF LANDLORD.

(a) In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right to obtain an injunction. The remedies to which Landlord may resort under this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may be lawfully entitled at any time and Landlord may invoke any remedies allowed at law or in equity as if specific remedies were not provided for herein.

(b) If this Lease shall terminate under or pursuant to Section 19.2, or if Landlord shall re-enter the Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of Tenant’s default hereunder, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any Annual Fixed Rent or Additional Rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under this Article or pursuant to law.

19.8 LANDLORD’S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until (i) Landlord shall have failed to perform such obligations within thirty (30) days (or, if an obligation is such that it cannot be performed within thirty (30) days, Landlord shall have failed to commence with reasonable diligence performance of the same within such thirty (30) day period) after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation, and (ii) Tenant has given notice to all parties as required under Section 17.2 hereof and such parties have not commenced the performance of such obligations within the time provided in Section 17.2.

19.9 FEES AND EXPENSES. If for any reason, any suit is initiated between Landlord and Tenant to interpret or enforce any provision of this Lease, the prevailing party in such suit shall be entitled to recover from the other party its legal costs, expert witness expenses, and reasonable attorneys’ fees, as fixed by the court. Subject to the immediately preceding sentence, Landlord shall be entitled to recover all reasonable costs and expenses, attorneys’ fees and disbursements and other fees incurred by Landlord in connection with (i) the enforcement by Landlord of any obligation of Tenant under this Lease; (ii) the preservation and enforcement of Landlord’s rights and remedies in connection with this Lease; (iii) any unsuccessful attempt by Tenant to enforce any obligation or purported obligation of Landlord under this Lease; (iv) any unsuccessful action or proceeding brought by Tenant against Landlord related to this Lease; and (v) any voluntary or involuntary bankruptcy case, proceeding or action by or on behalf of Tenant, including, without limiting the generality of the foregoing, any and all expenses and attorneys’ fees incurred by Landlord related to (A) the assumption or rejection of this Lease, including attempts by Tenant to extend any deadlines related to such assumptions or rejections; (B) the filing of proof(s) of claim by Landlord, and any defense of such proof(s) of claim; (C) the assignment of this Lease; and (D) the reorganization or liquidation of Tenant.

ARTICLE 20

MISCELLANEOUS

20.1 WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder.

No waiver by Landlord of any condition precedent to the execution or effectiveness of this Lease, nor any failure by Tenant to deliver any security deposit, letter of credit, pre-paid rent, financial information, guaranty or other item required upon the execution and delivery of this Lease, shall be construed as excusing satisfaction of any such condition or the delivery of any such item by Tenant, and Landlord reserves the right to declare the failure of Tenant to satisfy any such condition or deliver any such item a default under this Lease. Without limiting the foregoing, in no event shall Tenant be permitted to move into the Premises for the conduct of its business unless Tenant has delivered any security deposit, letter of credit, pre-paid rent, and/or guaranty required under this Lease. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates and then only to the extent of the amount of such payment. If Landlord and Tenant shall now or hereafter enter into any agreement for the renewal of this Lease at the expiration of the Lease Term, the execution of such renewal agreement between Landlord and Tenant prior to the expiration of the Lease Term shall not be considered a vested right in Tenant to such further term so as to prevent Landlord from terminating this Lease and any such extension or renewal thereof if Landlord became entitled so to do during the remainder of the original Lease Term; and if Landlord shall so terminate this Lease, any such renewal or extension previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension shall also be terminated thereby. Any right herein contained on the part of Landlord to terminate this Lease shall continue during any extension or renewal hereof and any default or Event of Default which occurs and is not cured prior to the commencement of a renewal term or extension of the Lease Term shall continue as such in and during such renewal term or extension of the Lease Term.

20.2 CONSENTS. Wherever in this Lease Landlord’s consent or approval is required and Landlord has expressly agreed in writing that such consent or approval shall not be unreasonably withheld, if Landlord shall refuse such consent or approval Tenant in no event shall be entitled to and shall not make any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant’s sole remedy in such circumstance shall be an action or proceeding to enforce any such provision by way of specific performance, injunction or declaratory judgment. Where Landlord has not so expressly agreed in writing, it is the express intent of the parties that any such consent shall be given or required only in the sole, absolute and unfettered discretion of Landlord, and may be withheld for any reason whatsoever.

20.3 QUIET ENJOYMENT. Landlord agrees that, upon Tenant’s paying the Annual Fixed Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the Premises during the term of this Lease, without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease and to the terms and conditions of all Underlying Leases and all mortgages which now or hereafter affect the Premises. This covenant shall be construed as running with the Land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in the Land and Building, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners and successors in interest of Landlord’s interest under this Lease, to the extent of their respective interests in the Land and Building, as and when they shall acquire same and then only for so long as they shall retain such interest.

20.4 SURRENDER.

(a) No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.

(b) Upon the expiration or earlier termination of the Lease Term, or upon any re-entry by Landlord of the Premises, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order, condition and repair, except for ordinary wear and tear, damage by fire or other casualty, if any, and other conditions requiring repair, if any, which are not the obligation of Tenant to repair under the terms of this Lease, and Tenant shall remove all of Tenant’s Property therefrom and shall restore the Premises to the extent required under any of the other provisions of this Lease. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any of Tenant’s Property and any Specialty Alterations required to be removed pursuant to this Lease. At Landlord’s option, Tenant shall also remove all wiring and cabling located in the Premises including, without limitation, those located in the ceiling plenums. Tenant’s obligations pursuant to this paragraph shall survive the expiration or sooner termination of the Lease Term. Tenant expressly waives, for itself and for anyone claiming through or under Tenant, any rights which Tenant may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this paragraph.

20.5 BROKER.

(a) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the brokers, persons or firms designated in Section 1.2 hereof. In the event any claim is made against Landlord by any other broker or agent alleging dealings with Tenant, Tenant shall defend Landlord against such claim, using counsel approved by Landlord, such approval not to be unreasonably withheld, and save harmless and indemnify Landlord on account of any loss, cost, damage and expense (including, without limitation, reasonable attorneys’ fees and disbursements) which may be suffered or incurred by Landlord by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the brokers, persons or firms designated in Section 1.2 hereof.

(b) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the brokers, persons or firms designated in Section 1.2 hereof. In the event any claim is made against Tenant by any broker or agent alleging dealings with Landlord, Landlord shall defend Tenant against such claim, using counsel approved by Tenant, such approval not to be unreasonably withheld, and save harmless and indemnify Tenant on account of any loss, cost, damage and expense (including, without limitation, reasonable attorneys’ fees and disbursements) which may be suffered or incurred by Landlord by reason of such claim.

20.6 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

20.7 PROVISIONS BINDING, ETC. The obligations of this Lease shall run with the Land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. The reference contained herein to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may hereafter give consent to a particular assignment as required by the provisions of Article 13 hereof. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any law to the contrary. Except as otherwise set forth in this Lease, the obligations of Landlord and Tenant under this Lease shall not survive the expiration or sooner termination of this Lease.

20.8 NO RECORDING. Tenant agrees not to record this Lease (whether directly or indirectly), or a memorandum or short form of this Lease or any other document related thereto.

20.9 NOTICES. Whenever, by the terms of this Lease, any notice, demand, request, approval, consent or other communication (each of which shall be referred to as a “notice”) shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be deemed sufficiently given or rendered if (i) hand delivered, or (ii) sent by certified or registered United States mail, postage prepaid, return receipt requested, or (iii) sent by reputable overnight delivery service, such as UPS or FedEx, as follows:

(i) If intended for Landlord, addressed to Landlord at the Present Mailing Address of Landlord set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice), Attention: Karen Noy, with a copy to:

Vinson & Elkins LLP

The Grace Building

1114 Avenue of the Americas

New York, New York 10036

Attention: Adam M. Endick, Esq.

(ii) If intended for Tenant, addressed to Tenant at the Present Mailing Address of Tenant set forth on the first page of this Lease until the date that Tenant occupies the Premises for the conduct of its business, and thereafter at the Premises, Attention: Blaine Davis, CFO, with a copy to:

Cooley LLP

55 Hudson Yards

New York, New York 10001

Attention: Daniel A. Goldberger, Esq.

In no event shall the validity of any notice actually given to Landlord or Tenant be affected by any failure to deliver copies of such notices to counsel as hereinabove provided. Any notice to be given by any party may be given by such party’s attorney. Notwithstanding anything to the contrary contained herein, rent bills and statements regarding Taxes and Operating Expenses shall be deemed sufficiently given or rendered if sent by regular United States mail.

20.10 WHEN LEASE BECOMES BINDING. Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.

20.11 HEADINGS. The Article and Section headings throughout this Lease and the Table of Contents hereof are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

20.12 SUSPENSION OF SERVICES.

(a) Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under Section 7.3 and Exhibit D when the necessity therefor arises by reason of accident, repairs, emergency, mechanical breakdown or governmental preemption or restriction, or when required by any law, order or regulation of any Federal, State, County or municipal authority, or as the result of the making by Landlord of any additions, improvements or installations in the Building or for any cause beyond the reasonable control of Landlord. Landlord shall use reasonable diligence to complete all required repairs or other necessary work as quickly as reasonably possible so that Tenant’s inconvenience resulting therefrom may be for as short a period of time as circumstances will reasonably permit. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment or suspension.

(b) Provided no Event of Default exists, if for any reason other than (i) the negligence, willful misconduct, breach of the provisions of this Lease or violation of law by Tenant Parties or (ii) on account of Force Majeure, Landlord shall fail to supply services, perform repairs or maintenance, provide access or comply with Laws, in any case which Landlord is obligated under the terms of this Lease to supply, perform, provide or comply with, for more than ten (10) consecutive Operating Days after written notice thereof is delivered by Tenant to Landlord, and as a result of such failure the Premises is rendered Untenantable, then, as Tenant’s sole and exclusive remedy, Tenant’s obligation to pay Annual Fixed Rent shall be abated on a pro rata basis, from and after the eleventh (11th) Operating Day after such notice to Landlord until such until such condition is cured or Tenant recommences use or occupancy of such portion of the Premises. “Untenantable” means that Tenant shall be unable to occupy and use the Premises (including due to lack of access) for the ordinary conduct of Tenant’s business, and that Tenant shall actually not be occupying or using the Premises or the applicable portion thereof for any use (other than emergency access).

20.13 RULES AND REGULATIONS.

(a) Landlord shall have the right, from time to time during the term of this Lease, to make reasonable and non-discriminatory changes in, and reasonable and non-discriminatory additions to, the rules and regulations set forth in Exhibit E, provided that such changes or additions:

(i) shall be similar to rules and regulations of comparable first-class office, laboratory and research buildings,

(ii) shall not apply to matters other than matters similar to those covered in the rules and regulations set forth in Exhibit E, and

(iii) do not unreasonably interfere with the use of the Premises by Tenant.

Said rules and regulations, as the same may be modified in accordance with this Section from time to time, are hereinafter called the “Rules and Regulations”.

(b) Landlord shall have the right, from time to time during the term of this Lease, to promulgate reasonable and non-discriminatory rules and regulations with respect to the use and operation of the laboratories in the Building, provided that such rules and regulations shall be similar to laboratory rules and regulations of comparable first-class office, laboratory and research buildings, and

Said rules and regulations, as the same may be modified from time to time, are hereinafter called the “Lab Rules and Regulations”.

(c) The right to dispute the reasonableness of any change in the Rules and Regulations or the Lab Rules and Regulations upon Tenant’s part, or the non-discriminatory nature of any such change in the Rules and Regulations or the Lab Rules and Regulations or their enforcement, shall be deemed waived unless the same is asserted by service of a notice upon Landlord within thirty (30) days after notice is given to Tenant of the adoption of any such change.

(d) Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the Lab Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant. Landlord shall not be liable to Tenant for violation of the Rules and Regulations or the Lab Rules and Regulations or of any other lease by other tenants or occupants of the Building, or their servants, agents, visitors or licensees.

(e) If any inconsistencies between this Lease and any Rules and Regulations (now existing or hereafter adopted) or Lab Rules and Regulations (now existing or hereafter adopted) shall be determined to exist, the provisions of this Lease shall prevail.

20.14 DEVELOPMENT RIGHTS. Tenant hereby expressly and irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Premises including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is defined in Section 12-10 of the Zoning Resolution of the City of New York effective December 15, 1961 and as subsequently amended) with respect to the Premises, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Property. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request and, in connection therewith, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant, such power of attorney being coupled with an interest.

20.15 ESTOPPEL CERTIFICATES. Each party agrees, at any time and from time to time, as reasonably requested by the other party, upon not less than ten (10) days’ prior notice, to execute and deliver to the other a written certified statement executed and acknowledged by an appropriate individual representing such party (a) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the then Annual Fixed Rent and Additional Rent, (c) setting forth the date to which the Annual Fixed Rent, Additional Rent and other charges, if any, have been paid, (d) stating whether or not, to the best knowledge of the signatory, the other party is in default under this Lease, and if so, setting forth the specific nature of all such defaults, (e) stating the amount of the security deposit, if any, held by Landlord under this Lease, (f) stating whether there are any subleases affecting the Premises, (g) stating the address of the person to which all notices and communication under this Lease shall be sent, (h) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, (i) if applicable, stating whether or not there are any amounts of contribution by Landlord towards the cost of Tenant’s work not yet advanced to Tenant, (j) stating what portion of the Premises Tenant is in possession and occupancy of pursuant to this Lease, (k) if applicable, all work required to be completed by Landlord in connection with preparing the Premises for Tenant’s initial occupancy has been completed by Landlord, and (l) as to any other matters reasonably requested by the party requesting such certificate. The parties acknowledge that any statement delivered pursuant to this Section 20.15 may be relied upon by others with whom the party requesting such certificate may be dealing, which may, for Landlord, include, without limitation, any purchaser or owner of the Land or the Building, or of Landlord’s interest (directly or indirectly) in the Land or the Building or any Underlying Lease, or by any Mortgagee or Overlandlord, or by any purchaser of the interest of any Mortgagee or Overlandlord (directly or indirectly) in the Land or the Building, or by any prospective or actual sublessee of the Premises or assignee of this Lease, or permitted transferee of or successor to Tenant. Together with its response to each such request hereunder, Tenant shall provide to Landlord a similar written statement certified to Landlord with respect to each sublease or other occupancy agreement from every subtenant and other occupant of the Premises.

20.16 SELF-HELP. Landlord may, but shall not be obligated to, cure, at any time, upon reasonable notice given to Tenant (except in any emergency where no such notice shall be required), any default by Tenant under this Lease without waiving or releasing Tenant from any obligations of Tenant in this Lease contained. All costs and expenses incurred by Landlord in curing a default, including, without limitation, attorneys’ fees, together with interest on the amount of costs and expenses so incurred at the Lease Interest Rate, shall be paid by Tenant to Landlord on demand, and shall be recoverable as Additional Rent.

20.17 HOLDING OVER. If Tenant remains in possession of the Premises after the expiration or other termination of the Lease Term, then, at Landlord’s option, Tenant shall be deemed to be occupying the Premises as a month-to-month tenant only, at a monthly rental equal to (i) for the first thirty (30) days of such holding over, the greater of (a) one hundred fifty percent (150%) of the Annual Fixed Rent and any Additional Rent payable hereunder during the last month of the Lease Term and (b) one hundred fifty percent (150%) of the then current market rent for the Premises and (ii) thereafter, the greater of (a) two hundred percent (200%) of the Annual Fixed Rent and any Additional Rent payable hereunder during the last month of the Lease Term and (b) two hundred percent (200%) of the then current market rent for the Premises, and otherwise on the terms and conditions set forth in this Lease, as far as applicable. Tenant shall also pay all Additional Rent payable under the terms of this Lease, prorated for each month during which Tenant remains in possession. Such month-to-month tenancy may be terminated by Landlord effective as of the last day of any calendar month by delivery to Tenant of notice of such termination prior to the first day of such calendar month. Landlord waives no rights against Tenant by reason of accepting any holding over by Tenant and Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, losses and liabilities for damages resulting from failure to surrender possession within forty-five (45) days after the Expiration Date, including, without limitation, any claims made by any succeeding tenant and any lost profits, and such obligations shall survive the expiration or sooner termination of this Lease. The provisions of this Section 20.17 shall not in any way be deemed to (i) permit Tenant to remain in possession of the Premises after the Expiration Date or sooner termination of this Lease, or (ii) imply any right of Tenant to use or occupy the Premises upon expiration or termination of this Lease and the Lease Term, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Lease Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 20.17. Tenant’s obligations under this Section 20.17 shall survive the expiration or earlier termination of this Lease.

20.18 RENT CONTROL. If any of the Annual Fixed Rent or Additional Rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of the laws and requirements of any public authorities, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rent which would have been paid pursuant to this Lease but for such legal rent restriction, less (ii) the rent actually paid by Tenant during the period such legal rent restriction was in effect.

20.19 COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts together shall constitute but one and the same instrument.

20.20 ENTIRE AGREEMENT. This Lease (including the Exhibits attached hereto and all supplementary agreements provided for herein) constitutes the entire agreement between the parties hereto and supersedes all prior dealings between them, and all negotiations, considerations, representations and understandings between Landlord and Tenant are merged herein. There are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof, and no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

20.21 NO PARTNERSHIP. The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

20.22 SECURITY DEPOSIT.

(a) Upon execution by Tenant of this Lease, Tenant shall deposit (the “Cash Deposit”) with Landlord, in cash, an amount equal to the Security Deposit as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Within [***] days after the date hereof, Tenant shall furnish to Landlord, at Tenant’s sole cost and expense, a clean, irrevocable and unconditional letter of credit (the “Letter of Credit”) drawn in favor of Landlord substantially in the form attached hereto as Exhibit F, and Landlord, within [***] Operating Days after receipt of the Letter of Credit, shall return to Tenant any portion of the Cash Deposit then held by Landlord. The Letter of Credit shall have a face amount equal to the amount of the Security Deposit and shall be assignable, upon request, to any Overlandlord, Mortgagee or successor to Landlord at no additional charge to Landlord. Any Letter of Credit which replaces the initial Letter of Credit delivered hereunder is referred to as a “Replacement Letter”. Any Replacement Letter shall be in a face amount at least equal to the Security Deposit then required hereunder. The initial Letter of Credit and any Replacement Letter are herein sometimes referred to simply as a “Letter”. Each Letter shall be issued by and drawn on a commercial bank acceptable to Landlord in its reasonable discretion and at a minimum having a long-term issuer credit rating from Standard & Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service. If the issuer’s credit rating is reduced below A, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a Replacement Letter that complies in all respects with the requirements of this Section within [***] days following Landlord’s written demand. If the issuer of any Letter held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity then, effective as of the date such receivership or conservatorship occurs, said Letter shall be deemed not to meet the requirements of this Section, and Tenant shall obtain from a different issuer a Replacement Letter that complies in all respects with the requirements of this Section within [***] days following the date such receivership or conservatorship occurs. In any event, Tenant shall, not later than [***] days prior to the expiration of the term of the initial Letter of Credit or any Replacement Letter, deliver to Landlord a Replacement Letter such that a Letter shall be in effect at all times after the date of this Lease until [***] days beyond the end of the Lease Term, and any extensions or renewals thereof, and thereafter so long as Tenant is in occupancy of any part of the Premises. If Tenant fails to deliver to Landlord a Replacement Letter within the time limits set forth in this Section, Landlord may, without limiting Landlord’s other rights or remedies on account of such failure, draw down the full amount of the existing Letter without notice or demand and retain and apply the proceeds thereof as substitute security subject to the provisions of this Section. Tenant shall be responsible for the payment of any and all costs incurred with the review of any Replacement Letter (including without limitation Landlord’s reasonable attorneys’ fees). Any and all fees or costs charged by the issuer in connection with the issuance, maintenance or transfer of the Letter shall be paid by Tenant. If a Letter is lost, mutilated, stolen, or destroyed, Tenant shall cooperate with Landlord to have the Letter replaced. The Security Deposit (whether a Letter, cash or other collateral) will not operate as a limitation on any recovery to which Landlord may be entitled.

(b) Landlord shall hold the Cash Deposit or Letter as security for the performance by Tenant of all obligations on the part of Tenant hereunder. If Tenant defaults in respect of any of Tenant’s obligations hereunder, including but not limited to payment of Annual Fixed Rent or Additional Rent, or if Tenant remains in occupancy of any part of the Premises beyond the expiration of the Lease Term, Landlord shall have the right from time to time, without notice and without prejudice to any other remedy Landlord may have on account thereof, and upon presentation of a certificate of demand, to draw upon the Cash Deposit or any Letter and apply any funds so drawn to Landlord’s damages arising from, or to cure, any default by Tenant, whether such damages accrue before or after summary proceedings or other reentry by Landlord. If Landlord shall so apply any funds, Tenant shall, within [***] days following Landlord’s written demand, restore the Cash Deposit or Letter to the face amount required hereunder or obtain a Replacement Letter. Landlord shall have the right to hold and draw upon the Cash Deposit or Letter pursuant hereto until [***] days after (i) the expiration of the Lease Term (or the applicable extension or renewal period, if any) or (ii) the date Tenant has vacated the Premises, whichever is later. If there then exists no default by Tenant in any of the terms or conditions hereof, Landlord shall return the Letter, or, if applicable, the remaining proceeds thereof, to Tenant. If Landlord conveys Landlord’s interest under this Lease, the Cash Deposit, any Letter or, if applicable, the proceeds thereof, shall be turned over and assigned by Landlord to Landlord’s grantee (or, at Landlord’s election, with respect to any Letter, Tenant shall furnish Landlord’s successor with a new Replacement Letter showing such successor as payee, provided that the original Letter then outstanding shall be simultaneously returned to Tenant). From and after any such transfer, assignment or return, Tenant agrees to look solely to such grantee for proper application of the funds in accordance with the terms of this Section and the return thereof in accordance herewith. No Overlandlord or Mortgagee shall be responsible to Tenant for the return or application of the Cash Deposit, any Letter, or, if applicable, the proceeds thereof, whether or not it succeeds to the position of Landlord hereunder, unless such Cash Deposit or Letter shall have been received in hand by, and assigned to, such Overlandlord or Mortgagee.

(c) On the [***] anniversary of the Rent Commencement Date (the “Burn Down Date”), provided (i) no Event of Default shall then exist and (ii) Tenant shall then have liquid assets and a tangible net worth, determined in accordance with GAAP, no less than Tenant’s liquid assets and tangible net worth so determined as of the date hereof (the foregoing conditions set forth in clauses (i) and (ii) being herein referred to as the “Burn Down Conditions”), Tenant shall have the right to reduce the amount of the Security Deposit (by delivery of a Replacement Letter or an amendment to the existing Letter) to an amount (the “Burn Down Amount”) equal to [***] monthly installments of the then current Annual Fixed Rent (it being acknowledged and agreed that the foregoing amounts described apply with respect to the Premises prior to the exercise of the Expansion Option and shall be adjusted as applicable after any exercise of the same). Landlord shall cooperate reasonably with Tenant to effect such reductions of the amount of the Letter of Credit. If on any Burn Down Date Tenant shall not have the right to reduce the Security Deposit due to the Burn Down Conditions not being satisfied, if the Burn Down Conditions subsequently become satisfied, then upon such satisfaction (and provided no Event of Default shall then exist), Tenant shall have the right to reduce the Security Deposit to the Burn Down Amount.

20.23 FINANCIAL STATEMENTS.

(a) Tenant represents and warrants to Landlord that (i) the financial statements of Tenant heretofore delivered to Landlord are true and correct and fairly reflect the financial condition and results of operation of Tenant and (ii) as of the date of this Lease, there has been no material adverse change in the condition, financial or otherwise, of Tenant from the date of such financial statements which could affect Tenant’s ability to perform its obligations hereunder.

(b) During the Lease Term, within ninety (90) days following the end of Tenant’s fiscal year and, from time to time, within ten (10) days after request from Landlord, Tenant shall deliver to Landlord a copy of Tenant’s financial statements for Tenant’s fiscal year just ended, certified by an independent certified public accountant as presenting fairly, in all material respects, the financial condition of Tenant and the results of its operations in accordance with GAAP; provided, however, that the foregoing shall be deemed satisfied if Tenant instead delivers to Landlord, annually, at the time the same is sent to Tenant's stockholders, a copy of Tenant's Annual Report to Stockholders in the form filed with the Securities and Exchange Commission.

(c) Any financial statements delivered by Tenant to Landlord, whether before or after the date of this Lease, may be delivered to and relied upon by any Overlandlord or Mortgagee or by other parties with whom Landlord may be dealing.

20.24 GOVERNING LAW, ETC. This Lease shall be governed by the laws of the State of New York applicable to agreements made and to be wholly performed within the State, as the same may from time to time exist. Landlord and Tenant agree that any claim or action relating to this Lease shall be brought and maintained exclusively in a state or federal court located in the Borough of Manhattan, State of New York, United States of America, and Tenant hereby submits to the jurisdiction of all such state and federal courts and waives any right to assert that such courts constitute an inconvenient forum. Tenant represents that it is not entitled to immunity from judicial proceedings and agrees that, in the event Landlord brings any suit, action or proceeding in New York or any other jurisdiction to enforce any obligation or liability of Tenant arising, directly or indirectly, out of or relating to this Lease, no immunity from such suit, action or proceedings will be claimed by or on behalf of Tenant.

20.25 CONDOMINIUM CONVERSION. Landlord may elect, at any time during the Term, to convert the Building to condominium ownership (a “Conversion”), and Tenant, at Landlord’s expense, shall cooperate with Landlord as reasonably requested by Landlord in connection with a Conversion, provided that:

(a) no Conversion shall have the effect of increasing any charges payable by Tenant under this Lease (including, without limitation, Tenant’s payments with respect to Taxes or PILOT), in each case above the amounts as could reasonably have been anticipated to have been payable in the absence of such Conversion and if any such increase shall result from such Conversion, then the amount of such increase shall be borne by Landlord and not by Tenant;

(b) the obligations of Landlord under this Lease shall, at Landlord’s option, either (i) continue to be performed and observed by Landlord as set forth herein, or (ii) shall have been assumed in writing by (A) the successor landlord with respect to obligations hereunder to be performed within the Premises, and (B) the board of managers or equivalent governing body of the condominium association, with respect to obligations hereunder affecting the Building and the Building systems outside of the Premises;

(c) no Conversion shall in any other manner have the effect of (i) increasing Tenant’s obligations or decreasing Tenant’s rights, or (ii) decreasing Landlord’s obligations (subject to Section 25.25(b) hereof) or increasing Landlord’s rights;

(d) the condominium declaration shall, if permitted by law, expressly provide that this Lease is superior thereto in all respects (or if not so permitted, Tenant shall be given a non-disturbance agreement reasonably satisfactory to Tenant); and

(e) no Conversion shall have any effect on the payment of brokerage commissions in connection with this Lease.

20.26 CONFIDENTIALITY OF LEASE. Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by law or the requirements of any securities, bond or commodities exchange applicable to Tenant, Tenant shall not disclose the same to any third party except for Tenant’s partners, lenders, accountants and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same. Except as regularly required by any securities, bond or commodities exchange applicable to Tenant, in the event Tenant is required by law to provide this Lease or disclose any of its terms, Tenant shall give Landlord prompt notice of such requirement prior to making disclosure so that Landlord may seek an appropriate protective order. If failing the entry of a protective order Tenant is compelled to make disclosure, Tenant shall only disclose portions of the Lease which Tenant is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed.

20.27 OFAC.

(a) As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the United States Treasury (“OFAC”) (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person that either may cause or causes Landlord to be in violation of any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 19.1(e) of this Lease and shall be covered by the indemnity provisions of Section 11.1 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

(b) As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that: (i) Landlord is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on the Specially Designated Nationals and Blocked Persons List maintained by OFAC; (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Landlord (and any person, group, or entity which Landlord controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person that either may cause or causes Landlord to be in violation of any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Landlord of the foregoing representations and warranties shall be deemed a default by Landlord under Section 19.1(e) of this Lease and shall be covered by the indemnity provisions of Section 11.1 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

20.28 ELECTRONIC SIGNATURES. The parties acknowledge and agree that, subject to the terms of this paragraph, this Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. “Electronic signature” shall mean faxed versions of an original signature or electronically scanned and transmitted versions (i.e., email of a pdf) of an original signature and, absent contrary written instructions by the transmitting party, the transmission of such an electronic signature by fax or email by one party hereto to the other party(ies) hereto shall constitute execution and delivery of this Lease by the transmitting party. Any party hereto executing this Lease by electronic signature shall promptly thereafter deliver such transmitting party’s original signature to this Lease to the recipient party(ies), but the failure to do so shall not affect the validity of this Lease.

20.29 BUILDING NAME AND SIGNAGE.

(a) The Building may be designated and known by any name Landlord may choose and such designated name may be changed from time to time in Landlord’s sole discretion. Tenant shall have no right to require Landlord to change the name of the Building, whether in connection with an assignment of this Lease or otherwise.

(b) Tenant shall have the right, at Tenant’s sole cost and expense and in accordance with the provisions of Article 8 hereof, to install Building standard signage on the entry doors to the Premises identifying the name of Tenant. Landlord shall provide directional signage identifying Tenant in the elevator vestibule on the floor on which the Premises are located.

20.30 IDA PILOT PROGRAM. Tenant acknowledges that each of Landlord and Tenant derive substantial benefit from the Agency Lease. As a material inducement to Landlord’s entering into this Lease, Tenant hereby agrees to the following:

(a) On the date of this Lease, Tenant shall deliver to Landlord the following:

(i)	A counterpart to the Rider to Tenant Lease Agreement (the “Rider”) in the form attached hereto as Exhibit H; and,

(ii)	A counterpart to the Living Wage Agreement (the “LW Agreement”) in the form attached hereto as Exhibit I.

(b) Tenant shall indemnify, defend and hold harmless Landlord Parties from and against any and all claims, damages, losses, actions, causes of actions, proceedings, liens, fines, penalties, costs, expenses and liabilities, including, without limitation, additional tax liabilities, arising out of (i) any “Event of Default” under the Agency Lease or any (ii) any claims made against Landlord by the IDA, the New York City Economic Development Corporation, any successor thereof or any other agency of New York City, occasioned by or arising out of any act or omission of Tenant including, without limitation, any act or omission resulting in a breach of any terms or conditions of the Rider, the LW Agreement or this Lease (including, without limitation, Sections 10.1 or 18(i) hereof).

20.31 EMISSIONS. Tenant shall be responsible for its allocable share of the payment, within thirty (30) days after demand as Additional Rent, of any portion of the fines, penalties and/or excess emissions charges incurred by Landlord in connection with applicable laws and requirements of public authorities (including, without limitation, Local Law 97) attributable to the consumption of utilities serving the Building in excess of the carbon or other emissions limit allocable to the Building (including, without limitation, Local Law 97), based on the Building’s emissions limit in the aggregate for such calendar year in question. In addition to the foregoing, in the event Landlord performs improvements to the Building required or designed to reduce emissions, the costs of such improvements shall be included in Operating Expenses, notwithstanding anything contained in Article 6 above to the contrary, as amortized over the useful life thereof in accordance with Section 6.2.1(x) hereof.

20.32 REGULATORY REQUIREMENTS.

(a) Tenant acknowledges that Landlord’s affiliate, [***] [***], is subject to certain securities industry rules and regulations, including, but not limited to, regulatory obligations applicable to an investment adviser registered with the U.S. Securities and Exchange Commission. For the term of this Agreement, Tenant will comply with all rules, policies and procedures reasonably required, and will reasonably cooperate with the Landlord and its affiliates as Landlord and its affiliates deem necessary, to fulfill their regulatory obligations.

(b) Tenant acknowledges that [***] is subject to U.S. securities laws that make it unlawful for any person to (i) purchase or sell the securities of a company as to which such person possesses material nonpublic information of the company (“MNPI”) or (ii) disclose MNPI to another person under circumstances in which it is reasonably foreseeable that another person may purchase or sell securities of a company on the basis of such MNPI. Tenant agrees to not convey any MNPI about an issuer to Landlord and its affiliates absent a non-disclosure agreement with Landlord and/or its affiliates.

20.33 LAB AREA AND LAB REQUIREMENTS.

(a) Tenant shall have the right, subject to and in accordance with the terms of this Lease, to use certain of Landlord’s furniture, fixtures, personal property and systems designated by Landlord (collectively, the “Lab Systems”), from time to time located in the Lab Area; provided, however, that Tenant shall use the Lab Systems in a manner that will not interfere with the rights of any tenants or occupants in the Building or the providers of the services associated with the Lab Systems.

(b) Landlord’s sole obligation for providing the Lab Systems shall be (i) to provide the Lab Systems determined by Landlord in the exercise of its sole and absolute discretion, and (ii) to contract with one or more third parties to maintain the Lab Systems that are deemed by Landlord in the exercise of its sole and absolute discretion to need periodic maintenance in accordance with the manufacturer’s or supplier’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the Lab Systems when they are not operational (including, but not limited to, any delays thereto due to the inability to obtain parts or replacements), Landlord shall have no obligation to provide Tenant with alternative, supplemental, temporary or back-up Lab Systems. Tenant acknowledges and agrees that Landlord, in its sole and absolute discretion, may (i) reduce the Lab Area or Lab Systems from time to time in response to a lack of usage by Tenant or obsolescence or similar reasons, (ii) increase, replace or otherwise modify the Lab Area or Lab Systems and/or resources therein from time to time in response to the needs of Tenant or (iii) reconfigure, relocate or otherwise modify the Lab Area and/or Lab Systems. Landlord shall have no liability for any such reduction, increase, replacement, reconfiguration, relocation or modification of the Lab Area or Lab Systems, and none of the foregoing shall reduce the Annual Fixed Rent payable by Tenant hereunder. Tenant acknowledges and agrees that any such increases, replacements, reconfigurations, relocations or modifications may result in an increase in Lab Costs, and Tenant agrees to pay for any increases in Lab Costs resulting from the same. The terms and provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

(c) Landlord makes no representations or warranties of any kind, express or implied, with respect to the Lab Area or Lab Systems, and Landlord disclaims any such representations or warranties. Without limiting the foregoing, Tenant expressly acknowledges and agrees that Landlord does not guaranty or warrant that the Lab Systems will be operational at all times, will be of sufficient capacity to accommodate Tenant’s use thereof, will be free of Hazardous Substances, or will function or perform adequately, and Landlord shall not be liable for any damages resulting from any failure of the Lab Systems.

(d) Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom, or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are reasonably acceptable to Landlord for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Lab Costs in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(e) If Tenant or any Tenant Party uses the Lab Area or the Lab Systems, Tenant shall comply with (or cause to be complied with) all applicable federal, state and local laws concerning any Regulated Medical Waste that Tenant or any subtenant or occupant of the Premises produces, brings on, keeps, uses, stores, disposes or treats in or about the Premises or transported from the Premises. Tenant shall also comply with all applicable federal, state and local laws related to the health and safety of its employees. “Regulated Medical Waste” means any substance, gas, material or chemical, or any part thereof, which is defined or included in the definition of “regulated medical waste” or words of similar import under any applicable laws and requirements of public authorities, including, but not limited to, Section 27-1502 of the New York Environmental Conservation Law, 42 U.S.C. Section 6901 et seq., the Medical Waste Tracking Act of 1988 and Track XIII of the New York State Public Health Law and the regulations promulgated thereunder. The terms and provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

(f) If Tenant or any Tenant Party uses the Lab Area or the Lab Systems and Tenant defaults in its obligations under this Section 20.33 or Section 20.13(b) hereof, Landlord shall have the right, in addition to any other rights and remedies available to Landlord pursuant to the terms and conditions of this Lease, to terminate this Lease, in which event this Lease shall terminate on the date fixed in Landlord’s notice.

20.34 RIGHT OF FIRST OFFER.

(a) Provided that at the time of such exercise and on the date the space is delivered to Tenant (1) there exists no Event of Default that has occurred and is then continuing, (2) this Lease is in full force and effect, and (3) Original Tenant is in actual occupancy of one hundred percent (100%) of the rentable square feet of the Premises (collectively, the "ROFO Conditions"), then if at any time balance of the 3rd floor of the Building becomes "available for leasing" or is anticipated to become "available for leasing", and Landlord desires to lease such space, Landlord shall (i) so notify Tenant (a "ROFO Notice"), (ii) identify the space available (the "Offered Space"), (iii) set forth the date (the "ROFO Delivery Date") on which Landlord anticipates that the Offered Space can be leased pursuant to the exercise by Tenant of its rights under this Section 20.34, which date shall be no sooner than thirty (30) days after the delivery of such ROFO Notice and (iv) set forth the Fair Market Rent for the Offered Space determined by Landlord as of the date of the ROFO Notice (the "ROFO Offer"). Original Tenant shall, within thirty (30) days after receipt of the ROFO Notice, by written notice (the "ROFO Election Notice"), either (I) accept the ROFO Offer (and state in Tenant’s notice whether Tenant accepts the Fair Market Rent specified by Landlord in the ROFO Offer for the Offered Space or, if Tenant does not accept such Fair Market Rent, specify Tenant’s determination of the Fair Market Rent of the Offered Space), or (II) reject the ROFO Offer, it being understood that Tenant’s failure to respond to the ROFO Offer as aforesaid shall be deemed a rejection thereof. Any election by Tenant to accept or reject the ROFO Offer shall be irrevocable. If Tenant fails to timely elect to exercise any option to lease any such Offered Space in accordance with this Section 20.34(a), then Tenant shall no longer be entitled to exercise the ROFO Option. Original Tenant's option to lease Offered Space under this Section 20.34 shall be referred to herein as the "ROFO Option".

(b) If Tenant accepts a ROFO Offer, Tenant shall, within thirty (30) days, subject to the terms of clause (d) below, after such election enter into an amendment to this Lease adding the Offered Space to the Premises and otherwise incorporating the terms contained in the ROFO Notice (or if Tenant does not accept the Fair Market Rent specified by Landlord in the ROFO Offer, then such amendment shall be entered into by Tenant within thirty (30) days after the date of the determination of the Fair Market Rent for the Offered Space as provided in this Section 20.34); provided, however, that Landlord shall have no obligation to enter into such amendment of this Lease, or make any such ROFO Offer, if at the time of entering into such amendment of this Lease, or making of such ROFO Offer, the ROFO Conditions are not then met. If Tenant shall fail to enter into such an amendment to this Lease within such thirty (30) day period and Landlord is willing to enter into such an amendment, then Tenant shall have no further rights under this Section 20.34 with respect to the Offered Space (it being agreed that time is of the essence with respect to the giving of such notice and the execution of such amendment), and Landlord shall be free to lease any or all of the Offered Space to a third party or parties from time to time on such terms and conditions as it may deem appropriate. If Tenant accepts the ROFO Offer, the Offered Space shall be delivered broom clean in its then “AS IS” condition (but free of any furniture and other personal property of the prior tenant) without representation or warranty by Landlord. Landlord shall have no obligation to remove improvements made to the Offered Space prior to delivery to Tenant, whether or not made by Landlord, nor shall Landlord have any obligation to prepare the Offered Space for Tenant’s occupancy.

(c) If, within sixty (60) days after receipt of the ROFO Notice, Landlord and Tenant fail to reach agreement on the determination of the Fair Market Rent to be paid by Tenant for the Offered Space, then either Landlord or Tenant shall initiate the arbitration proceedings for such determination by notice to the other, and by designating in such notice the name and address of a Qualified Arbitrator. Fair Market Rent for any Offered Space shall be determined in the same fashion as FMV for the Premises during a Renewal Term is determined pursuant to Section 3.4.3 and the provisions of the Section 3.4.3 for determining Fair Market Rent for the Premises during a Renewal Term shall apply, mutatis mutandis, in respect of a determination of Fair Market Rent for the Offered Space.

(d) Notwithstanding anything to the contrary contained herein, Annual Fixed Rent with respect to any Offered Space shall be equal to 100% of the Fair Market Rent for the Offered Space. If, pursuant to the preceding provisions of this Section 20.34, the Fair Market Rent for the Offered Space has not been determined as of the actual ROFO Delivery Date thereof, Tenant shall pay on account of Annual Fixed Rent for the Offered Space Landlord's determination thereof until such final determination is made, with necessary adjustments between Landlord and Tenant to be made retroactively, by credit against the next installment(s) of Annual Fixed Rent becoming due with respect to the Offered Space, after a final determination of the Fair Market Rent for the Offered Space as provided in this Section 20.34. Annual Fixed Rent with respect to the Offered Space shall commence to be payable on the actual ROFO Delivery Date.

(e) Notwithstanding anything to the contrary contained herein, Tenant may only exercise the ROFO Option if (A) Landlord then intends to market the Offered Space after the initial lease-up thereof, (B) Tenant exercises its option to lease all of the Offered Space under this Section 20.34 that Landlord so intends to market (unless Landlord specifies in the ROFO Notice that Landlord is marketing portions the Offered Space in separate segments) and (C) the Offered Space is contiguous to the Premises. The term of the leasing of the Offered Space shall be coterminous with the then current Term.

(f) In the event Landlord fails or is unable to deliver the entire Offered Space to Tenant on the estimated ROFO Delivery Date thereof as a result of the holding over of the prior tenant or for any other reason (other than Landlord’s willful refusal to deliver possession thereof to Tenant after such space has been vacated by the prior tenant thereof), Landlord shall not be subject to any liability whatsoever for such failure or inability to deliver possession, and the exercise of the ROFO Option shall remain effective, but the Annual Fixed Rent and Additional Rent shall not commence with respect to the Offered Space until the date on which the same is actually delivered to Tenant. The foregoing is intended to be “an express provision to the contrary” under Section 223-a of the New York Real Property Law or any successor statute of similar import.

(g) As used in this Sections 20.34, the term "available for leasing" shall mean that Landlord reasonably anticipates that such space shall be available for Tenant to lease in accordance with the terms of this Section 20.34 after the expiration or earlier termination of the initial lease with respect to such space. Notwithstanding the foregoing, Tenant's rights under this Sections 20.34 shall be subject and subordinate to (A) any option or commitment hereafter held by any existing or future tenant with respect to the Offered Space or any portion thereof and (B) the renewal or extension of an expiring lease with any such tenant with respect to the Offered Space.

(h) Notwithstanding anything to the contrary contained herein, Tenant shall not have any ROFO Option during the final five (5) years of the Term unless, simultaneously with the exercise of the ROFO Option, Tenant also exercises the Renewal Option, if then available.

Signatures on next page.

EXECUTED in one or more counterparts by persons or officers hereunto duly authorized on the date set forth in Section 1.2 above.

LANDLORD:

345 PAS HOLDING LLC,
a Delaware limited liability company

By:	/s/ Karen Noy
Name:	Karen Noy
Title:	Authorized Signatory

TENANT:

PROTARA THERAPEUTICS INC.

By:
Name:
Title:

EXECUTED in one or more counterparts by persons or officers hereunto duly authorized on the date set forth in Section 1.2 above.

LANDLORD:

345 PAS HOLDING LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

PROTARA THERAPEUTICS INC.

By:	/s/ Blaine Davis
Name:	Blaine Davis
Title:	CFO

EXHIBIT A

LAND

ALL that certain plot, piece or parcel of land. situate, lying and being in the Borough of Manhattan. City. County and State of New York. bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of 4th Avenue with the southerly side of 26th Street:

RUNNING THENCE easterly along the southerly side of 26th Street. 120 feet:

THENCE southerly parallel with 4th Avenue. 98 feet 9 inches to the center line of the block between 25th and 26th Streets;

THENCE westerly along the said center line of the block. 30 feet:

THENCE southerly and parallel with the easterly side of 4th Avenue. 98 feet 9 inches to the northerly side of 25th Street:

THENCE westerly along the northerly side of 25th Street, 90 feet to the easterly side of 4th Avenue:

THENCE northerly along the easterly side of 4th Avenue, 197 feet 6 inches to the southerly side of 26th Street. at the point or place of BEGINNING.

A-1

EXHIBIT B

PREMISES

The portion of the Building demised to Tenant pursuant to the Lease (the “Premises”) shall mean a portion of the rentable area on the third (3rd) floor of the Building substantially as shown on the floor plan(s) annexed to this Exhibit B and forming a part hereof within the outside walls of the Building, excluding the area occupied by Building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts, with their enclosing walls (but including the area occupied by the shafts and machinery for any private elevators, pneumatic tubes, conveyors, mail chutes and the like installed by Tenant, and the interior walls and partitions enclosing such shafts and machinery).

B-1

EXHIBIT C

WORK LETTER

[***]

C-1

SCHEDULE C-1

Base Work

[see attached]

Sch. C-1

SCHEDULE C-2

Scheduled Tenant Changes

[***]

Sch. C-2

SCHEDULE C-3

Test Fit

[see attached]

Sch. C-3

EXHIBIT D

LANDLORD’S SERVICES

[***]

D-1

SCHEDULE 1 TO EXHIBIT D

CLEANING SPECIFICATIONS

[***]

Sch. D-1

EXHIBIT E

RULES AND REGULATIONS

1. Tenant shall not obstruct or encumber the sidewalks, entrances, passages, courts, elevators, vestibules, or corridors and halls outside of the Premises, nor shall such areas be used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment which delivery shall be completed in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord.

2. No awnings, air-conditioning units, fans or other projections shall be attached to or project through the outside walls or windows of the Building. Tenant shall not attach, hang or use any curtains, blinds, shades or screens, other than either mylar shades or other curtains, blinds, shades or screens that conform to Building standards or are otherwise approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing (but subject to the provisions of the Lease, including, but not limited to, Article 8 thereof), Tenant, at its sole cost and expense, shall be permitted to install so called “black-out” shades in its conference rooms; provided, however, if any of such shades are visible from the outside of the Building, then Landlord shall have the right to approve the same, which approval may be granted or withheld in Landlord’s reasonable discretion. Tenant may not, under any circumstances apply mylar or other like films directly to Building glass. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design and bulb color approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

3. Except for signage required by applicable laws and requirements of public authorities or as otherwise provided in the Lease, Tenant shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering (collectively, “Tenant Advertisement”) on any part of the inside of the Premises if the same can be seen from the outside of the Premises. Except as otherwise expressly provided in the Lease, Tenant Advertisement may not be exhibited, inscribed, painted or affixed to any part of the outside of the Premises or the Building.

4. Tenant shall not permanently cover or obstruct the exterior windows that reflect or admit light into the Premises except as may be required by applicable laws and requirements of public authorities.

5. Tenant shall not, without Landlord’s prior written consent, place any showcases or other articles in front of or affix such articles to any part of the exterior of the Building, nor place such articles in the halls, corridors or vestibules (other than within the Premises but in all events Tenant shall comply with applicable laws and requirements of public authorities), nor shall any article obstruct any air-conditioning supply or exhaust.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of such fixtures in the Premises (or in the core bathrooms on the full floors of the Premises) shall be borne by Tenant unless caused by a Landlord Party.

7. Except as otherwise approved by Landlord or as otherwise permitted in accordance with the provisions of the Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building, and no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

8. Tenant, or any of Tenant’s servants, employees, agents, sublessees, visitors or licensees, shall not at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy and are properly safeguarded.

9. Tenant shall not install any additional locks or bolts of any kind upon any of the doors or windows, nor shall Tenant change existing locks or the mechanism thereof, unless Tenant promptly provides Landlord with the key or combination thereto. Tenant must, upon the termination of its tenancy, return to Landlord all keys to offices and toilet rooms and in the event of the loss of any keys furnished at Landlord’s expense, pay the cost thereof. Notwithstanding the foregoing, subject to the applicable provisions of the Lease, Tenant, at its sole cost and expense, shall have the right to install a card key or other electronic or other entry system for the Premises; provided that at all times Tenant has provided Landlord with such master card keys or other “master” access rights for such card key or other electronic or other entry system.

10. Tenant shall not bring into or store any bicycles, vehicles or animals of any kind (except for animals to assist the handicapped) in or about the Premises or the Building; provided, however, (i) Tenant may bring bicycles into the Premises via the loading dock and freight elevator during Operating Hours in accordance with applicable laws and requirements of public authorities, including, without limitation, the New York City Bicycle Access to Office Buildings Law, and (ii) nothing set forth herein shall modify the rights of Tenant to bring bicycles into the Building or the Premises to the extent provided by applicable laws and requirements of public authorities.

11. Tenant shall remove and bring any safes, freight, furniture or bulky matter of any description into or out of the Premises in the manner and during the hours (which must be scheduled in advance) which are agreed to by Landlord and Tenant. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area, as the same may be reinforced as permitted under the Lease, upon which it would stand, shall be brought into or kept upon the Premises. If, in the reasonable judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, Landlord shall so advise Tenant. Tenant shall be responsible for the payment of any and all costs incurred by Landlord as a result of any structural analysis, design or construction undertaken in response to Tenant’s request to bring and keep any such safes, freight, furniture or other bulky matter in the Premises.

12. Landlord reserves the right to exclude from the Building all persons who do not present a pass signed or approved by Landlord or Tenant or who otherwise do not comply with Building security procedures. Landlord may require any person leaving the Building with any package or other object taken from the Premises to exhibit a pass from Tenant. Tenant shall comply with the security procedures implemented following the mutual agreement of Landlord and Tenant including provisions for approving companies delivering food and the manner of delivery.

13. No delivery persons or messengers shall be permitted to use the Building passenger elevators.

14. Tenant shall, at its expense, provide reasonable quantities of artificial light for the Landlord’s employees doing janitor service or other cleaning, and making repairs or alterations in the Premises during such times as such parties are permitted to do so under the terms of the Lease.

15. Tenant’s requirements for above standard services will be addressed only upon written notice delivered to Landlord’s office at the Building. Building employees shall not perform any work or do anything outside of the regular duties unless under special instruction from the Landlord’s office.

16. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

17. Tenant shall use commercially reasonable efforts to prevent the use in any space, or in the public halls of the Building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, of any hand trucks except those equipped with rubber tires and side guards.

18. Tenant shall control access to the Premises in accordance with reasonable security procedures implemented upon the mutual agreement of Landlord and Tenant.

19. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, dangerous public excitement or other dangerous commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection or property in the Building.

20. Smoking is prohibited at all times throughout any portion of the Building, including, but not limited to, the entrances thereto and the roof garden.

21. Tenant shall not make, or permit to be made within the Building, any unseemly or disturbing noises or unreasonably disturb or interfere with occupants of the Building (in any instance by more than a de minimis extent) by the use of any equipment, machinery, musical instrument, radio, television or in any other way.

22. Landlord shall have the right to prohibit any advertising which refers to the Building which, in Landlord’s reasonable judgment, tends to impair the reputation of the Building and upon notice from Landlord, Tenant shall discontinue such advertising. The use of the Building address in the ordinary course of Tenant’s business shall not constitute an advertisement.

23. Prior to Tenant’s storing, placing, generating, manufacturing, refining, handling, or otherwise bringing on, in, under or around the Premises, the Building or Property any Hazardous Substances, Tenant shall notify Landlord of Tenant’s intention to do any of the foregoing and shall register with Landlord any such Hazardous Substances, including, without limitation, the quantity, storage and use of the same.

In the event of any inconsistencies between the provisions of the Lease and the provisions of this Exhibit E (as opposed to additional detail or information in this Exhibit E that shall not be considered inconsistencies for purposes of this sentence), the provisions of the Lease shall prevail.

EXHIBIT F

FORM OF LETTER OF CREDIT

[***]

F-1

EXHIBIT G

FORM OF COMMENCEMENT DATE AGREEMENT

Agreement made this ___ day of ________, 20__, between _______________, a __________________ having an office c/o Deerfield Management Company, L.P., 780 Third Avenue, 37th Floor, New York, NY 10017, Attention: Jonathan Isler, hereinafter referred to as “Landlord,” and _______________ _______________ a _______________ having an office at _____________________________________________ hereinafter referred to as “Tenant.”

W I T N E S E T H:

1. The parties have heretofore entered into a written Indenture of Lease, dated as of _______________, 20__, (hereinafter referred to as the “Lease”) for the leasing by Landlord to Tenant of certain space on the ____ ( ) floor(s) in the building known as 345 Park Avenue South, New York, New York, all as in the Lease more particularly described.

2. Pursuant to Article 3 of the Lease, Landlord and Tenant agree that the Commencement Date of the term of the Lease is _______________; the Rent Commencement Date is _______________; and that the Expiration Date is _______________.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Commencement Date Agreement as of the day and year first above written.

LANDLORD:

345 PAS HOLDING LLC,
a Delaware limited liability company

LANDLORD:

345 PAS HOLDING LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

By:

G-1

EXHIBIT H

RIDER TO TENANT LEASE AGREEMENT DATED DECEMBER 1, 2020

RIDER TO TENANT LEASE AGREEMENT DATED DECEMBER 1, 2020

LANDLORD:	345 PAS Holding LLC
TENANT:	PROTARA THERAPEUTICS INC.
FLOOR(S)/ UNIT(S):	Suite located on the 3rd Floor
TENANT’S EIN #:	20-4580525
PREMISES:	10,252 rentable square feet on the 3rd floor of the Building
AGENCY:	New York City Industrial Development Agency
COMPANY LEASE:	Company Lease Agreement, dated as of August 1, 2019, between 345 PAS Holding LLC and the Agency
AGENCY LEASE:	Agency Lease Agreement, dated as of September 1, 2019, between the Agency and 345 PAS Holding LLC
LEASE AGREEMENT	Lease Agreement, dated December 1, 2020, between 345 PAS Holding LLC, as Landlord, and ProTara Therapeutics, Inc., as Tenant

1. Acknowledgment and Release. Tenant acknowledges that pursuant to the Company Lease, the Agency holds a leasehold estate in the entire Premises, and Tenant releases the Agency from any past, present or future claims that Tenant has or may have against the Agency.

2. Representation Regarding Relocation. Tenant represents that as a result of entering into the Lease Agreement and this Rider, and upon completion of the construction occupying the Premises, it has not and will not have relocated or abandoned any plant or facility from outside of New York City (but within the State of New York).

3. Representation Regarding Conduct. None of the Tenant, the Principals of the Tenant, or any Person that is an Affiliate of the Tenant:

a.	is in default or in breach, beyond any applicable grace period, of its obligations under any written agreement with the Agency, NYCEDC or the City, unless such default or breach has been waived in writing by the Agency, NYCEDC or the City, as the case may be;

b.	has been convicted of a misdemeanor related to truthfulness and/or business conduct in the past five (5) years;

c.	has been convicted of a felony in the past ten (10) years;

d.	has received formal written notice from a federal, state or local governmental agency or body that such Person is currently under investigation for a felony criminal offense; or

e.	has received written notice of default in the payment to the City of any taxes, sewer rents or water charges, which have not been paid, unless such default is currently being contested with due diligence in proceedings in a court or other appropriate forum.

Capitalized terms used in this section have the meanings set forth below:

Affiliate means, with respect to a given Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such given Person.

City shall mean The City of New York.

Control or Controls, including the related terms “controlled by” and “under common control with”, shall mean the power to direct the management and policies of a Person (x) through the ownership, directly or indirectly, of not less than a majority of its voting securities, (y) through the right to designate or elect not less than a majority of the members of its board of directors or trustees or other Governing Body, or (z) by contract or otherwise.

Entity shall mean any of a corporation, general partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, governmental authority or governmental instrumentality, but shall not include an individual.

Governing Body shall mean, when used with respect to any Person, its board of directors, board of trustees or individual or group of individuals by, or under the authority of which, the powers of such Person are exercised.

NYCEDC shall mean New York City Economic Development Corporation, and any successor thereof.

Person shall mean an individual or any Entity.

Principals shall mean, with respect to any Entity, the most senior three officers of such Entity, any Person with a ten percent (10%) or greater ownership interest in such Entity, and any Person as shall have the power to Control such Entity, and “principal” shall mean any of such Persons.

4. Subordination. Tenant acknowledges and agrees that the Lease, as modified by this Rider, is subject and subordinate to the Agency Lease, and that any conflict between the terms of the Agency Lease and the terms of the Lease, as modified by this Rider, shall be resolved in favor of the Agency Lease.

5. Indemnity. Tenant agrees to defend, indemnify and hold harmless the Agency, its officers, directors, employees and agents from and against any and all losses, claims, suits, damages, costs, expenses and liabilities arising from or attributable to any act or omission of Tenant, its employees or agents in the use or occupancy of the Premises.

6. Insurance. Notwithstanding anything to the contrary contained in the Lease, as modified by this Rider, Tenant agrees to obtain and maintain Commercial General Liability insurance (“CGL”) on a per occurrence basis in the following amounts: minimum $[***] per occurrence and minimum $[***] in the aggregate per location. Tenant additionally agrees that:

(a) the CGL policy shall contain coverage for contractual liability, premises operations, and products and completed operations; and

(b) the CGL policy shall be written on Form CG-0001; and

(c) the CGL policy shall name the Agency as an additional insured; and

(d) Tenant shall provide to Landlord at least thirty (30) days before expiration of the CGL policy (and to the Agency upon the Agency’s request), an ACORD certificate evidencing that Tenant has obtained CGL coverage as required herein; and that such ACORD certificate shall indicate the Agency as an additional insured as follows:

“New York City Industrial Development Agency is an additional insured on a primary and non-contributory basis for Commercial General Liability which is written on Form CG-0001 without modification to the contractual liability or waiver-of-subrogation provisions therein, and covering the following premises: 345 Park Avenue South, New York, New York 10010.”

7. Employment Information. Tenant acknowledges that pursuant to the Agency Lease, Landlord is obligated to provide to the Agency employment information pertinent to all occupants of the building in which the Premises are located. Accordingly, Tenant agrees to provide to Landlord and, if requested by the Agency, to the Agency, information regarding Tenant’s employment at the Premises, including, but not limited to, the then-current New York State Department of Labor’s Form NYS-45, and the Agency’s employment and benefits report form for Tenants (or any successor form as may be required by the Agency as a result of a change in law or as required by New York State agencies).

8. Living Wage. Tenant agrees to comply with all of the terms, covenants and provisions of the Living Wage requirements set forth in Appendix A hereto.

9. HireNYC. Tenant agrees to comply with all of the terms, covenants and provisions of the HireNYC requirements set forth in Appendix B hereto.

10. Intentionally Omitted.

11. Use of Premises. Tenant shall occupy 10,252 RSF of the Premises for use by Tenant in its operations as general and administrative use for a pharmaceutical development organization.

12. Non-discrimination. Tenant hall not discriminate nor permit any of its Affiliates (as defined in Section 3 above) to discriminate against any employee or applicant for employment because of race, color, creed, age, sex or national origin. Tenant shall ensure that employees and applicants for employment with Tenant are treated without regard to their race, color, creed, age, sex or national origin. As used herein, the term “treated” shall mean and include the following: recruited, whether by advertising or other means; compensated, whether in the form of rates of pay or other forms of compensation; selected for training, including apprenticeship; promoted; upgraded; downgraded; demoted; transferred; laid off; and terminated.

13. Incorporation in Sublease Agreement; Third-Party Beneficiary. Tenant agrees and acknowledges that this Rider is a part of and is incorporated into the Lease; and that the Agency is a third-party beneficiary of the foregoing provisions of this Rider. Except where modified by this Rider, the terms and conditions of the Lease, as modified by this Rider, remain unmodified and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Rider as of the day and year first above written.

345 PAS HOLDING LLC,
(Landlord)

By:
Name:
Title:

PROTARA THERAPEUTICS INC.
(Tenant)

By:
Name:
Title:

EXHIBIT I

FORM OF LIVING WAGE AGREEMENT

[***]

I-1

EXHIBIT J

HireNYC

[***]

J-1

SCHEDULE 6.1.4(c)

Agency Lease PILOT Payment Schedule

[***]

J-2